US SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8 - K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): August 7, 2000


                          MEASUREMENT SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)


         NEW  JERSEY                  0-16085                22-2378738
     -------------------       --------------------         ------------
(State or Other Jurisdiction  (Commission File Number)      (Irs Employer
    of Incorporation or                                   Identification No.)
      Organization)



                80 LITTLE FALLS ROAD, FAIRFIELD, NEW JERSEY 07004
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (973) 808-1819
--------------------------------------------------------------------------------
                           (ISSUER'S TELEPHONE NUMBER)


   (Former name, former address and former fiscal year, if changed since last report)

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On August 7, 2000 (the "Closing Date") Measurement Specialties, Inc. (the "Registrant") acquired assets and selected liabilities of both the U.S. and U.K. operations of TRW Schaevitz Sensors (Schaevitz) from TRW, Inc (TRW). A total of $17.7 million was paid in cash to TRW financed with senior debt obtained through an expansion and restructuring of the Registrant's credit facility as discussed further in Item 5 (other events). A copy of the press release announcing the acquisition is attached as Exhibit 2000.5, the Asset purchase agreement between the Registrant and TRW is attached as Exhibit 2000.6, and the Revolving Credit, Term Loan and Security Agreement is attached as Exhibit 2000.7.


ITEM  5.  OTHER  EVENTS.

     On August 7, 2000, Measurement Specialties, Inc. (the "Registrant") entered into a Revolving credit, term loan and Security agreement with First Union National Bank, The Chase Manhattan Bank, and summit Bank. The agreement provides for a six year, $25.0 million term loan bearing interest at the Eurodollar Rate plus 3.25%, which shall be reduced to no lower than the Eurodollar Rate plus 2.75% based upon earning before interest, taxes, depreciation and amortization and $15.0 million revolving credit facility. The revolving credit facility bears interest at the Eurodollar Rate plus 2.75% (which shall be reduced to no lower than the Eurodollar Rate plus 2.25% based upon earning before interest, taxes, depreciation and amortization). The availability under the revolving credit facility expires August 4, 2002. The agreement requires the Registrant to maintain minimum interest coverage ratios, maximum leverage ratios, limits capital expenditures and advances to Subsidiaries and requires consent for the payment of dividends. A copy of the Revolving credit, term loan and Security agreement is attached as Exhibit 2000.7



ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     The Registrant will file the required financial statements of business acquired within 60 days of the last date on which this Report of Form 8-K was required to be filed.

(b)  Pro Forma Financial Information.

     The Registrant will file the required pro forma financial information within 60 days of the last date on which this Report of Form 8-K was required to be filed.

(c)  Exhibits.

     2000.5 Press release regarding the acquisition dated August 7, 2000.
     2000.6 Asset  Purchase  Agreement  dated as of August 7, 2000  between  the
            Registrant and TRW.
     2000.7 Revolving credit, term loan and Security agreement dated August 7, 2000 between Registrant and First Union National Bank.

                                   SIGNATURES



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     MEASUREMENT  SPECIALTIES,  INC.
                                     (Registrant)






                                      /s/  Kirk  J.  Dischino
                                     ------------------------
Date:  August  22,  2000             Kirk  J.  Dischino
                                     Chief  Financial  Officer

EXHIBIT  2000.5
---------------



                                [GRAPHIC OMITED]

                      MEASUREMENT SPECIALTIES, INC. (Logo)





Contact:  Joseph  R.  Mallon,  Jr.,  CEO
          Kirk  J.  Dischino,  CFO
          973  808-1819
          Boutcher  &  Boutcher,  Investor  Relations
          Aimee  Boutcher
          973  239-2878
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

              MEASUREMENT SPECIALTIES ACQUIRES SCHAEVITZ(R) SENSORS
                     NEARLY DOUBLING ONGOING SENSOR REVENUES

Fairfield, NJ, August 7, 2000 - Measurement Specialties, Inc. (AMEX: MSS) announced today that it has acquired the assets and selected liabilities of both the U.S. and U.K. operations of TRW Schaevitz(R) Sensors from TRW, Inc.

     Schaevitz(R)  Sensors,  with  calendar  1999  sales  of  approximately  $28 million, designs, manufactures, and markets low to medium volume, rugged industrial sensors using strain gage, linear variable differential transformer
(LVDT), reluctive, and capacitive technologies. Schaevitz(R) sensor product families include displacement, tilt, fluid level, pressure and other products. With operations in Hampton Virginia, and Slough, UK, Schaevitz(R) Sensors serves a diverse, worldwide, highly regarded customer base. The purchase price of $17.7 million was financed with senior debt obtained through an expansion and restructuring of the Company's credit facility.

     Joseph R. Mallon Jr, CEO, said, "Schaevitz(R) is a widely recognized and respected sensor brand name. The company pioneered LVDT sensor technology. Its products are known for high quality, advanced design, and superior engineering. This acquisition nearly doubles Measurement Specialties' ongoing sensor revenues which are expected to be approximately fifty per cent of revenues for the current fiscal year. The addition of UK manufacturing and additional strong European sensor distribution, significantly strengthens the ability of our Sensor business to serve European customers. Schaevitz(R) Sensors is profitable, and will significantly contribute to earnings as we reduce costs using our low cost, offshore, manufacturing capability."

     Kirk J. Dischino, Chief Financial Officer, said, "In connection with the acquisition, we restructured and expanded our debt facilities. We have now have a six-year, $25 million term note, and a revolving credit line of $15 million. The debt was syndicated among First Union National Bank, the lead bank, The Chase Manhattan Bank, and Summit Bank. We are pleased to be associated with such well respected financial institutions"

     Measurement Specialties, Inc., designs, develops, manufactures, and sells electronic sensors, and sensor-based, consumer products. The Company's products include sensors for high volume industrial applications, body-weight, kitchen, and postal scales, electronic tire pressure gauges, parking aids, and distance estimators.

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward looking statements may be identified by such words or phases as "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projected", "may", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ materially include: conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in identifying, financing and integrating acquisition candidates;
changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an announced active acquisition program. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.

                                 CONFERENCE CALL

A conference call discussing the acquisition will be held Monday, August 7, 2000 beginning at 2:30 PM (Eastern). To participate, please dial 1-888-276-0003 prior to start time. A recording of the call will be available for 30 days by dialing 1-800-475-6701, and entering access code 532833. The call will be simultaneously broadcast over the Internet and available for 90 days thereafter at http://www.vcall.com.

EXHIBIT  2000.6
---------------











================================================================================



                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------



                                     Between



                          MEASUREMENT SPECIALTIES, INC.


                                       And


                          TRW SENSORS & COMPONENTS INC.



                           Dated as of August 4, 2000



================================================================================

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------


     This AGREEMENT OF PURCHASE AND SALE (this "Agreement") is dated as of August 4, 2000, and is between Measurement Specialties, Inc. ("Purchaser"), a New Jersey corporation, and TRW Sensors & Components Inc. ("TSC"), a Virginia corporation.


                                    RECITALS

     A. The TRW Sensors and Components Division of TSC (the "Division"), TRW Limited (formerly Lucas Limited and referred to herein as "Lucas") and Lucas
Schaevitz Limited, have engaged in the business (the "Business") of manufacturing and selling at premises in Hampton, Virginia, USA, and Slough, UK, tilt, displacement and pressure transducers (including the Genesis product line) and transmitters, panels, fluid level sensors, inclinometers and accelerometers and factoring encoders (collectively, the "Products"). Lucas and Lucas Schaevitz Limited are referred to herein as the "Lucas Companies".

     B. Purchaser desires to purchase from TSC, and TSC desires to sell to Purchaser, the Business on and subject to the terms and conditions set forth in this Agreement.


                              TERMS AND CONDITIONS
                              --------------------

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, Purchaser and TSC hereby agree as follows:


                                    ARTICLE I
                               GENERAL PROVISIONS
                               ------------------

     1.1     DEFINITIONS:  Appendix  1.1  to  this  Agreement  sets  forth  the
             -----------
definitions of certain terms used in this Agreement. In this Agreement those terms shall have the meanings set forth on Appendix 1.1 when identified with initial capital letters.

     1.2     OTHER  DEFINITIONS  AND  MEANINGS; INTERPRETATION:  For purposes of
             -------------------------------------------------
this Agreement, the term "parties" means (except where the context otherwise requires) Purchaser and TSC; the term "Person" includes any natural person, firm, association, partnership, corporation, governmental agency or other entity other than the parties; and the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole. The table of contents and the headings of the Articles and Sections of this Agreement have been included for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to are in United States Dollars.

     1.3     TSC'S  KNOWLEDGE:  Where a statement contained in this Agreement is
             ----------------
said to be to "TSC's knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review and in reliance on due diligence certifications, both as described in Appendix 1.3, the individuals listed on Appendix 1.3 believe the statement to be true and accurate in all material respects.


                                   ARTICLE II
                                PURCHASE AND SALE
                                -----------------

     2.1     TRANSACTION:  On  and  subject  to the terms and conditions of this
             -----------
Agreement,

          (a) at the Closing, Purchaser will purchase from TSC, and TSC will sell, transfer and assign to Purchaser, all of the Acquired Assets;

          (b) at the Closing, Purchaser will assume and become directly and solely responsible for the payment or discharge of all of the Assumed Liabilities;

          (c) Purchaser will pay the Aggregate Purchase Price as herein provided; and

          (d) at the Closing, the transactions involving the Lucas Acquired Assets and Lucas Assumed Liabilities of the Lucas Companies described in
     Section 6.5 will be consummated pursuant to the Lucas Purchase Agreement.

Notwithstanding such transaction, TSC and Lucas will retain the Excluded Assets and the Excluded Liabilities.

     2.2     ACQUIRED  ASSETS:  Subject only to the provisions of this Agreement
             ----------------
and the Other Agreements, the term "Acquired Assets" means all assets, properties and rights of every nature, kind and description of TSC held by the Division as of the Closing which relate to the Division's conduct of the Business consistent with past practices, including, without limitation, all assets reflected on the Closing Balance Sheet, but excluding the Excluded Assets. Without limiting the generality of the foregoing, the Acquired Assets will include all of TSC's right, title and interest in and to the following assets used by TSC in the Division's conduct of the Business as of the Closing, but excluding the Excluded Assets:

          (a) All notes and accounts receivable;

          (b) All transferable prepaid and similar items, including, without limitation, all prepaid expenses, deferred charges, advance payments and other transferable prepaid items;

          (c) All inventories, wherever located, including, without limitation, inventories of raw materials, components, assemblies, subassemblies, work-in-process, finished goods, replacement parts, spare parts, operating supplies and packaging;

          (d) All of the right, title and interest of the Lucas Companies under the Slough Lease, in and to the Slough Facility, together with any security deposits held by the lessor and all rights of the lessee thereunder;

          (e) All personal property (whether as owner, lessor, lessee or otherwise, and subject to the ISIT System Agreement), including, without limitation, all machinery, equipment, tooling, dies, molds, jigs, patterns, gauges, materials, handling equipment, furniture, office equipment, computer equipment (but with respect to computer equipment, only to the extent specifically identified on the asset ledger of the Division in Part F of the Disclosure Package), cars, trucks and other vehicles;

          (f) To the extent assignable, all Assumed Contracts, including, without limitation, all such items relating to orders, contracts and commitments for the purchase of goods and/or services, including, without limitation, all such items relating to the purchase of capital, tooling, products and supplies;

          (g) To the extent assignable, all causes of action, rights of action and warranty and product liability claims against other persons;

          (h) To the extent transferable or assignable, all Intellectual Property, whether as owner assignee, inventor, employer of an inventor, licensor, licensee or otherwise including, without limitation, all patents, trademarks, trade names, copyrights, trade secrets, technical information, manufacturing processes and techniques, designs, drawings and other know-how, together with all proceeds and royalties accruing thereon from and after the Closing;

          (i) To the extent transferable or assignable, all Permits; and

          (j) Subject to the provisions of Section 7.3, all business books and records related to the conduct of the Business, consistent with past practices, and located upon the premises of the Business at Closing, including, without limitation, all financial, operating, inventory, legal, personnel, payroll, and all customer lists, records, telephone numbers, accounting, VAT and credit records and all sales and promotional literature, correspondence and files.

     2.3     EXCLUDED  ASSETS:  Subject only to the provisions of this Agreement
             ----------------
and the Other Agreements, the term "Excluded Assets" means the following rights, properties and assets of TSC as the same shall exist as of the Closing:

          (a) All cash and cash equivalent items held by or for the account of TSC as of the Closing, including, without limitation, certificates of deposit, time deposits, marketable securities, negotiable instruments and the proceeds of accounts receivable paid on or prior to the Closing Date;

          (b) All rights, properties and assets of TSC or TRW used by TSC or TRW in businesses other than (and not in) the Business;

          (c) All rights, properties and assets which shall have been transferred or disposed of by the Division prior to the Closing in transactions conducted in the ordinary course of business and not in breach of this Agreement;

          (d) Any ownership interest in the Hampton Facility, or other right, title or interest in the Hampton Facility, except to the extent set forth in the Hampton Lease;

          (e) With respect to TSC, TRW, the Division and the Lucas Companies, all current and deferred income, sales, use and VAT tax assets and refunds (including interest, if any) of TSC, TRW, the Division or the Lucas Companies arising out of the conduct of the Business prior to the Closing;

          (f) The names and trademarks and any right to use the names and trademarks "TRW", "Lucas", "LucasVarity", and the related trademarks, corporate names and trade names incorporating "TRW" or the stylized "TRW" logo ", "Lucas" or the stylized "Lucas" logo, "LucasVarity" or the stylized "LucasVarity" logo (collectively, the "Retained Marks"), which are used by TRW Inc., its subsidiaries and affiliates as part of any trademark or trade name;

          (g) All insurance claims made by or available to TSC and all rights to refunds under insurance policies attributable to any period of time; and

          (h) All assets, whether or not used by TSC in the conduct of the Business, which are identified as Excluded Assets on Appendix 2.3 to this Agreement.

     2.4     ASSUMED  LIABILITIES:  Subject  to the provisions of this Agreement
             --------------------
and the Other Agreements, the term "Assumed Liabilities" means all of the following obligations and liabilities arising out of the conduct of the Business other than the Excluded Liabilities:

          (a) All liabilities and obligations of the Business arising out of, resulting from or relating to all categories referenced on the Closing Balance Sheet, whether of assets, liabilities or otherwise as described on in the Supplemental Accounting Principles;

          (b) To the extent assignable, all liabilities and obligations of TSC under Contracts, including, without limitation, rights arising as a direct consequence of the assignment of such Contracts by TSC to Purchaser hereunder, which (i) are less than One Hundred Thousand Dollars ($100,000) or, if not readily quantifiable, are not material to the Business; (ii) are
     (A) greater than One Hundred Thousand Dollars ($100,000) or, if not readily quantifiable, are material to the Business, and (B) identified on Part I of the Disclosure Package ("Assumed Contracts") or (iii) are in fact assigned to and assumed by Purchaser at or after Closing;

          (c) All liabilities and obligations arising out of, resulting from or relating to claims that have not been resolved or settled prior to the Closing relating to either express warranties extended by TSC prior to the Closing in the ordinary course of the conduct of the Business (e.g. warranties for the repair, replacement or refund of the purchase price of such warranted Products) or warranties or obligations implied or provided by law, including but not limited to those that relate to the Spearfish Products, as defined below, provided that, with respect to liabilities and
                                  -------------
     obligations arising out of express warranties extended by TSC other than in the ordinary course of the conduct of the Business ("Extraordinary Warranty Liabilities"), including by way of example but not limitation, consequential damages (e.g., a customer's labor costs associated with repair and replacement of such affected Product), Purchaser shall be obligated to pay (i) in each of the first three years following the Closing twenty per cent (20%) of such Extraordinary Warranty Liabilities, and (ii) one hundred per cent (100%) of such Extraordinary Warranty Liabilities thereafter. With respect to Extraordinary Warranty Liabilities arising out of the sale by Lucas prior to Closing of pressure sensors related to the "Spearfish customer project" and having a serial number identified on Appendix 2.4(c) of this Agreement and manufactured at the Slough Facility (the "Spearfish Products"), (x) during the first five (5) years following the Closing, the Purchaser shall be obligated to pay in any such year twenty per cent (20%) of such Spearfish Products Extraordinary Warranty Liabilities , and (y) one hundred per cent (100%) of such Spearfish Products Extraordinary Warranty Liabilities thereafter (provided, however, that nothing in this section shall be deemed to cause Purchaser to assume any obligation for "product liabilities", which shall remain Excluded Liabilities as described in Section 2.5(c) below).;

          (d) TSC's obligations arising or to be performed after the Closing under all Permits issued to and maintained by TSC or the Lucas Companies in connection with the operation of the Business and the Acquired Assets, to the extent such Permits are renewed, reissued, transferred or assigned to Purchaser; and

          (e) All liabilities and obligations arising out of Purchaser's obligations under Article VIII hereof.

Notwithstanding the Purchaser's assumption of the Assumed Liabilities, the Purchaser reserves all rights to seek indemnification pursuant to Article IX hereof for TSC's breach of any representations and warranties regarding the foregoing except to the extent the Closing Balance Sheet is adjusted pursuant to
Section  2.7  to  reflect  such  breach.

     2.5     EXCLUDED  LIABILITIES:  Subject to the provisions of this Agreement
             ---------------------
and the Other Agreements, the parties expressly agree that the term "Excluded Liabilities" means:

          (a) All liabilities and obligations, whether or not arising out of the conduct of the Business, which are identified as Excluded Liabilities on Appendix 2.5 to this Agreement;

          (b) Any and all duties, liabilities and obligations with respect to environmental matters of any kind or nature whatsoever respecting the Business, the Acquired Assets, the Hampton Facility or the Slough Facility occurring or existing on or before the Closing Date;

          (c) Except to the extent specifically set forth in Section 2.4(c), all liabilities and obligations for "product liabilities", whether arising out of, resulting from or relating to claims, founded upon negligence, strict liability in tort and/or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property occurring after the Closing and arising out of a defect or alleged defect in a Product sold by the Division before the Closing or by Purchaser after the Closing;

          (d) Any and all other duties, liabilities and obligations which are not Assumed Liabilities;

          (e)  Any  and  all  liabilities   and  obligations   with  respect  to
     Extraordinary Warranty Liabilities, other than such liabilities and obligations described in clauses (i) and (ii) of the first sentence of
     Section 2.4(c); and

          (f) Any and all liabilities and obligations with respect to Spearfish Products Extraordinary Warranty Liabilities, other than such liabilities and obligations described in clauses (x) and (y) of the second sentence of
     Section 2.4(c).

     2.6     AGGREGATE PURCHASE PRICE:  For purposes hereof, the term "Aggregate
             ------------------------
Purchase Price" means Seventeen Million Six Hundred Eighty Nine Thousand Dollars ($17,689,000) (which is the aggregate of (i) the amount of cash consideration to be paid by Purchaser to TSC under this Agreement, and (ii) the amount of cash consideration to be paid by UK Purchaser to Lucas under the Lucas Purchase
Agreement),  plus  or  minus  the  amount  of  the  Adjustment.
             ---------------

     2.7     ADJUSTMENT:  The  Adjustment  will  be  determined  as  follows:
             ----------

          (a) Closing  Audit:  Promptly  after the  Closing,  TSC will prepare a
              --------------
     special purpose balance sheet (the "US Closing Balance Sheet") of the Acquired Assets and Assumed Liabilities as of the Closing under this Agreement and will cause Lucas to prepare a special purpose balance sheet (the "Lucas Closing Balance Sheet") of the Lucas Acquired Assets and Lucas Assumed Liabilities as of the Closing under the Lucas Purchase Agreement. The US Closing Balance Sheet and the Lucas Closing Balance Sheet are collectively referred to herein as the "Closing Balance Sheet". TSC and Lucas shall (and shall cause the Auditors to) provide Purchaser and its representatives reasonable access to the information upon which the Closing Balance Sheet and Auditors' Report were based for purposes of facilitating Purchaser's review thereof. Purchaser will make available or cause to be made available such Transferred Employees as TSC and Lucas may reasonably need in order to assist in the timely preparation and audit of such Closing Balance Sheet. Promptly after preparing such Closing Balance Sheet, TSC and Lucas, shall provide a copy thereof to Purchaser, and, at TSC's sole cost, will cause Messrs. Ernst & Young LLP (the "Auditors"), independent certified public accountants, to audit such Closing Balance Sheet in order to determine the Acquired Assets and the Assumed Liabilities under this Agreement and the Lucas Acquired Assets and the Lucas Assumed Liabilities under the Lucas Purchase Agreement. Within twenty (20) Business Days after the Closing under this Agreement and the Lucas Purchase Agreement, or as soon thereafter as reasonably possible, TSC will cause the Auditors to deliver to Purchaser, TSC and Lucas a report (the "Auditors' Report") based on the audit stating the aggregate book value of assets included in the Acquired Assets, the aggregate book amount of liabilities included in the Assumed Liabilities, the aggregate book value of assets included in the Lucas Acquired Assets, the aggregate book amount of liabilities included in the Lucas Assumed Liabilities, as the same were (or should have been) reflected in the books of TSC and Lucas as of the Closing (under this Agreement and the Lucas Purchase Agreement) in accordance with the accounting principles described in Section 2.7(c) of this Agreement. Purchaser, if it so elects, shall have the right, on a not to interfere basis, to have its own independent certified public accountants or internal auditors at Purchaser's expense observe the audit to be conducted by the Auditors and to inspect the final work papers generated by the Auditors in preparation of the Auditors' Report.

          (b) Review by Purchaser:  Following  receipt of the Auditors'  Report,
              -------------------
     Purchaser and the UK Purchaser will be afforded a period of twenty (20) Business Days to review the Auditors' Report. At or before the end of that period, Purchaser and the UK Purchaser will either (i) accept the Auditors' Report in its entirety, in which case the aggregate book value of assets included in the Acquired Assets and the Lucas Acquired Assets, and the aggregate book amount of liabilities included in the Assumed Liabilities and the Lucas Assumed Liabilities, will be deemed to be as set forth on the

     Auditors' Report, or (ii) deliver to TSC, Lucas and the Auditors written notice and a detailed written explanation of those items in the Auditors' Report that Purchaser disputes, together with payment of the amount of the Adjustment not in dispute (if it is positive), in which case the aggregate book value of the Acquired Assets and the Lucas Acquired Assets and the aggregate book amount of the Assumed Liabilities and Lucas Assumed Liabilities not affected by the disputed items will be deemed to be as set forth on the Auditors' Report and the items identified by Purchaser and the UK Purchaser shall be deemed to be in dispute. Purchaser and the UK Purchaser shall not be entitled to dispute or otherwise disagree with the treatment of any matter or issue in the Auditors' Report unless the amount in dispute, on an item by item basis within each major account title on the Closing Balance Sheet (e.g., Accounts Receivable), in the aggregate, exceeds Twenty-Five Thousand Dollars ($25,000). In addition no account shall be taken of events that occur or information that emerges after the expiration of twenty (20) Business Days following receipt of the Auditors' Report from TSC.

     Within a further period of fifteen (15) Business Days from the end of the aforementioned review period of Purchaser and the UK Purchaser, the parties will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to a second nationally-recognized firm of certified public accountants mutually acceptable to TSC and Lucas and Purchaser. The aggregate book value of Acquired Assets and Lucas Acquired Assets and aggregate book amount of Assumed Liabilities and Lucas Assumed Liabilities affected by such unresolved disputed items (if any) will be determined by such second firm in accordance with the accounting principles described in
     Section 2.7(c) of this Agreement within fifteen (15) Business Days of such reference. The decision of such second firm will be nonappealable and incontestable by TSC, Lucas, Purchaser or the UK Purchaser and will not be subject to collateral attack by any party for any reason.

          (c)  Accounting  Principles:  The aggregate book value of the Acquired
               ----------------------
     Assets and the Lucas Acquired Assets, and the aggregate book amount of the Assumed Liabilities and the Lucas Assumed Liabilities will be determined in accordance with the accounting policies, practices and principles described on Appendix 2.7(c) (the "Supplemental Accounting Principles"). Only assets and liabilities which are or should have been (in the case of any adjustments pursuant to Section 2.7(b)) reflected on the Closing Balance Sheet will be taken into account for purposes of determining the Closing Net Book Value. For assets and liabilities, if any, included or to be included in the Auditors' Report not specifically addressed in the Supplemental Accounting Principles, such assets and liabilities will be recorded by TSC or Lucas, as applicable, in a manner acceptable under United States (and not United Kingdom) generally accepted accounting principles applied consistently with prior accounting practices of the Business.

          Assets and liabilities subject to the provisions of the Shared Assets Agreements and Shared Liabilities Agreements, will be recorded in the Auditors' Report consistently with the treatment required by those agreements.

          (d) Base-Line Net Book Value:  The Base-Line Net Book Value will be an
              ------------------------
     amount equal to Ten Million One Hundred Seventy Four Thousand Dollars ($10,174,000).

          (e)  Determination  of Closing  Net Book  Value:  The Closing Net Book
               ------------------------------------------
     Value will be an amount equal to the aggregate book value of assets included in the Acquired Assets and the Lucas Acquired Assets minus the
                                                                       -----
     aggregate book amount of liabilities included in the Assumed Liabilities and the Lucas Assumed Liabilities as of the Closing, both as determined under Sections 2.7(a) and (b) hereof.

          (f)  Amount  of   Adjustment:   The   post-closing   adjustment   (the
               -----------------------
     "Adjustment") shall be determined as follows: If the Closing Net Book Value is no more than Three Hundred Thousand Dollars ($300,000) greater than or less than the Base-Line Net Book Value, then the Adjustment will equal zero. If the Closing Net Book Value is greater than the Base-Line Net Book Value by more than Three Hundred Thousand Dollars ($300,000), then the Adjustment will be a positive amount equal to the amount over $300,000 by which the Closing Net Book Value is more than the Base-Line Net Book Value. If the Closing Net Book Value is less than the Base-Line Net Book Value by more than Three Hundred Thousand Dollars ($300,000), then the Adjustment will be a negative amount equal to the amount over $300,000 by which the Closing Net Book Value is less than the Base-Line Net Book Value. The Aggregate Purchase Price will finally be determined on the date the amount of the Adjustment is finally determined.

     2.8     PAYMENT  OF  AGGREGATE  PURCHASE  PRICE:  Purchaser  and  the  UK
             ---------------------------------------
Purchaser  will  pay  the  Aggregate  Purchase  Price  as  follows:

          (a) At the Closing, Purchaser and the UK Purchaser will pay the Aggregate Purchase Price of Seventeen Million Six Hundred Eighty Nine Thousand Dollars ($17,689,000), of which (i) $11,398,000 shall be paid to TSC under the terms of this Agreement, (ii) $1,000,000 (the "Escrow Amount") shall be deposited into an escrow account (the "Escrow Account"), to be held subject to the terms of the Escrow Agreement, the form of which is attached hereto as Appendix 2.8, and (iii) $5,291,000 shall be paid to Lucas under the terms of the Lucas Purchase Agreement; and

          (b) Within ten Business Days after the final determination of the Aggregate Purchase Price pursuant to Section 2.7(f) hereof, if the Adjustment required by Section 2.7(f) is a positive amount, Purchaser will pay to TSC, and will cause the UK Purchaser to pay to Lucas, as applicable, the aggregate amount of the Adjustment, allocated pursuant to the purchase price allocation set forth on the Allocation Schedule or as otherwise mutually agreed to by the parties, and if such Adjustment is not paid within such ten days, then interest shall accrue thereon (compounded monthly) at the Prime Rate for the period from the Closing Date through and including the date on which the Adjustment is paid.

          (c) In the event that the Escrow Amount is repaid to the Purchaser pursuant to the terms of the Escrow Agreement, such amount shall be treated as an adjustment to the Aggregate Purchase Price allocated to this Agreement.

     2.9     REFUND  OF  PURCHASE  PRICE:  If the Adjustment required by Section
             ---------------------------
2.7(f) is a negative amount, TSC will refund to Purchaser, or will cause Lucas to refund to the UK Purchaser, as applicable, the aggregate amount of the Adjustment, allocated pursuant to the purchase price allocation set forth on the Allocation Schedule or as otherwise mutually agreed to by the parties, within ten Business Days after the final determination of the Aggregate Purchase Price pursuant to Section 2.7(f) hereof, and if such Adjustment is not paid within such ten days, then interest shall accrue thereon (compounded monthly) at the Prime Rate for the period from the Closing Date through and including the date on which the Adjustment is paid.

     2.10     METHOD  OF  PAYMENT:  All  payments  hereunder  shall  be  in U.S.
              -------------------
Dollars  made  by  delivery  to  the  payee

               (a) by depositing, by bank wire transfer, the required amount (in immediately available funds) in an account of the payee, which account shall be designated by the payee for such purpose at least five (5) Business Days prior to the date of the required payment; or

               (b) in all other cases, of one or more bank cashiers checks (in immediately available funds) drawn on a bank or banks reasonably acceptable to the payee and payable to the order of the payee.

     2.11     SET OFF:  The obligations of TSC and Lucas or Purchaser and the UK
              -------
Purchaser, as the case may be, to pay the Adjustment as determined in accordance with the provisions of Section 2.7(f) hereof will be final, absolute and unconditional and will not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense (other than payment itself) or other right which any party may have or allege to have against another for any reason whatsoever.

     2.12     TOTAL  CONSIDERATION:  The  total  consideration  (the  "Total
              --------------------
Consideration") paid by Purchaser pursuant to this Agreement and the Lucas Purchase Agreement will be the sum of:

          (a)     The  Aggregate  Purchase  Price,  plus
                                                    ----

          (b)     The  amount  of  Assumed  Liabilities,  plus
                                                          ----

          (c)          The  amount  of  Lucas  Assumed  Liabilities.

     2.13     ALLOCATION  OF  CONSIDERATION:
              -----------------------------

          (a) The Total Consideration will be allocated among the Acquired Assets of the Division purchased from TSC and the Lucas Acquired Assets purchased from the Lucas Companies as set forth on Appendix 2.13(a) (the "Allocation Schedule").

          (b) The allocations set forth on each of the Allocation Schedule will be increased or decreased by the amount of the Adjustment attributable to the Division or Lucas Companies covered by such Adjustment.

          (c) The allocation increases or decreases determined under Section 2.13(b) will be further allocated among the categories of assets and liabilities appearing on the Allocation Schedule as appropriate to reflect the nature of the Adjustment.

          (d) TSC and Purchaser will file and, if applicable, TSC will cause the Lucas Companies and Purchaser will cause its nominees, if any, to file all income and franchise tax returns on the basis established in this Section
     2.13 and will take no position contrary to or inconsistent with such basis with any taxing authority with which any such returns are filed.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1     TSC'S  GENERAL  REPRESENTATIONS  AND  WARRANTIES:  TSC  hereby
             ------------------------------------------------
represents  and  warrants  to  Purchaser  the  following:

          (a)   Organization   and   Existence:   TSC  is  a  corporation   duly
                ------------------------------
     incorporated, validly existing and in good standing under the laws of the State of Virginia. TSC is duly qualified to transact business in any jurisdiction where the nature of the Acquired Assets and conduct of the Business by TSC so require (except where the failure to be so qualified would not constitute a material and adverse effect).

          (b) Power and  Authority:  TSC has full power and authority  under its
              ---------------------
     Amended Articles of Incorporation and Regulations and the laws of the State of Virginia to execute, deliver and perform this Agreement.

          (c) Authorization:  TSC has duly executed and delivered this Agreement
              -------------
     to Purchaser. The execution, delivery and performance of this Agreement by TSC, and all actions otherwise necessary on the part of TSC to consummate the transactions contemplated hereunder, have been duly authorized by all requisite corporate action on the part of TSC.

          (d) Binding Effect:  This Agreement  constitutes the legal,  valid and
              ---------------
     binding obligation of TSC, enforceable against TSC in accordance with its terms.

          (e) No Default:  Neither the execution and delivery of this  Agreement
              -----------
     by TSC nor TSC's full performance of its obligations hereunder will (i) contravene the terms or provisions of TSC's Articles of Incorporation or Amended and Restated Bylaws (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against, TSC or the Acquired Assets, (iii) result in or constitute a Default under any Contract which is applicable to, binding upon or enforceable against, TSC or the Acquired Assets, or (iv) except to the extent contemplated by Section 4.6 below, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any court or tribunal.

          (f)  Finders:  TSC has not engaged and is not  directly or  indirectly
               -------
     obligated to any person acting as a broker or finder or in any similar capacity in connection with the transactions contemplated hereby except W.
     Y. Campbell and Company.

          (g) No Knowledge of Purchaser  Default:  TSC has no knowledge that any
             -----------------------------------
     of Purchaser's representations and warranties are untrue, or that Purchaser is in default under any term or provision of this Agreement.

          (h)  Representations  and  Warranties  True: All  representations  and
               --------------------------------------
     warranties of TSC in this Agreement, including, without limitation, TSC's representations and warranties contained in Section 3.2 are true as of the date hereof, and will be true as of the Closing (as if such representations and warranties were made anew as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement and with respect to the effect of the passage of time upon material in the Disclosure Package which specifies information at or as of a certain date).

     3.2     TSC'S  REPRESENTATIONS  AND  WARRANTIES  CONCERNING  THE DISCLOSURE
             -------------------------------------------------------------------
PACKAGE: TSC has previously delivered to Purchaser the disclosure package related to the Business (the "Disclosure Package"), which consists of seventeen
(17) Parts, consecutively lettered A-Q inclusive. TSC hereby represents and warrants to Purchaser that the Disclosure Package contains the information required by Appendix 3.2 hereto. In addition, TSC hereby represents and warrants to Purchaser the following with respect to the Business:

          (a) Financial  Statements:  Except as otherwise disclosed on Part A of
              ---------------------
     the Disclosure Package, the special purpose financial statements contained in Part A of the Disclosure Package (the "Current Financial Statements")
     (i) were prepared using accounting policies, practices and procedures set forth on Appendix 3.2(a), and (ii) present fairly in all material respects, in accordance with such principles, the financial position and results of operations of the Business as of the dates and for the periods therein set forth, subject only to normal year-end adjustments in the case of those statements which relate to interim periods.

          (b) Intentionally Reserved.

          (c)  Receivables:  Except  as  otherwise  disclosed  on  Part C of the
               -----------
     Disclosure Package, (1) TSC or Lucas has Ownership of all notes receivable and accounts receivable listed on Annexes C-1 and C-2 to Part C; and (2) all receivables are Valid Receivables.

          (d)  Inventories:  Except  as  otherwise  disclosed  on  Part D of the
               -----------
     Disclosure Package, (1) TSC or Lucas has Ownership of all inventories described on Part D; (2) except for inventory reserves reflected on the balance sheets of the Business, all such inventories, whether of raw materials, components, assemblies, subassemblies, work-in-process or finished goods are valued on the books of the Division or Lucas in accordance with the Supplemental Accounting Principles; and (3) the inventory is of good and merchantable quality in all material respects, consistent with the ordinary course and historical practices of the Business. Part D of the Disclosure Package lists the locations of all Inventories.

          (e)  Real  Estate:  Except  as  otherwise  disclosed  on Part E of the
               ------------
     Disclosure Package, (1) TSC has Ownership of the real properties listed as "owned" on Annex E-1 to Part E (the "Fee Premises") and the Lucas Companies have valid leasehold interests to use and occupy the real property listed as "leased" on Annex E-2 to Part E (the "Leased Premises"), subject to the terms of such leases and to the possible effect of bankruptcy, insolvency or similar proceedings in the event of a lessor's bankruptcy or insolvency or the effect of a condemnation or confiscation of the Leased Premises; (2) the Leased Premises are free and clear of any Encumbrances on such rights to use and occupy, except as do not affect the occupancy or use of the Leased Premises; (3) neither TSC nor any of the Lucas Companies has received a written notice from the lessor alleging that the Lucas Companies are in Default under any lease of the Leased Premises; (4) the Leased Premises that are used in the Business are in good repair and condition, normal wear and tear excepted; (5) neither TSC nor the Lucas Companies has received notice of any condemnation proceeding or confiscation with respect to any portion of the Leased Premises, or any access thereto, and to TSC's knowledge, no such proceeding or confiscation is contemplated by any Governmental Authority; and (6) neither TSC nor the Lucas Companies has received notice of any special assessment which may affect the Leased Premises, and to TSC's knowledge, no such special assessment is contemplated by any Governmental Authority.

          (f) Personal  Property:  Except as otherwise  disclosed on Part F, (1)
              ------------------
     TSC or Lucas has Ownership of all tangible personal property owned by TSC or Lucas; (2) in all material respects, TSC or the Lucas Companies has the right under valid and subsisting leases to possess and control as lessee (subject to the terms of such leases and to the possible effect of bankruptcy, insolvency or similar proceedings in the event of a lessor's bankruptcy or insolvency or the effect of a condemnation or confiscation of the leased property) all of the tangible personal property leased by TSC or the Lucas Companies; (3) neither TSC nor any Lucas Companies has received a written notice from the lessor alleging it is in Default under any lease, which Default is likely to have a material and adverse effect on the Business; and (4) the tangible personal property listed on Part F, which has not been written off by TSC or Lucas, is in reasonably good condition and repair, ordinary wear and tear excepted.

          (g) Debt Instruments: Except as otherwise disclosed on Part G, neither
              ----------------
     TSC nor Lucas is in Default under any note, bond, debenture, mortgage, indenture, security agreement, guaranty or other instrument of indebtedness, which Default is likely to have a material and adverse effect on the Business.

          (h)  Litigation:  Except for workers'  compensation  claims and as set
               ----------
     forth on Part H, (1) there presently exists no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to TSC's Knowledge, threatened, against, by or affecting, TSC, Lucas or relating to the Business or the Acquired Assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, (2) there has been no action, suit or other legal or administrative proceeding or governmental investigation against, by or affecting TSC or Lucas relating to the Business or the Acquired Assets during the twelve (12) months prior to Closing, and (3) there presently exists no outstanding orders, decrees, stipulations or agreements issued by any Governmental Authority in any proceeding or agreed to by TSC or Lucas to which TSC or Lucas are a party which have not been complied with in full by TSC or Lucas to the extent applicable thereto.

          (i)  Contracts:  Except as otherwise  disclosed on Part I, (1) each of
               ---------
     the Contracts listed on Part I is a valid and binding obligation of TSC or Lucas, as the case may be, and, to TSC's knowledge, the other party or parties thereto, enforceable against such party or parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; (2) neither TSC nor Lucas, as the case may be, has terminated, canceled or substantially modified, nor has any other party thereto given notice of termination, cancellation or substantial modification of, any Contract which termination, cancellation or modification is likely to have a material and adverse effect on the Business; (3) neither TSC nor the Lucas Companies, as the case may be, nor, to TSC's knowledge, any other party thereto is (i) in default under any material Contract as listed in Item 4 of Part I, or (ii) in Default under any other Contract identified in Part I, which Default is likely to have a material and adverse effect on the Business, and (4) neither TSC nor Lucas, as the case may be, nor, to TSC's knowledge, any other party thereto, has terminated, canceled or substantially modified, any Contract (including the price, quantity and delivery terms thereof) related to the sale of raw materials, supplies, merchandise and other goods to the Purchaser, which termination, cancellation or modification is likely to have a material and adverse effect on the Business.

          (j) Intellectual Property:  Except as otherwise disclosed on Part J of
             ----------------------
     the Disclosure Package:

               (i) and except for software licensed from third parties in the ordinary course of the Business, (1) TSC or Lucas has Ownership of the Intellectual Property listed as "owned" on Annexes J-1, J-2, J-3 and J-4 to Part J, except to the extent of an Encumbrance not having a material and adverse effect on the item listed; (2) TSC or Lucas has the right under valid and subsisting license, technology or similar agreements referred to on Annex J-5 to Part J to employ the Intellectual Property listed as licensed on said Annex J-5 to Part J in its conduct of the Business, subject only to the terms of any such agreements referred to in Annex J-5 to Part J; (3) except as may be set forth in Annex J-6 to Part J, neither the Division nor Lucas has granted any rights or interest to any person in connection with any of the Intellectual Property described in Part J; (4) to TSC's knowledge, neither TSC nor Lucas is contractually obligated to pay, whether as a royalty, license, fee or other payment to any person, in order to use any of the Intellectual Property used in the conduct of the Business which obligation or payment would materially and adversely affect the Business;

               (ii) To TSC's knowledge, immediately after the Closing, Purchaser will have a right, whether by ownership, license or otherwise, to use all Intellectual Property in the Business as now being conducted by TSC, free from any Encumbrances and on substantially the same terms and conditions as in effect prior to the Closing;

               (iii) To TSC's knowledge, the conduct of the Business at Closing does not infringe or otherwise conflict with any valid rights of any Person in respect of any Intellectual Property; and

               (iv) To TSC's knowledge, as of the Closing no Person has infringed or otherwise conflicted with the rights of TSC or Lucas in respect of any Intellectual Property.

          (k) Employees and Employee Benefits:  Part K of the Disclosure Package
              --------------------------------
     is a complete and correct list of all employment contracts, severance agreements (other than retention agreements that are considered Excluded Liabilities) or pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, severance pay, vacation, deferred compensation, incentive compensation, life insurance, health insurance retiree medical or other employee benefit plan policy or arrangement currently maintained, sponsored, or contributed to by TSC or Lucas for the benefit of Transferred

     Employees or to employees engaged in the Lucas Activity (collectively, the "Benefit Plans"). Except as otherwise disclosed on Part K of the Disclosure Package, there has not occurred, or to TSC's knowledge been threatened, during the twelve (12) months prior to and including Closing, any material labor strike, work slowdown, picketing, work stoppage, or concerted refusal to work overtime with respect to any employees employed in the operation of the Business.

          (l) Compliance with Laws:  Except as otherwise  disclosed on Part L of
             ----------------------
     the Disclosure Package, insofar as the Business is concerned, (1) TSC and Lucas are in substantial compliance with all statutes, ordinances, regulations, and other governmental requirements applicable to the Acquired Assets and the conduct of the Business, other than Environmental Laws, the noncompliance with which would be likely to have a material and adverse effect on the Business; (2) within the past three (3) years neither TSC nor the Lucas Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or to TSC's knowledge, threatened, which citation, fine, failure to comply or violation had or is likely to have a material and adverse effect on the Business.

          (m) Environmental Compliance:  Except as otherwise disclosed on Part M
             -------------------------
     of the  Disclosure  Package,  (1) to  TSC's  knowledge,  TSC and the  Lucas
     Companies possess all Permits which are required with respect to the Business by Environmental Laws in order to operate the Business and the Acquired Assets as the same are presently being operated and neither TSC nor the Lucas Companies have received any formal notices alleging that they are not in substantial compliance with the terms and provisions of such Permits; (2) TSC and the Lucas Companies have taken all necessary actions to have such Permits renewed, reissued, transferred or assigned to the Purchaser (as required under Environmental Laws) so as to allow the Purchaser to continue operation of the Business and the Acquired Assets without interruption after the Closing Date; (3) the Business and the Acquired Assets are now, and at all times have been, operated in substantial compliance with all Permits and Environmental Laws applicable to the Business or the Acquired Assets; (4) neither TSC nor the Lucas Companies have received any notice that TSC, the Lucas Companies or the Slough Facility are in violation of the requirements of any Permit or Environmental Law, including without limitation, any requirements relating to Release or threatened Release of Hazardous Materials into the
     Environment or the generation, treatment, storage, transportation or disposal of Hazardous Materials; (5) except as otherwise disclosed in Part

     M, to the knowledge of TSC or the Lucas Companies, TSC is not aware of, and has received no notice of current or past events, facts, circumstances, environmental conditions, actions, or practices which have or may interfere with or prevent continued compliance with Permits or Environmental Laws applicable to the Business or the Acquired Assets and in effect at the Closing, or which may give rise to any liability under Environmental Laws, or may otherwise form the basis for any claim, action, proceeding, order, or suit, based on Releases or threatened Releases of Hazardous Materials or the violation of or non-compliance with Environmental Laws or Permits; (6) no Governmental Authority has obtained or asserted an Encumbrance upon the Slough Facility or any of the Purchased Assets as a result of a Release, use or cleanup of any Hazardous Material for which TSC or the Lucas Companies are legally responsible, nor to TSC's knowledge has any such Release, use or cleanup occurred which could result in the assertion or creation of such an Encumbrance; (7) to TSC's knowledge, and except as disclosed in Part M, neither TSC nor the Lucas Companies has transported for storage, treatment or disposal, by contract, agreement or otherwise, or arranged for the storage, treatment or disposal of, any Hazardous Material at or to any location, including without limitation, any location used for the storage, treatment or disposal of Hazardous Materials; and (8) there are no Environmental Laws currently enacted or promulgated, but as to which compliance is not yet required, that would require the Purchaser to take any action at the Slough Facility within two (2) years of the effective date of this Agreement in order to bring the Business, any of the Acquired Assets or the operations at such facilities as presently conducted into compliance with such Environmental Laws.

          (n) Payment of Taxes; Tax Liens: Except as otherwise disclosed in Part
              ---------------------------
     N, (1) all Tax returns required to be filed by TSC or Lucas prior to the Closing with respect to the Business have been or will be filed on or before the Closing Date; (2) all Taxes indicated as due and payable prior to the Closing on such returns have been or will be paid when required by law; (3) the Acquired Assets are not encumbered by any Encumbrances arising out of unpaid Taxes that are due and payable; and (4) to TSC's knowledge, all Taxes required to be withheld by or on behalf of TSC or the Lucas Companies in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to the operation of the Business prior to Closing have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose.

          (o) No Material Events:  Except as otherwise  disclosed in Part O, (1)
             --------------------
     the Business has been conducted only in, and there has been no change to the Business other than in, the ordinary and usual course since March 31, 2000; and (2) no Material Events have occurred since March 31, 2000.

          (p)  Liabilities:  Except  as set  forth  on Part P of the  Disclosure
               -----------
     Package, none of TSC, Lucas nor, as to the Slough Facility, the other Lucas Companies, has any liabilities or obligations, whether accrued, absolute, contingent or otherwise relating to the Business, except (1) to the extent reflected or taken into account in the Current Financial Statements and not heretofore paid or discharged, (2) liabilities incurred in the ordinary course of business or consistent with past practice since the date of the Current Financial Statements, (3) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (4) Excluded Liabilities.

          (q)  Operation of the  Business:  Except as set forth in Part Q of the
              ----------------------------
     Disclosure Package, (1) except for the panel component of the Business, the Business has been for the twelve months prior to Closing, and is, as of the Closing, conducted only through the Division and Lucas and not through any other divisions or Controlled Affiliates; (2) except for the panel component of the Business, TSC does not own or hold any interest in an Affiliate which engages in a business of designing, developing, manufacturing, assembling, selling or servicing products substantially similar to the Products or is otherwise substantially similar to the Business, other than the Lucas Companies, and Lucas NovaSensor Inc., and neither TSC nor any such Affiliate is a party to any commitment or agreement to acquire any such interest, and (3) the Acquired Assets, taken as a whole and including without limitation the books and records referenced in Section 2.1(k), together with properties and assets provided or made available pursuant to the Other Agreements, constitute substantially all the properties and assets used in the Business from March 30, 2000, up to and including Closing (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed or not assigned and assumed, properties or assets replaced, in each case in the ordinary course of business, employees not to be hired by the Purchaser, and the Excluded Assets).

     3.3     PURCHASER'S  REPRESENTATIONS  AND  WARRANTIES:  Purchaser  hereby
             ---------------------------------------------
represents  and  warrants  to  TSC  the  following:

          (a)  Organization  and  Existence:  Purchaser  is a  corporation  duly
               ----------------------------
     organized, validly existing and in good standing under the laws of the State of New Jersey. As of the Closing, Purchaser will be duly qualified to transact business in any jurisdiction where the nature of the Acquired Assets or the conduct of the business so requires, except where the failure to be so qualified would not constitute a material and adverse effect.

          (b)  Power  and  Authority:  Purchaser  has full  corporate  power and
               ---------------------
     authority and has taken all corporate action necessary, to execute and deliver this Agreement and the Other Agreements, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

          (c)  Authorization:  Purchaser has duly  executed and  delivered  this
               -------------
     Agreement to TSC. The execution, delivery and performance of this Agreement and all actions otherwise necessary on the part of Purchaser to consummate the transactions contemplated hereunder, have been duly authorized by all requisite corporate actions on the part of Purchaser.

          (d) Binding Effect:  This Agreement  constitutes the legal,  valid and
             ---------------
     binding   obligation  of  Purchaser,   enforceable   against  Purchaser  in
     accordance with its terms.

          (e) No Default:  Neither the execution and delivery of this  Agreement
              ----------
     nor Purchasers' full performance of its obligations hereunder will (i) contravene the terms or provisions of Purchaser's Certificate of Incorporation or By-laws, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against, Purchaser, (iii) result in or constitute a Default under any contract which is applicable to, binding upon or enforceable against, Purchaser, or (iv) except to the extent contemplated by Section 4.6 below, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any court or tribunal.

          (f)  Finders:  Purchaser  has  not  engaged  and  is not  directly  or
               -------
     indirectly obligated to any person acting as a broker or finder, or other similar capacity in connection with the transactions contemplated hereby.

          (g) Purchaser's Financing Plan:  Simultaneously with the execution and
              ---------------------------
     delivery of this Agreement, Purchaser has delivered to TSC a true, accurate and complete copy of the plan ("Purchaser's Financing Plan") by which Purchaser anticipates obtaining for Purchaser sufficient funds to enable Purchaser to pay the Aggregate Purchase Price as herein contemplated. Purchaser has no reason to believe that Purchaser's Financing Plan cannot or will not be implemented or that Purchaser will not or may not have sufficient funds to pay the Aggregate Purchase Price as herein contemplated.

          (h) No Knowledge of TSC Default.  Purchaser has no knowledge  that any
             -----------------------------
     of the representations and warranties of TSC contained in this Agreement are untrue or that TSC is in default of any term or provision under this Agreement.

          (i)  Representations  and  Warranties  True: All  representations  and
               --------------------------------------
     warranties of Purchaser in this Agreement are true as of the date hereof, and will be true as of the Closing (as if such representations and warranties were made anew as of the Closing).

     3.4     DISCLAIMERS:  Except as set forth in Article III of this Agreement,
             -----------
neither party has made any further representation or warranty, either express or implied, concerning the subject matter of this Agreement and neither party has relied on any such further representation or warranty. This Agreement shall not be governed by the warranties provided by Article 2 of the Uniform Commercial Code as adopted in any jurisdiction.

     3.5     SURVIVAL:  The  parties'  respective covenants, representations and
             --------
warranties contained in this Agreement will survive the execution and delivery of this Agreement and the Closing. Except as provided below, neither party will, however, have any liability to the other arising out of a breach of any representation or warranty contained in Article III of this Agreement, and any cause of action based thereupon shall expire and terminate, unless the party claiming that such breach occurred delivers to the other party written notice and a reasonably detailed explanation of the alleged breach on or before 5:00 p.m. (Eastern Standard Time) on the first anniversary of the Closing Date. Notwithstanding the foregoing, any liability to Purchaser arising out of an alleged breach of any representation or warranty, and any cause of action based thereupon, shall expire and terminate unless Purchaser delivers to TSC written notice and a reasonably detailed explanation of the alleged breach on or before 5:00 p.m. (Eastern Standard Time) on the second anniversary of the Closing Date for alleged breaches of Sections 3.2(j) and 3.2(l), upon the third anniversary of the Closing Date for alleged breaches of Section 3.2(m), and upon the running of the applicable statute of limitations for alleged breaches of Section 3.2(n).

     3.6     DISCLOSURE PACKAGE:  (a)  The Disclosure Package is not intended to
             ------------------
constitute, and shall not be deemed to constitute, representations and warranties of TSC except, as and to the extent provided in this Agreement, including Appendix 3.2 hereto. The contents of the Disclosure Package are qualified in their entirety by reference to specific provisions of this Agreement, including Appendix 3.2 hereto. In particular, while the Disclosure Package may contain supplementary information not specifically required under this Agreement, such supplementary information is provided for Purchaser's general information only and is not separately represented or warranted by TSC.
(b) In addition, certain information properly disclosed in various Parts of the Disclosure Package arguably pertains to other Parts of the Disclosure Package. Accordingly, information properly disclosed in any Part of the Disclosure Package is hereby incorporated into all other Parts of the Disclosure Package. As used in this section, the term "properly disclosed" means, for documents included in the Disclosure Package, the typed text of such document and not hand written or other margin notes, and for documents referenced but not included in the Disclosure Package, a description of such document adequate to identify it.

                                   ARTICLE IV
                             ACTIONS BEFORE CLOSING
                             ----------------------

     4.1     ACCESS  TO  RECORDS:   TSC  hereby  covenants  to  Purchaser  that,
             -------------------
between the date hereof and the Closing and subject to the obligation of confidentiality imposed by Section 11.2 hereof, TSC will, and will cause Lucas to, afford duly authorized representatives of Purchaser, displaying appropriate proof of identity and security clearances, reasonable access during normal business hours to all aspects of the Business, including without limitation the assets, properties, books and records (other than those that constitute Excluded Assets), and will permit such representatives to make abstracts from, or take copies of, such books, records, or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by Purchaser and TSC will, and will cause Lucas to, furnish to Purchaser such information concerning the Business and its assets, liabilities, or condition as Purchaser may reasonably request.

     4.2     INTERIM CONDUCT OF THE BUSINESS:  TSC hereby covenants to Purchaser
             -------------------------------
that, from the date hereof to the Closing, TSC will, and will cause Lucas to, conduct the Business only in the ordinary and usual course, subject to Purchaser's approval of certain transactions pursuant to Section 4.3 hereof below. Without limiting the generality of the foregoing, TSC hereby covenants to Purchaser that, insofar as the Business is concerned, TSC will, and will cause Lucas to, use their best efforts to:

          (a) preserve substantially intact the Business' relationships with suppliers, customers, employees, creditors and others having business dealings with the Business;

          (b) maintain in full force and effect its existing policies of insurance which materially affect the Business;

          (c) maintain all Intellectual Property to be included as part of the Acquired Assets in substantially the same standing as exist on the date hereof and continue the prosecution of all applications therefor;

          (d) maintain the Acquired Assets in as good condition and repair, reasonable wear and tear excepted, as the condition and repair of the Acquired Assets as of the date hereof;

          (e) comply with all Applicable Laws applicable to it, the Acquired Assets or the Business;

          (f) perform in all material respects all of its obligations under all agreements and instruments relating to or affecting the Acquired Assets of the Business; and

          (g) continue performance in the ordinary course of its obligations under all Assumed Contracts.

     4.3     PURCHASER'S APPROVAL OF CERTAIN TRANSACTIONS:  TSC hereby covenants
             --------------------------------------------
to Purchaser that, except as may otherwise be required or expressly permitted under this Agreement, from the date hereof to the Closing, insofar as the Business is concerned TSC will, and will cause Lucas to, not do any of the following without the prior written approval of Purchaser, which approval shall not be unreasonably withheld:

          (a) incur or permit the incurrence of any debt for borrowed money or incur any obligation or other liability which would constitute an Assumed Liability, except in the ordinary course of business on a per item basis not to exceed One Hundred Thousand Dollars ($100,000).

          (b) purchase or dispose of any real property or real property interest to be included as part of the Acquired Assets;

          (c) enter into any lease of real property or any renewals thereof involving a rental obligation exceeding One Hundred Thousand Dollars ($100,000) per annum in any single case; or enter into any lease of personal property or any renewals thereof;

          (d) voluntarily permit to be incurred any Encumbrances on any of the Acquired Assets except in the ordinary course of business;

          (e) except for normal merit or cost-of-living increases in accordance with the past practices at TSC, increase the rate of compensation for any of the employees of the Business or otherwise enter into or alter any employment, consulting or managerial services agreement affecting the Business;

          (f) except for changes contemplated prior to the date of this Agreement, commence, enter into or alter any pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit or other employee benefit plan or arrangement affecting employees of the Business;

          (g) make any single new commitment or increase any single previous commitment for capital expenditures for the Business in an amount exceeding One Hundred Thousand Dollars ($100,000);

          (h) accelerate or delay the sale of Products except as may be necessary or desirable in the ordinary course of business;

          (i) enter into any transaction, contract or commitment outside of the ordinary course of business, waive any right of substantial value, cancel any debt or claim except in the ordinary course of business or voluntarily suffer any extraordinary loss;

          (j) sell, assign, transfer, license or convey any of the Intellectual Property to be included as part of the Acquired Assets;

          (k) make any loans or advances to any person or entity or guarantee the indebtedness of any person or entity, except in the ordinary course of business consistent with past practice;

          (l) increase or decrease prices charged to its customers, except in the ordinary course of business or to effect previously announced price changes;

          (m) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any other action which would make any representation or warranty in Article III untrue or incorrect. TSC shall advise the Purchaser promptly following the occurrence of any event which has had (or which could reasonably be expected to have) a material and adverse effect upon its Acquired Assets or the Business (financial or otherwise).

     4.4     NEGOTIATION  OF  OTHER  AGREEMENTS:  TSC  hereby  covenants  to
             ----------------------------------
Purchaser, and Purchaser hereby covenants to TSC, that between the date hereof and the Closing the parties will negotiate in good faith such other and further agreements as they may deem appropriate for the orderly transfer of the Business from TSC and the Lucas Companies to Purchaser and the UK Purchaser. Without limiting the generality of the foregoing, between the date hereof and the Closing-

          (a) Purchaser and TSC will negotiate in good faith the substantive portions of the Shared Assets Agreement, the Shared Liabilities Agreement, Non Competition and the Transition Agreement, the forms of which are set forth in Appendices 4.4A, 4.4B, 4.4C and 6.6 hereto;

          (b) Purchaser and TSC will negotiate, and, if applicable, TSC will cause the Lucas Companies, and Purchaser will cause the UK Purchaser, to negotiate in good faith the substantive portions of the Lucas Purchase Agreement, the form of which is set forth in Appendix 4.4D, subject to
     Section 6.5; and

          (c) Purchaser and TSC will negotiate in good faith such other agreements as they deem necessary and appropriate for consummation of the transactions contemplated hereby.

To the extent that either of the Lucas Companies is a party to any such agreement, then at or prior to the Closing, TSC will unconditionally guarantee performance of such agreement by such company. If and to the extent the UK Purchaser or an Affiliate of Purchaser is a party to any such agreement, then at or prior to the Closing, Purchaser will unconditionally guarantee performance of such agreement by the UK Purchaser or such Affiliate.

     4.5     CONSENTS  TO  ASSIGNMENT:  TSC covenants to Purchaser that, between
             ------------------------
the date hereof and the Closing, TSC will, and will cause the Lucas Companies to, use best efforts to obtain the consents or approvals (or effective waivers thereof) of all persons whose consents or approvals are required for the assignment of the rights of TSC and the Lucas Companies under Contracts, leases, licenses, permits, approvals and other similar items constituting part of the Acquired Assets. Failure of TSC or the Lucas Companies to obtain, after good faith attempt, the consents or approvals described in this Section 4.5 shall neither give rise to monetary damages against TSC or the Lucas Companies nor shall it allow the Purchaser to delay, postpone or prevent Closing.

     4.6     HART-SCOTT-RODINO  VALUATION  AND CERTIFICATE:  Purchaser covenants
             ----------------------------------------------
to TSC that it will prepare and provide to TSC a valuation certificate pursuant to 16 C.F.R. Section 801.10 in the form attached as Appendix 4.6 certifying that Purchaser has valued the Acquired Assets and has independently concluded in good faith that the total fair market value thereof is under fifteen million dollars ($15,000,000), and confirming that a Hart-Scott-Rodino filing is not required in connection with the transactions contemplated by this Agreement (the "HSR Valuation Certificate").

     4.7     FINANCING:  Between the date hereof and the Closing, Purchaser will
             ---------
use its best efforts to obtain all financing necessary or desirable to enable it to consummate the transactions contemplated by this Agreement.

     4.8     SHARED  SERVICES  AND  FACILITIES:  Because  parts  of the Business
             ---------------------------------
conducted in United States and in England share administrative services and, in some cases, facilities, utilities and supplies with other TSC businesses, TSC will enter into such leases, transition and service arrangements with Purchaser as are reasonably necessary to facilitate Purchaser's continued operation of the Business as presently conducted. The terms of such arrangements will be consistent with the following guidelines:

          (a) All post-Closing transactions will be at arms-length prices.

          (b) TSC will not be obligated to provide Purchaser with the benefit of any such service, facility, utility or supply unless TSC can do so without compromising the requirements of its own business or violating applicable laws or its contractual obligations to third parties.

          (c) TSC's obligation to participate in such arrangements shall continue only for such period of time as is reasonably necessary for Purchaser to establish independent arrangements, not to exceed six (6) months after the Closing. Any arrangements for longer periods of time will be at TSC's sole discretion.


                                    ARTICLE V
                                   CONDITIONS
                                   ----------

     5.1     CONDITIONS TO PURCHASER'S OBLIGATIONS:  The obligation of Purchaser
             -------------------------------------
to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing:

          (a) TSC shall have delivered to the Purchaser a certificate, dated as of Closing, duly signed, certifying that the representations and warranties of TSC contained in this Agreement shall be true in all material respects as of the date hereof and as of the Closing (as if such representations and warranties had been made anew as of the Closing, except with respect to (i) the effect of transactions contemplated or permitted by this Agreement and
     (ii) the effect of the passage of time upon dated material in the Disclosure Package);

          (b) TSC shall have delivered to the Purchaser a certificate, dated as of Closing, duly signed, certifying that TSC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by TSC, and TSC shall have delivered to Purchaser all documents, certificates and instruments required to be delivered by TSC under the terms of this Agreement, including, without limitation, the documents referred to on Appendix 5.1 hereto;

          (c) All corporate and other proceedings or actions to be taken by TSC in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to Purchaser;

          (d) The parties to the Lucas Purchase Agreement shall have fully negotiated, executed, and delivered the Lucas Purchase Agreement and all conditions precedent under such agreement to the obligations of Purchaser and/or the UK Purchaser shall have been duly satisfied by TSC and/or the Lucas Companies or waived by Purchaser or the UK Purchaser;

          (e) All requisite governmental consents, approvals and authorizations necessary for consummation of the transactions contemplated hereby shall have been duly issued or granted and, if applicable, the waiting period prescribed by Title II of the Hart-Scott-Rodino Antitrust Improvements Act and the rules of the Federal Trade Commission thereunder shall have expired and approvals under the respective merger control rules of the European Economic Community ("EEC") and/or its member states shall have been issued;

          (f) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending;

          (g) The parties hereto shall have fully negotiated, upon terms reasonably satisfactory to the Purchaser, a lease for the Hampton Facility;

          (h) TSC shall have delivered (i) at least five Business Days prior to Closing, a true and complete copy of the lease for the Slough Facility, and
     (ii) a consent from the lessor of such lease, consenting to the assignment of the Slough Facility lease to the Purchaser; and

          (i) TSC and Purchaser shall have negotiated, executed and delivered the Other Agreements in form and substance satisfactory to Purchaser.

     5.2     CONDITIONS  TO  TSC'S  OBLIGATIONS:  The  obligation  of  TSC  to
             ----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing:

          (a) The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects as of the date hereof and as of the Closing (as if such representations and warranties had been made anew as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement);

          (b) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by Purchaser, and Purchaser shall have delivered all documents, certificates and instruments required to be delivered by Purchaser under the terms of this Agreement, including, without limitation, the documents referred to on Appendix 5.2 hereto;

          (c) All corporate and other proceedings or actions to be taken by Purchaser in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to TSC;

          (d) The parties to the Lucas Purchase Agreement shall have fully negotiated, executed, and delivered the Lucas Purchase Agreement and all conditions precedent under such agreements to the obligations of TSC and/or the Lucas Companies shall have been duly satisfied by Purchaser and/or the UK Purchaser or waived by TSC or the Lucas Companies;

          (e) All requisite governmental consents, approvals and authorizations necessary for consummation of the transactions contemplated hereby shall have been duly issued or granted and, if applicable, the waiting period prescribed by Title II of the Hart-Scott-Rodino Antitrust Improvements Act and the rules of the Federal Trade Commission thereunder shall have expired and approvals under the respective merger control rules of the EEC and/or its member states shall have been issued;

          (f) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending; and

          (g) TSC and Purchaser shall have negotiated, executed and delivered the Other Agreements in form and substance satisfactory to TSC.

     5.3     PARTIES'  BEST  EFFORTS:  From  the date hereof to the Closing, the
             -----------------------
parties will cooperate and use their respective best efforts to cause the conditions set forth in this Article V to be satisfied on or before the Closing Date.


                                   ARTICLE VI
                                     CLOSING
                                     -------

     6.1     THE  CLOSING:  For  purposes  hereof,  the term "Closing" means the
             ------------
time at which the transactions contemplated hereby will be consummated after satisfaction or waiver of the conditions set forth in Article V of this Agreement.

     6.2     TIME,  DATE  AND PLACE OF CLOSING:  The Closing will occur at 10:00
             ---------------------------------
a.m. (Eastern Standard Time) on August 4, 2000, or such other date as the parties may agree in writing (the "Closing Date"). The Closing will take place at the offices of McCarter & English, LLP, Newark, New Jersey or at such other place as the parties may agree in writing. The Closing will be deemed to have occurred as of the close of business on the Closing Date.

     6.3     PURCHASER'S  OBLIGATIONS:  At  the  Closing, Purchaser will deliver
             ------------------------
the  following:

     (a)     to  TSC, the documents, certificates and other items referred to in
Section  5.2(b)  hereof;

     (b) to TSC and to Lucas, the amounts specified in Section 2.8(a) and in the Noncompetition Agreement; and

     (c) to TSC, an executed and notarized instrument (in form and substance satisfactory to TSC) pursuant to which Purchaser assumes the Assumed Liabilities as of the Closing; and

     (d) to TSC, an executed HSR Valuation Certificate in the form attached hereto as Appendix 4.6.

     6.4     TSC'S OBLIGATIONS:  At the Closing, TSC will deliver the following:
             -----------------

     (a) to Purchaser, the documents, lease, consent and assignment of lease, certificates and other items referred to in Section 5.1(b) hereof;

     (b) to Purchaser, executed and notarized deeds, bills of sale and such other instruments (in form and substance satisfactory to Purchaser) as appropriate pursuant to which TSC conveys ownership of the Acquired Assets to Purchaser as contemplated herein; and

     (c) to Purchaser and/or its Affiliates, executed and notarized deeds, bills of sale and such other instruments as appropriate pursuant to which the Lucas Companies convey Ownership of the Lucas Acquired Assets to Purchaser and/or its nominees as contemplated by the Lucas Purchase Agreement, it being the intent of the parties that conveyance of Ownership occur at the sites of the respective Lucas Acquired Assets to which the table captioned "Asset Sales" in Appendix A applies.

     6.5     SALE  OF  LUCAS  COMPANIES ASSETS/LIABILITIES:  With respect to the
             ---------------------------------------------
Lucas Companies, between the date hereof and the Closing, TSC and Purchaser will cause the Lucas Companies and Purchaser or its nominees (the "UK Purchaser") to negotiate a purchase agreement (the "Lucas Purchase Agreement") providing for the sale of the Lucas Acquired Assets to and the assumption of the Lucas Assumed Liabilities by, the UK Purchaser, in either case at the purchase price set forth in the Lucas Purchase Agreement. The assets which are the subject of the Lucas Purchase Agreement are collectively referred to in this Agreement as the "Lucas Acquired Assets." Such Lucas Purchase Agreement will contain terms and conditions consistent with those contained in this Agreement, except that-

          (a) The terms and conditions of the Lucas Purchase Agreement are subject to modifications necessary to conform to local laws, regulations or practice;

          (b) The Lucas Companies will only give representations and warranties as to the matters set forth in Section 3.1(a) through (h) of this Agreement;

          (c) There will be adjustments  as part of the Adjustment  described in
     Section 2.7;

          (d) For purposes of determining Adjustments, the Closing Net Asset Value of the Lucas' Activity will be determined in United States Dollars using the exchange rate in effect on the Closing Date as set forth in the Key Currency Cross Rates reported in the Wall Street Journal for the Closing Date;

          (e) There shall only be a single Noncompetition Agreement that will be entered into pursuant to Section 6.6 of this Agreement.

     6.6     NONCOMPETITION  AGREEMENT:  Appendix  6.6 hereto contains a form of
             -------------------------
agreement (the "Noncompetition Agreement") pursuant to which TSC will agree not to compete against Purchaser in the conduct of the Business for a period of three (3) years after the Closing, all as more fully set forth on Appendix 6.6. At and simultaneously with the Closing, TSC and Purchaser will execute and deliver the Noncompetition Agreement.


                                   ARTICLE VII
                              ACTIONS AFTER CLOSING
                              ---------------------

     7.1     FURTHER  CONVEYANCES:  After the Closing, TSC will, without further
             --------------------
cost or expense to Purchaser, execute and deliver to Purchaser (or cause to be executed and delivered to Purchaser), such additional instruments of conveyance, and TSC will take such other and further actions as Purchaser may reasonably request and which are ordinarily provided by a seller, more completely to sell, transfer and assign to Purchaser and vest in Purchaser Ownership to the Acquired Assets.

     7.2     FURTHER  CONSENTS  TO  ASSIGNMENT:  As  and to the extent TSC shall
             ---------------------------------
have failed to obtain prior to Closing the consent or approval (or an effective waiver thereof) of any person or persons in respect of any item described in
Section  4.5  hereof,  after  the  Closing-

          (a) the parties will use their best efforts to obtain from such person or persons the consents or approvals (or effective waivers thereof); and

          (b) if the parties are unable to obtain any such consent, approval or waiver, then (1) this Agreement shall not constitute or be deemed to be a contract to assign the same if an attempted assignment without such consent, approval or waiver would constitute a breach of such item or create in the issuer or any party thereto the right or power to cancel or terminate such item and (2) TSC will cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with the benefit of the rights of TSC under such item.

In use of its best efforts under subsection (b) above, TSC will not be obligated to pay or otherwise provide any additional consideration in order to obtain any consent, approval or waiver.

     7.3     ACCESS  TO  FORMER  BUSINESS  RECORDS:  Until the latest of (i) the
             -------------------------------------
lapse of ten (10) years following the Closing, (ii) the completion of any audits of tax returns of TRW relating to periods prior to or including the Closing are completed, or (iii) twelve (12) months after the last date on which any Governmental Authority can make an assessment with respect to the Business, Purchaser will retain all business records of the Business. In this regard, Purchaser will not delete, destroy, discard, or cause to be deleted, destroyed or discarded such records (electronic or otherwise) without first consulting with TRW over their disposition. During such period, to the extent required by TRW for the preparation of tax returns, in connection with any audit, or in connection with any tax or other controversy, Purchaser will afford duly authorized representatives of TRW and appropriate tax auditors displaying appropriate credentials, free and full access to all of such records and will permit such representatives, at the expense of TRW, to make abstracts from or to take copies of any of such records or to obtain temporary possession of any thereof as may be reasonably required by TSC. During such period, Purchaser will cooperate with TSC, and cause employees of the Business to cooperate with TSC, in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, or investigation relating to TSC's conduct of the Business prior to the Closing.

     7.4     ACCESS TO FORMER EMPLOYEES:  After the Closing, Purchaser will make
             --------------------------
available to TSC any Transferred Employees whom TSC may reasonably need in order to defend or prosecute any legal or administrative action to which TSC or TRW is a party and which relates to the conduct of the Business prior to the Closing. TSC will pay or reimburse Purchaser for all reasonable expenses which may be incurred by such employees in connection therewith, including, without limitation, all travel, lodging and meal expenses, and TSC will compensate Purchaser for the number of whole Business Days spent by each such employee in providing such services at the rate of one hundred thirty percent (130%) of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are performed.

     7.5     DISPUTE  RESOLUTION  PROCEDURES:
             -------------------------------

          (a) Any controversy or claim arising after the Closing, whether sounding in contract, tort or otherwise, arising out of or relating to this Agreement, or the breach thereof, or the parties' performance hereunder ("dispute"), shall be resolved in accordance with the procedures specified in this Section 7.5, which shall be the sole and exclusive procedures for resolution of such disputes except for matters relating to the Adjustment to the Aggregate Purchase Price that are to be resolved in accordance with the process described in Section 2.7(b) hereof.

          (b) (i) Any party may give the other party written notice (the "Dispute Notice") of any dispute not resolved in the normal course of business. The parties shall attempt in good faith to resolve such dispute promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

          (ii) Within thirty (30) days after delivery of the Dispute Notice, the party receiving such notice shall submit to the other a written response. The Dispute Notice and the response shall include: (i) a statement of each party's position and a summary of arguments supporting that position, and
     (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive during negotiations. Within sixty (60) days after delivery of the Dispute Notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests made by one party to the other for information regarding the dispute will be honored.

          (iii) If the matter has not been resolved by these persons within four
     (4) months of the delivery of the Dispute Notice, the dispute shall be referred to more senior executives of both parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the matter.

          (c) If the dispute has not been resolved by executive negotiations within six (6) months of the delivery of the Dispute Notice, or if the parties fail to meet within sixty (60) days from delivery of said notice, the parties shall endeavor to resolve the dispute by mediation under the Center for Public Resources ("CPR") Mediation Procedure for Business Disputes, before resorting to arbitration as set forth below in this
     Section 7.5. Unless the parties agree otherwise, the parties shall notify CPR to initiate the selection process and the mediator will be selected from the CPR Panels of Neutrals.

          (d) (i) If the dispute has not been resolved by mediation within ninety (90) days of the parties' initial meeting with the neutral administering the mediation, or if the parties fail to meet with the neutral for mediation within eight (8) months of the delivery of the Dispute Notice, the dispute shall be settled by binding arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date of this Agreement, by three (3) independent and impartial arbitrators, of whom each party shall appoint one, with those arbitrators selecting the third arbitrator. If either party will not participate in a non-binding procedure, the other may initiate arbitration immediately. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (ii) The parties hereby agree that in any such arbitration each party shall be entitled to discovery of the other party as provided by the Federal Rules of Civil Procedure; provided, however, any such discovery shall be completed within four (4) months from the commencement date of the arbitration as defined in the CPR Arbitration Rules, unless such period is extended by mutual agreement of the parties or by order of the chair of the arbitration panel.

          (iii) All disputes regarding discovery shall be resolved by the chair of the arbitration panel, whose decision shall be final and binding upon the parties. The chair of the arbitration panel shall be empowered to impose sanctions and to take other actions with regard to discovery, to the same extent a federal judge could pursuant to the Federal Rules of Civil Procedure.

          (iv)  The  place  of  the  arbitration  shall  be  Cleveland,  Ohio.

          (v) The arbitration award shall be in writing and shall specify the factual and legal bases for the award. The arbitration panel shall not have authority to award punitive damages.

     7.6     USE  OF  INVENTORIES:  Notwithstanding  the  provisions  of Section
             --------------------
2.3(f) hereof, Purchaser will have the right to use or sell any and all of the inventories constituting part of the Acquired Assets. Within thirty (30) days after the Closing, however, Purchaser will institute a procedure whereby a stamp or other indelible identifying mark shall be affixed to any such items which bear the TSC, Lucas or LucasVarity names, trademarks, or logos in order to indicate that Purchaser is the producer, provider or manufacturer of such item.

     7.7     FINANCIAL  STATEMENTS:  (a)  After  the Closing, TSC will cooperate
             ----------------------
with Purchaser, and will cause the Auditors to cooperate with Purchaser, to the extent reasonably necessary so that Purchaser can prepare the SEC Financial Statements, and, if necessary TSC will use extraordinary efforts to assist Purchaser in the preparation of the SEC Financial Statements. Notwithstanding any assistance or cooperation provided by TSC, the Auditors or their Affiliates, Purchaser shall be solely responsible for the collection, preparation and review of any financial information related to the Business obtained for the purpose of filing the SEC Financial Statements, for causing any audit of such financial information and for any filing of such financial information or information based thereon with any person. All reasonable out-of-pocket costs and expenses of TSC and its Affiliates, including all reasonable out-of-pocket costs and expenses of the Auditors, in connection with reviewing and otherwise assisting Purchaser in preparing such statements will be paid for by Purchaser. Each of TSC and Purchaser shall designate a contact person to coordinate the activities of the parties pursuant to this Section 7.7.

     (b) Notwithstanding the foregoing, the parties have agreed that the Escrow Amount shall be placed in escrow on the Closing Date as provided in
Section 2.8(a) of this Agreement and the Escrow Agreement. The Escrow Amount shall be due and paid to TSC and Lucas in the event that TSC or the Auditors have delivered the SEC Financial Statements to Purchaser within 180 days of the Closing Date. If not so delivered, the Escrow Amount shall be forfeited by TSC and the Escrow Agent shall thereupon pay over such amount to the Purchaser pursuant to the terms of the Escrow Agreement. TSC's total liability for failure to comply with this Section 7.7 shall be limited to the forfeiture of the Escrow Amount pursuant to the terms of the Escrow Agreement.

     (c) To allow TSC to comply with its obligations under this Section 7.7, Purchaser will, and will cause the UK Purchaser, to fully cooperate with and assist TSC, the Auditors and any of their Affiliates, and to take no action that would hinder the ability of TSC to comply with its obligations under this section and to receive the Escrow Amount from the Escrow Account in accordance with the terms of the Escrow Agreement. Purchaser will make available or cause to be made available such Transferred Employees and other employees of Purchaser and UK Purchaser as TSC may reasonably request. Purchaser will, and will cause the UK Purchaser to, afford duly authorized representatives of TSC, the Auditors and their Affiliates, displaying appropriate proof of identity and security clearances, reasonable access to all aspects of the Business, including without limitation, the assets, properties, books and records, and will permit such representatives to make abstracts from, or take copies of, such books, records, or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by TSC to comply with its obligations under this section. Purchaser will, and will cause UK Purchaser to, furnish to TSC such information concerning the Business and its assets, liabilities, or condition as TSC may reasonably request to comply with its obligations under this section.




                                  ARTICLE VIII
                         EMPLOYEES AND EMPLOYEE BENEFITS
                         -------------------------------

     8.1     EMPLOYMENT:  Effective as of the Closing, all Transferred Employees
             ----------
will cease to be employees of TSC or the Lucas Companies and will become employees of Purchaser or the UK Purchaser. Employees of TSC or the Lucas Companies who are on medical leave of absence and/or short term disability as of the Closing (collectively, "Employees on Medical Leave") who are able to return to work prior to becoming eligible for long term disability benefits from TRW or the Lucas Companies shall (i) cease to be employees of TSC or the Lucas Companies and will become employees of Purchaser or UK Purchaser and (ii) be deemed to be Transferred Employees for purposes of this Article VII all as of the date they are released to return to work. TSC shall not, and shall cause its Affiliates not to, either employ or offer employment to any Transferred Employee who is a General Manager or a direct report to a General Manager during the twelve (12) month period following the Closing without the prior written consent of Purchaser, provided, however, the foregoing shall not prevent or restrict TSC from carrying out normal recruitment activities not inconsistent with the foregoing, including without limitation, advertising vacancies both internally and externally and interviewing persons who approach TSC, voluntarily or through outside recruiters not expressly targeting such employees. During such period, Purchaser will not, without the prior written consent of TSC, employ or offer employment to any former employee of the Business or TSC within six (6) months of such employee's retirement date under any applicable TSC pension plan.

     The parties acknowledge and agree that the Transferred Employees transfer to the Purchaser in compliance with the Regulations and that the individual contracts of employment, if any, will have, and will be deemed to have effect, after the Closing, as if originally made between the Purchaser and the Transferred Employees. If, for any reason, the Regulations do not apply to the Transferred Employees, the Purchaser shall continue all terms and conditions of employment defined in individual contracts and in collective bargaining agreements, if applicable, as of the Closing through respective expiration or other termination of such agreement according to UK labor laws and regulations as if such labor laws and regulations, including the Regulations, did apply.

     8.2     SUBSEQUENT  TERMINATIONS  OR LAYOFFS:  In any termination or layoff
             ------------------------------------
by Purchaser or any UK Purchaser of any Transferred Employee after the Closing, Purchaser will comply fully with all applicable laws, including without limitation any laws relating to employee notification (such as with the Worker
Adjustment and Retraining Notification Act of 1988 ("WARN") and any related state laws in the United States), and all laws relating to discrimination in employment or unfair employment practices. Subject to Sections 8.3 and 8.5, Purchaser or the UK Purchaser will be solely responsible for all costs related to such termination or lay off of any Transferred Employee, including but not limited to severance expenses, penalties, damages and attorney's fees related thereto.

     8.3     VACATION:  As  of  the Closing, Purchaser and the UK Purchaser will
             --------
assume all obligations of TSC or Lucas , as the case may be, to Transferred Employees for any accrued vacation entitlement and vacation pay entitlement as set forth in Disclosure Package Part K, Annex K-5.1 and 5.2; provided, however, that if a Transferred Employee from TSC who is a salaried employee voluntarily terminates employment on or before December 31, 2000, TSC will reimburse
Purchaser for fifty percent (50%) of amounts paid by Purchaser to such voluntarily terminating Transferred Employees for vacation entitlement earned and not taken during 2000 to the extent such amounts exceed in the aggregate the sum of (i) all applicable carry over reserves, and (ii) Twenty Five Thousand Dollars ($25,000). Neither TSC nor Lucas will have any obligation to make any payment to Transferred Employees after the Closing with respect to any vacation entitlement and vacation pay entitlement. Purchaser and the UK Purchaser will provide the Transferred Employees with full credit for their respective service with TSC, its predecessors and subsidiaries prior to the Closing for purpose of entitlement and accrual of vacation and vacation pay after the Closing. Purchaser will adopt a vacation policy, comparable to TSC's vacation policy currently in effect with respect to the Transferred Employees through December 31, 2000, including a vacation policy applicable to employees who transferred from Schaevitz Sensors in Pennsauken, New Jersey, as set forth in Disclosure Package Part K, Annex K-6.

     8.4     WORKERS'  COMPENSATION:  TSC  will bear the entire cost and expense
             ----------------------
of all workers' compensation claims arising out of injuries identifiably sustained by Transferred Employees on or before the Closing. Purchaser will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by Transferred Employees after the Closing. TSC will bear the entire cost and expense of all workers' compensation claims arising out of injuries without an identifiable date of occurrence and which are alleged to have arisen either before or after the Closing which are filed within thirty (30) calendar days after the Closing Date. Purchaser shall bear the entire cost and expense of all workers' compensation claims arising out of injuries sustained by Transferred Employees without an identifiable date of occurrence and which are alleged to have arisen either before or after the Closing which are filed more than thirty (30) calendar days after the Closing Date. From and after the Closing, Purchaser will use good faith efforts to facilitate the return to work of any Employees on Medical Leave as defined in
Section 8.1 on the Closing Date as a result of a work-related injury or illness.

     8.5     SEVERANCE:  TSC  or  the  Lucas  Companies  and  Purchaser  and  UK
             ---------
Purchaser agree that the transactions contemplated hereby shall not constitute a severance of employment of any Transferred Employee prior to the consummation of the transactions contemplated hereby, and that such employees will have continuous and uninterrupted employment before and immediately after the Closing and shall not be entitled to any severance payments. Except as required by law, any agreements with such employees (including those listed on Part K of the Disclosure Package and referred to in Section 3.2(k)) or as otherwise agreed in writing by TSC or the Lucas Companies and Purchaser or the UK Purchaser, Purchaser and UK Purchaser shall provide severance benefits to each Transferred Employee terminated by Purchaser and UK Purchaser within one year following the Closing Date that are comparable to the severance benefits provided by TSC or the Lucas Companies under its severance policy listed in Disclosure Package Part K, Annex K-6.1 in effect on the date of this Agreement. For all purposes with respect to such severance policy, each of the Transferred Employees will receive credit for past service with TSC or the Lucas Companies, in accordance with the years of service specified in the employee census previously delivered to Purchaser.

     8.6     EMPLOYEE  BENEFITS  -  U.S.  EMPLOYEES:
             ---------------------------------------

          (a) With respect to all Transferred Employees, TSC and the Lucas Companies and Purchaser agree that Purchaser is not assuming, and will not have any responsibility for the continuation of, any Benefit Plans, and Purchaser will not be deemed a successor employer to TSC with respect to any Benefit Plans. No Plan adopted or maintained by Purchaser with respect to such employees of the Business will be deemed a Successor Plan of TSC.

          (b) No assets held in trust for any Benefit Plan, specifically including but not limited to, the Varity Automotive, Inc. Retirement
     Savings Portfolio (the "RSP"), the Lucas Retirement Account Plan (the "LRA") and the TRW Salaried Pension Plan (the "SPP"), shall be transferred to Purchaser or to any Plan adopted or maintained by Purchaser. Notwithstanding the foregoing, Transferred Employees may elect to make a direct rollover of their account balances under the RSP or the LRA to Purchaser's defined contribution plan; provided, that such rollovers constitute a total distribution. As of the Closing, Purchaser shall provide all Transferred Employees with coverage under the defined contribution savings plan Purchaser maintains for its employees ("Purchaser Plan") and a bonus plan, the terms of which are identified in Appendix 8.6. Such bonus plan shall allow for the payment of pro rata bonus to Transferred Employees for the year in which the Closing occurs based on the compensation earned and service rendered by such employees after the Closing. Each Transferred Employee will receive full credit for such Transferred Employee's service with TSC prior to the Closing for purposes of any participation requirement and for vesting (but not for benefit accrual purposes) under the Purchaser Plan. Purchaser will amend the Purchaser Plan to allow for the rollover of a total distribution of the account balances of the Transferred Employees from the RSP to the Purchaser Plan, including the portion of Transferred Employees' accounts comprised of loan balances from the RSP.

          (c) As of the Closing TRW will cause the RSP to be amended to provide for full vesting (100%) of the account balances of all Transferred Employees. Further, as of the Closing, Transferred Employees will cease to be participants in the SPP. Transferred Employees will be entitled to benefits from the SPP only to the extent provided thereunder, and if so entitled, only as such time or times as the SPP may provide.

          (d) As of the Closing, Transferred Employees will cease to participate in all Benefit Plans that are welfare benefit plans under section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"). For the period immediately following the Closing and through December 31, 2000, Purchaser will provide all Transferred Employees (and their dependents) with medical, prescription drug, dental and vision benefit coverage under medical prescription drug, dental and vision plans (referred to collectively as "Medical Plans") maintained by Purchaser, and which are substantially identical to those maintained by TSC prior to the Closing, and will waive any pre-existing condition exclusions applicable to such Transferred Employees under such Medical Plans, and credit all annual deductibles and out-of-pocket maximums paid prior to the Closing to annual deductible and out-of-pocket limits under its Medical Plans. With respect to coverage provided under the Medical Plans, the terms and conditions of the Transition Agreement are incorporated herein by reference. Notwithstanding the foregoing, both TSC and Purchaser reserve the right to establish, eliminate or change employee Medical Plans at any time after December 31, 2000 when and as they deem appropriate. Purchaser shall be liable for payments to Transferred Employees (and if applicable, their dependents) arising from claims for expenses which are covered under the Purchaser Medical Plans, and incurred after the Closing Date. TSC shall be liable for payments to Transferred Employees (and, if applicable, their dependents) arising from claims for expenses which are covered under the TSC Medical Plans and incurred prior to, or on, the Closing Date. For the purposes of this Section 8.6(d), an expense shall be deemed incurred when the services giving rise to the claim are rendered, and not when the Transferred Employee or dependent is billed for such services or submits a claim for benefit.

          (e) As of the Closing, Purchaser will provide all Transferred Employees with coverage under life insurance benefit plans, accidental death and dismemberment plans, long and short-term disability plans, and flexible spending account plans maintained by Purchaser (which benefit plans will be comparable to those maintained by TSC prior to the Closing). With respect to such flexible spending accounts, Purchaser shall be liable for all claims submitted by the Transferred Employees to the Purchaser after the Closing Date, subject to the terms and conditions of Purchaser's flexible spending account plan. Purchaser shall not be liable for any claims submitted after the Closing by the Transferred Employees to TSC, and payable by TSC pursuant to the terms and conditions of TSC's flexible spending account plan. TSC agrees to pay Purchaser the value of the Transferred Employees flexible spending accounts as of the Closing and in accordance with the Transition Agreement. Notwithstanding the foregoing, Purchaser reserves the right to establish, eliminate or change life insurance benefit plans, accidental death and dismemberment plans, long and short term disability plans and flexible account plans at any time after December 31, 2000 when and as it deems appropriate. Purchaser agrees to enter into a mirror arrangement for the Sentara Fitness Program available to the Transferred Employees as of the Closing.

          (f) TRW will provide Transferred Employees who, as of the Closing, have satisfied the eligibility requirements for retirement under the SPP with retiree medical coverage as provided under the TRW RetireeSelect Plan. Purchaser shall have no responsibility to provide, or any liability with respect to, any retiree Medical Coverage to any Transferred Employee.

          (g) TSC and Lucas Companies shall retain all liabilities with respect to the obligations to comply with Section 4980B of the Internal Revenue Code of 1986 as amended.

     8.7     EMPLOYEES  BENEFITS - U.K. EMPLOYEES:  Effective as of the Closing,
             -------------------------------------
all employees of the Lucas Companies that are engaged in the conduct of the Business will cease to be employees of the Lucas Companies and will become employees of the UK Purchaser and, as such, are referred to in this Section 8.7 as Transferred Employees. The provisions of this Section 8.7 apply only to such employees.

          (a) The UK Purchaser shall assume all assets and liabilities of the Schaevitz Pension Scheme with respect to all active, retired and terminated vested participants in the Schaevitz Pension Scheme.

          (b) The Lucas Companies will bear the entire cost and expense of all claims arising out of injuries identifiably sustained by Transferred Employees on or before the Closing. The UK Purchaser will bear the entire cost and expense of all claims arising out of injuries identifiably sustained by Transferred Employees after the Closing. The Lucas Companies will bear the entire cost and expense of all claims arising out of injuries without an identifiable date of occurrence and which are alleged to have arisen either before or before and after the Closing which claims are filed within thirty (30) calendar days after the Closing Date. The UK Purchaser shall bear the entire cost and expense of all claims arising out of injuries sustained by Transferred Employees without an identifiable date of occurrence and which are alleged to have arisen either before or before and after the Closing which claims are filed more than thirty (30) calendar days after the Closing Date.

          (c) Retired and terminated vested members of the Lucas Pension Scheme will remain members of the Lucas Pension Scheme. Active Transferred Employees of Lucas in the Lucas Pension Scheme, who choose to transfer to the UK Purchaser's Scheme, have a statutory right to the transfer value of their retirement benefit as of the Closing Date. The transfer value will be determined in accordance with actuarial assumptions set out in the Lucas Purchase Agreement.

          (d) As of the Closing, the UK Purchaser shall provide all Transferred Employees in the U.K. in the Lucas Pension Scheme with coverage under defined benefit pension plans and defined contribution savings plans actuarially equivalent to such plans applicable to such Transferred Employees prior to the Closing.

     8.8     NO  RIGHTS:  Neither  Purchaser nor TSC intend this Article VIII to
             ----------
create any rights or interest, except as between TSC (and the Lucas Companies) and Purchaser (and the UK Purchaser), and no present or future employees of either party (or any dependents of such employees) will be treated as third party beneficiaries in or under this Agreement.


ARTICLE  IX
                                 INDEMNIFICATION
                                 ---------------

     9.1     INDEMNIFICATION  OF  TSC:  Subject  to the limitations set forth in
             ------------------------
this Article IX, Purchaser will indemnify, defend and hold TSC harmless from and against any and all liabilities, damages, losses, claims, costs and expenses (including reasonable attorneys' fees) (collectively, "Losses") arising out of or resulting from (a) any misrepresentation or breach of warranty by Purchaser for which notice is given by TSC within the period specified in Section 3.5 hereof; (b) Purchaser's failure to pay or satisfy or cause to be paid or satisfied any of the Assumed Liabilities when due and payable; (c) the conduct of the Business after the Closing (except to the extent otherwise set forth in Article X (related to the soak away and the honing system), including but not limited to Losses arising out of or resulting from (i) Purchaser's violation of any statute, ordinance, regulation or other governmental requirement, including

Environmental Laws in connection with the conduct of the Business after the Closing Date, (ii) Purchaser's generation, treatment, storage, transportation, Release or disposal of any Hazardous Material in connection with the conduct of the Business after the Closing Date, (iii) claims of infringement or other misappropriation of Intellectual Property rights of other persons, (iv) claims related to express warranties extended by the Purchaser or the UK Purchaser after Closing or implied warranties implied or provided by law on product sales occurring after the Closing, (v) claims of negligence, product liability, strict liability in tort and/or other similar legal theory, for or relating to injury to person or damage to property on product sales occurring after the Closing,
(d) nonperformance by Purchaser or any UK Purchaser of any obligations to be performed on the part of Purchaser or any UK Purchaser under this Agreement; or
(e) the Ekchian Matter to the extent set forth in that certain Cooperation and Allocation Agreement (the "Cooperation and Allocation Agreement") between the parties of even date herewith and attached as Appendix 9.1 hereto

     9.2     INDEMNIFICATION  OF PURCHASER: Subject to the limitations set forth
             -----------------------------
in this Article IX, TSC will indemnify, defend and hold Purchaser harmless from and against any and all liabilities, damages, losses, claims, costs and expenses (including reasonable attorneys' fees) arising out of or resulting from (a) any misrepresentation or breach of warranty, other than with respect to the representation or warranty set forth in Section 3.2(m), by TSC for which notice is given by Purchaser within the applicable period specified in Section 3.5 hereof; (b) the failure of TSC fully to pay or satisfy or cause to be paid or satisfied any of the Excluded Liabilities when due and payable; (c) nonperformance by TSC or the Lucas Companies of any obligation to be performed on the part of TSC or the Lucas Companies under this Agreement, or (d) the Ekchian Matter to the extent set forth in the Cooperation and Allocation Agreement.

     9.3     ENVIRONMENTAL  INDEMNIFICATION:   Subject  to  the  limitations set
             ------------------------------
forth in this Article IX, TSC shall, or shall cause the Lucas Companies to, indemnify, defend and hold harmless Purchaser and the UK Purchaser from and against any and all Environmental Losses as set forth below:

     9.3.1     AS  TO  THE  HAMPTON  FACILITY.  TSC shall indemnify, defend, and
               ------------------------------
hold harmless Purchaser from and against any and all Environmental Losses imposed on, incurred by or asserted against Purchaser or for which Purchaser may be liable or obligated arising from or relating to any and all environmental matters of any kind or nature whatsoever respecting the Hampton Facility or TSC's operation of the Business or the Acquired Assets at the Hampton Facility occurring or existing prior to the Closing Date, including without limitation:
(i) Environmental Conditions on, at, under or emanating from the Hampton Facility occurring or existing prior to the Closing Date; (ii) failure of TSC or any of its agents, servants, employees or contractors to comply with Environmental Laws applicable to the Hampton Facility or the operation of the Business or the Acquired Assets at the Hampton Facility prior to the Closing Date; (iii) claims of third parties alleging damages arising from personal injury, property damage or damage to natural resources arising from or relating to Environmental Conditions on, at, under or emanating from the Hampton Facility or the conduct of the Business at the Hampton Facility prior to the Closing Date; and (iv) treatment, storage, disposal or Release at any location of Hazardous Materials used, generated, handled, stored, manufactured, originating at or transported from the Hampton Facility in connection with the Business prior to the Closing Date.

     9.3.2.     AS  TO  THE SLOUGH FACILITY.  Subject to Section 9.6 hereof, TSC
                ---------------------------
shall cause the Lucas Companies to indemnify, defend and hold harmless Purchaser and the UK Purchaser from and against any and all Environmental Losses imposed on, incurred by or asserted against Purchaser or the UK Purchaser or for which Purchaser or the UK Purchaser may be liable or obligated arising from or relating to:

     (i) Known Environmental Conditions occurring or existing prior to the Closing Date;

     (ii) TSC's failure to satisfy any of its obligations under Article X hereof;

     (iii)(a) Environmental Conditions, other than the Environmental Conditions subject to indemnification under Section 9.3.2(i) hereof, on, at, under or emanating from the Slough Facility occurring or existing prior to the Closing Date; (b) failure of the Lucas Companies or any of its agents, servants, employees, or contractors to comply with Environmental Laws applicable to the Slough Facility or the operation of the Business or the Acquired Assets at the Slough Facility prior to the Closing Date; (c) claims of third parties alleging damages arising from personal injury, property damage or damage to natural resources arising from or relating to Environmental Conditions on, at, under or emanating from the Slough Facility or the conduct of the Business at the Slough Facility prior to the Closing Date; and (d) treatment, storage, disposal or Release at any location of Hazardous Materials used, generated, handled, stored, manufactured, originating at or transported from the Slough Facility in connection with the Business prior to the Closing Date; and

     (iv) Any breach of a  representation  or warranty  set forth in Section 3.2
          (m) hereof.

     9.3.3.     ASSERTION OF CLAIMS.  All claims relating to the matters covered
                -------------------
by Section 3.2 (m) and all claims related to Environmental Losses shall be asserted under this Section 9.3 and not under Section 9.2 even though such claims may arguably also constitute a breach of another representation or warranty set forth in this Agreement or a matter subject to indemnification under Section 9.2.

     9.4     CLAIMS:  If  either party desires to make a claim against the other
             ------
under Section 9.1, 9.2 or 9.3 hereof which does not involve a claim by any person other than the parties, then such party shall make such claim by promptly delivering written notice to the other. If either Purchaser or TSC (the "claimant") desires to make a claim against the other (the "indemnitor") under
Section 9.1, 9.2 or 9.3 hereof which involves a claim by a person other than the parties, then such claim will be made in the following manner and be subject to the following terms and conditions:

          (a) Notice:  The claimant will give prompt notice to the indemnitor of
              ------
     any demand, claim, or threat of litigation or the actual institution of any action, suit or proceeding (collectively, a "claim") at any time served on or instituted against the claimant with respect to which the claimant believes it would have a right of indemnification under Section 9.1, 9.2 or
     9.3 hereof. In providing such notice, which notice shall set forth the nature of the claim in reasonable detail, the claimant shall only state the existence of such claim and shall not admit or deny the validity of the facts or circumstances out of which such claim arose. Solely for purposes of determining whether the claimant is entitled to indemnification under
     Section 9.1, 9.2 or 9.3 hereof, the alleged facts or circumstances on which such claim is based shall be deemed to be true.

          (b) Responsibility for Defense:  Within thirty (30) days after receipt
              --------------------------
     of any such notice, but not less than five (5) working days prior to the time the claimant is required to respond to a claim, the indemnitor will, by giving written notice to the claimant, have the right to assume responsibility for the defense of the claim in the name of the claimant or otherwise as the indemnitor may elect; provided that the indemnitor also agrees that it would have responsibility to indemnify the claimant with respect to such claim. Otherwise, the claimant will have responsibility for the defense of the claim. Subject to the provisions of subsections (c) and
     (d) below, the party having responsibility for defense of a claim (the "defending party") will have the full authority to defend, cure, adjust, compromise, or settle such claim or appeal any judgment or ruling of a court or other tribunal in connection with such claim in its own name and/or in the name of the other party.

          (c)  Right  to  Participate:   Notwithstanding   a  defending  party's
               ----------------------
     responsibility for the defense of a claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a claim and the defending party will consult with the other party from time to time on matters relating to the defense of such claim. The defending party will provide the other party with copies of all pleadings and material correspondence relating to such claim.

          (d)  Settlement:  A defending  party will provide the other party with
               ----------
     timely written notice of any proposed adjustment, compromise, or other settlement, including equitable or injunctive relief, of a claim which the defending party intends to propose or accept. If the other party fails to provide the defending party with timely written notice of objection to such settlement, then the defending party shall have the authority to propose or accept such settlement and enter into any agreement, in its own name and/or in the name of the other party, giving legal effect to all aspects of such settlement. If the other party objects to such settlement, then the defending party may, if it so elects, tender the defense to the other party by paying to such other party the amount of money proposed to be paid in settlement of the claim, in which case the defending party shall have no further liability to the other party hereunder with respect to such claim and the other party shall have full authority for the future defense of such claim and full responsibility for any and all liabilities, obligations, costs and expenses resulting therefrom. Notwithstanding the foregoing, a party may not settle, or compromise or tender the defense of any such third-party claim unless (i) the settlement or compromise provides for a full release of liability of the other party hereto from the third party, and (ii) such settlement is below the limits then remaining specified in Section 9.5 or 9.6, as applicable.

     9.5     LIMITATION ON LIABILITY:   Except as otherwise set forth in Section
             -----------------------
9.6 for Environmental Losses, notwithstanding any other provision of this Agreement or the Lucas Purchase Agreement, TSC and the Lucas Companies will not be obligated to indemnify, defend, or hold Purchaser or the UK Purchaser harmless from or against, or otherwise be liable to Purchaser or the UK Purchaser for, any liability, damage, loss, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by TSC under Section 9.2(a) of this Agreement (which Section 9.2(a) is intended to cover all claims for indemnification for breaches of all of the representations and warranties of TSC other than breach of the representations and warranties contained in Section 3.2(m), which indemnification is set forth in Section 9.3(i)) or by the Lucas Companies under the Lucas Purchase Agreement unless and to the extent (a) a given claim exceeds Twenty-Five Thousand Dollars ($25,000) (except with respect to breach of the representations and warranties contained in Section 3.2(f), in which case such claim shall exceed Fifty Thousand Dollars ($50,000)) and (b) the amount by which all claims under this Agreement and under the Lucas Purchase Agreement in excess of such amount exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate. In no event will TSC's total liability to Purchaser arising out of misrepresentations or breaches of warranties by TSC under Section 9.2(a) of this Agreement together with the Lucas Companies' corresponding liabilities under the Lucas Purchase Agreement exceed, in the aggregate, Three Million Dollars ($3,000,000).

     9.6     LIMITATIONS  ON ENVIRONMENTAL INDEMNIFICATION.  Notwithstanding any
             ---------------------------------------------
other provision of this Agreement or the Lucas Purchase Agreement to the contrary, TSC's or the Lucas Companies' obligations to indemnify the Purchaser or the UK Purchaser with respect to claims for indemnification under Section 9.3 hereof shall be limited as follows:

     (i) TSC and the Lucas Companies shall not be required to indemnify Purchaser or the UK Purchaser for any claims for indemnification under
          Section 9.3.2 or Section 10.1 hereof unless Purchaser or the UK Purchaser has asserted such claim prior to the third anniversary of the Closing Date;

     (ii) The maximum amount of indemnification for any Environmental Losses for which TSC and the Lucas Companies are obligated to indemnify Purchaser or the UK Purchaser under Sections 9.3.2(i), 9.3.2.(ii) or 10.1 hereof shall not exceed Four Million Dollars ($4,000,000) in the aggregate;

     (iii)The maximum amount of indemnification for any Environmental Losses for which TSC and the Lucas Companies are obligated to indemnify Purchaser or the UK Purchaser under Sections 9.3.2(iii) or 9.3.2(iv) hereof shall be as follows: (a) 0% of the first $250,000 of Environmental Losses; (b) 75% of the amount of any Environmental Losses in excess of $250,000 up to $4,000,000; and (c) 0% of the amount of any Environmental Losses which exceeds $4,000,000 in the aggregate; and

     (iv) TSC and the Lucas Companies shall not be obligated to indemnify Purchaser or the UK Purchaser for Environmental Losses under Sections 9.3.2(i), 9.3.2(iii) or 9.3.2(iv) hereof unless such Environmental Losses are imposed on, incurred by or asserted against Purchaser or the UK Purchaser, or are Environmental Losses for which Purchaser or the UK Purchaser may be liable or obligated, as a result of or arising from: (a) a Third Party Claim; or (b) an obligation or requirement of Purchaser or the UK Purchaser under any Legal Requirement, Permit, contract or agreement (provided that Purchaser or the UK Purchaser has entered into, assumed or accepted the assignment of such contract or agreement in the ordinary course of business and not solely for the purpose of generating a claim for indemnification under Section 9.3.2 hereof), including without limitation, any Environmental Laws, Contracts, Assumed Contracts or any lease agreement respecting
          Purchaser's  occupation  of the  Slough  Facility.  Anything  in  this
          Section 9.6 (iv) to the contrary notwithstanding, TSC and the Lucas Companies shall not be obligated to indemnify Purchaser or the UK Purchaser with respect to a claim for indemnification under Sections
          9.3.2 (i), (iii) or (iv) to the extent such claim arises out of or is increased as a result of the proactive disclosure of information forming the basis of such claim to a third party (other than to a Governmental Authority) by or at the direction of senior management of Purchaser or the UK Purchaser and Purchaser or the UK Purchaser is not otherwise obligated or required under any Legal Requirement, Permit, contract or agreement to disclose such information.


          Anything in this Agreement or the Lucas Purchase Agreement to the contrary notwithstanding, none of the limitations set forth in this Section 9.6 to TSC's obligations to indemnify Purchaser for Environmental Losses shall apply in any way to limit or otherwise affect TSC's obligations to indemnify Purchaser with respect to any claims for indemnification under Section 9.3.1 hereof.

     9.7     OTHER  LIMITATIONS:  (a)  No  claim  for  breach  of  warranty  or
             ------------------
indemnification shall be made by Purchaser to the extent that provision or reserve in respect of the subject matter of the claim has been made or the subject matter is otherwise taken account or reflected in the calculation of the Total Consideration and/or the Closing Net Book Value.
     (b) TSC shall not have any liability in respect of any claim for breach of warranty or for indemnification pursuant to Section 9.2(a) hereof in any of the following circumstances:

          (i) if it would not have arisen but for anything voluntarily done or omitted to be done after Closing by Purchaser, or any of its employees, agents or successors in title; or

          (ii) to the extent that it relates to any loss for which Purchaser is indemnified by insurance, maintained by the Purchaser consistent with Purchaser's past practices, provided that TSC's indemnification obligation shall not be reduced by any deductible applicable to such insurance coverage; or

          (iii) to the extent that it relates to any matter provided for, or included as a liability in the Closing Balance Sheets or disclosed in the Disclosure Package consistent with the provisions of Section 3.6.

     (c) If Purchaser is at any time entitled to recover from a third party any sum in respect of any matter giving rise to a claim by Purchaser against TSC under this Agreement, Purchaser agrees to take and have taken all reasonable steps to enforce, prior to taking any action against TSC, any rights of recovery that Purchaser may have against any third party in respect of the subject matter of the claim and, in the event that Purchaser shall recover any amount from such third party, the amount of the claim against TSC shall be reduced by the amount recovered.

     (d) If TSC pays at any time an amount pursuant to a claim for breach of any provision of this Agreement or for indemnification and Purchaser subsequently becomes entitled to recover from some third party any sum in respect of any matter giving rise to such claim, Purchaser shall take and shall have taken all reasonable steps to enforce such recovery and shall promptly repay to TSC so much of the amount paid by it to Purchaser as does not exceed the sum recovered from such other person.

     (e) Nothing in this Agreement, the Other Agreements or in the conduct of TSC or the Lucas Companies shall operate to diminish Purchaser's duty to mitigate its loss in respect of the matters dealt with in this Agreement.

     (f) The damages that are collectible for breach of this Agreement and the Other Agreements or for indemnification under this Agreement are limited to actual out-of-pocket compensatory damages excluding any and all incidental, consequential, loss of profits and/or loss of business type damages.

     (g) Payment of any claim for breach of this Agreement, the Other Agreements or for indemnification under this Agreement shall, to the extent of such payment, satisfy and preclude any other claim which is capable of being made in respect of the same subject matter.

     (h) If any potential claim shall arise for breach by TSC of this Agreement, the Other Agreements or for indemnification under this Agreement by reason of a liability which is contingent in nature, then TSC shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual; provided, however, that the passage of time shall not limit the obligation to make such payment, to the extent timely notice has been given pursuant to Section 3.5 of this Agreement or as otherwise set forth herein.

     (i) In the event of claim for breach under this Agreement, one or more of the Other Agreements or for indemnification under this Agreement, the claimant shall give the breaching or indemnifying party a reasonable opportunity (after serving notice of such breach) to remedy or otherwise cure the breach before making any claim hereunder.

     (j) In calculating the liability for breach of this Agreement, one or more of the Other Agreements or for indemnification under this Agreement, credit will be given to the extent that any saving of taxation claimant is obtained if by virtue of the subject matter of a claim or is otherwise relieved in whole or in part of a liability to make a payment of taxation which it would otherwise have been liable to make.


                                    ARTICLE X

Covenants  Respecting  Environmental  Matters

     10.1     TSC'S  REMEDIATION  OF  CERTAIN CONDITIONS AT THE SLOUGH FACILITY.
              -----------------------------------------------------------------
Promptly after the Closing Date, but in no event later than thirty (30) days from the Closing Date, TSC shall at its sole cost and expense commence and thereafter diligently perform to completion (i) the excavation of contaminated soils associated with the soakaway; and (ii) the redirection of all wastewater generated by the honing process from the soakaway to the sanitary sewer system. TSC shall perform all such activities in accordance with the recommendations set forth in the Environmental Documents and the applicable requirements of Section
10.2 hereof. Any and all Environmental Losses incurred by, imposed on or asserted against Purchaser or the UK Purchaser or for which Purchaser or the UK Purchaser may be liable or obligated arising from or relating to any Releases of wastewater generated by the honing process to the soakaway that have occurred or may occur at any time (including after the Closing Date) prior to TSC's completion of its obligations under subsection (ii) above shall be covered by the indemnification provision set forth in Section 9.3.2 (i) hereof.

     10.2     PERFORMANCE OF INVESTIGATION OR REMEDIATION BY TSC.  In connection
              --------------------------------------------------
with TSC's performance of any investigation or remediation at the Slough Facility pursuant to Section 10.1 above, or in the event TSC is obligated to perform any investigation or remediation of Environmental Conditions at the Slough Facility or the Hampton Facility after the Closing Date pursuant to
Section 9.3 hereof, TSC agrees to: (i) comply with all Environmental Laws in effect at the time of such investigation or remediation applicable to the implementation of such investigation or remediation; (ii) select investigatory and remedial actions, and implement the same in such manner, at such times and with such advanced notice to Purchaser, so as not to unreasonably interfere with Purchaser's or the UK Purchaser's operation of the Business or the Acquired
Assets at the Slough Facility or the Hampton Facility; (iii) promptly upon completion of any investigation or remediation, restore the Slough Facility or the Hampton Facility to the extent practicable to substantially the same condition it was in prior to the performance of the investigation or remediation; (iv) promptly provide Purchaser with copies of all relevant reports, workplans, disposal manifests, field and laboratory data and other documents that are generated by or on behalf of TSC in connection with such investigation or remediation, including without limitation all documents that TSC (a) submits to any Governmental Authority in connection with such investigation or remediation at the same time TSC submits such documents to the Governmental Authority, and (b) receives from any Governmental Authority in connection with such investigation or remediation within three (3) business days of TSC's receipt of the same; and (v) with respect to any investigation or remediation of Environmental Conditions undertaken by TSC pursuant to Section
9.3 hereof, provide Purchaser with (a) a written determination of a Governmental Authority that TSC has performed such investigation or remediation in accordance with the requirements of applicable Environmental Laws and to the applicable cleanup standards, or (b) if TSC is not required to perform such investigation or remediation under the supervision or oversight of a Governmental Authority, or if the Governmental Authority is not obligated or required to issue such a written determination, the certification of a qualified environmental engineer or consultant certifying that TSC has performed such investigation or remediation in accordance with the requirements of applicable Environmental Laws and to the applicable cleanup standards.

     10.3     PURCHASER'S  CONSENTS  AND  AGREEMENTS.  In  connection with TSC's
              --------------------------------------
performance  of  investigation or remediation at the Slough Facility pursuant to
Section 10.1 hereof, or in the event TSC is obligated to perform any investigation or remediation of Environmental Conditions at the Slough Facility or the Hampton Facility after the Closing Date pursuant to Section 9.3 hereof, Purchaser and the UK Purchaser agree as follows: (i) Purchaser and the UK Purchaser shall provide TSC with access to the Slough Facility or the Hampton Facility, at reasonable times and upon reasonable advanced notice, as necessary to enable TSC to conduct any action undertaken by TSC pursuant to this Article X; (ii) TSC may perform a cost effective remediation at the Slough Facility or the Hampton Facility, provided such remediation complies with applicable Environmental Laws and achieves applicable cleanup standards and provided that such remediation does not unreasonably interfere with Purchaser's or the UK Purchaser's operation of the Business or the Acquired Assets at the Slough Facility or the Hampton Facility; and (iii) Purchaser and the UK Purchaser shall cooperate with TSC and use its reasonable efforts, at TSC's sole cost and expense, to assist TSC in performing a remediation at the Slough Facility or the Hampton Facility as required by Environmental Laws and in a cost effective manner in accordance with this Article X.


                                   ARTICLE XI
                        AMENDMENT, WAIVER AND TERMINATION
                        ---------------------------------

     11.1     AMENDMENT:  This Agreement may be amended at any time prior to the
              ---------
Closing, but only by written instrument which (a) has been executed by both of the parties hereto and (b) specifically refers to the provision of this Agreement to be amended.

     11.2     WAIVER:  Either  party  may  at  any  time waive compliance by the
              ------
other with any covenants or conditions contained in this Agreement but only by written instrument which (a) has been executed by the party waiving such compliance and (b) specifically refers to the provision of this Agreement to be waived. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

     11.3     TERMINATION:  This  Agreement  shall  terminate  automatically and
              -----------
without further action by the parties hereto, if the Closing has not occurred by August 14, 2000, unless otherwise extended by the parties in writing.

                                   ARTICLE XII
                                  MISCELLANEOUS
                                  -------------

     12.1     COOPERATION:  Each  of  Purchaser  and TSC will cooperate with the
              -----------
other party, at the other party's request and expense, in furnishing information, testimony and other assistance in connection with any actions, proceedings, arrangements and disputes with other persons or governmental inquiries or investigations by Governmental Authorities involving the conduct of the Business by the Division or the transactions contemplated hereby.

     12.2     CONFIDENTIALITY  AND  PUBLIC  ANNOUNCEMENTS:  Reference is made to
              -------------------------------------------
the Confidentiality Agreement (the "Confidentiality Agreement") dated March 6, 2000, between TSC and Purchaser. Both parties will continue to be bound by and will continue to abide by the terms and conditions of the Confidentiality Agreement. Except as required by Applicable Laws, neither the Purchaser nor TSC shall or permit any Affiliate to make any public announcement in respect of this agreement or the transactions contemplated hereby without the prior written consent of the other party.

     12.3     SEVERABILITY:  If any provision of this Agreement shall finally be
              ------------
determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

     12.4     EXPENSES:  Except  as  otherwise  provided  in  Section  7.7, this
              --------
Section 12.4 and in Section 12.5 hereof, each party will bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated. TSC will be solely responsible for payment of any fees W. Y. Campbell & Company and the Auditors resulting from or arising out of the transactions contemplated hereby. TSC and Purchaser will each pay one-half of any fees charged by the second firm of certified public accountants referred to in Section 2.7(b) hereof, except that (i) if Purchaser fails to prevail with regard to fifty percent (50%) or more of the amount it claims as a decrease in the Closing Net Book Value under
Section 2.7(c) due to items it disputes on the Auditors' Report, Purchaser will pay one hundred percent (100%) of such fees, and (ii) if Purchaser prevails with regard to more than fifty percent (50%) of the amount it claims as a decrease in the Closing Net Book Value under Section 2.7(c) due to items it disputes on the Auditors' Report, TSC will pay one hundred percent (100%) of such fees.

     12.5     TRANSFER  TAXES:  Purchaser  will  bear  the  cost  of sales, use,
              ---------------
registration, value added or other transfer taxes and all stamp duty (collectively, "Transfer Taxes"), if any, which are generated as a result of the sale of the Acquired Assets from TSC to Purchaser and the Lucas Acquired Assets from the Lucas Companies to the UK Purchaser. If TSC or the Lucas Companies pays all or part of any Transfer Taxes for which Purchaser or the UK Purchaser is responsible, then Purchaser or the UK Purchaser, as applicable, will promptly reimburse TSC or the Lucas Companies, as applicable, upon presentation of satisfactory evidence of payment without setoff of any kind.

     12.6     BULK  SALES:  Purchaser  waives  compliance  by  TSC  with  the
              -----------
provisions  of  any  so-called  bulk  sales  law  of  any  jurisdiction.

     12.7     NOTICES:  All notices, requests and other communications hereunder
              -------
shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after mailing registered or certified mail, return receipt requested, with postage prepaid:

     If  to  Purchaser,  then  to:     Measurement  Specialties,  Inc.
                                       80  Little  Falls  Rd.
                                       Fairfield,  New  Jersey  07004
                                       Attn:  Chairman
                                       Tel:  973.808.1819
                                       Fax:  973.808.1787
     with  a  copy  to:

                                       McCarter  &  English,  LLP
                                       Four  Gateway  Center
                                       100  Mulberry  Street
                                       Newark,  New  Jersey  07101-0652
                                       Attn:  Kenneth  E.  Thompson
                                       Tel:  973.622.4444
                                       Fax:  973.624.7070

     If  to  TSC,  then  to:           TRW  Inc.
                                       Automotive  Electronics
                                       24175  Research  Drive
                                       Farmington  Hills,  Michigan  48335-2642
                                       Telefax:  248.442.5290

                                       Attention:   Vice  President  and
                                                    Assistant  General  Counsel
                                                    TRW  Automotive  Electronics

provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then to the last address so designated.

     12.8     ASSIGNMENT:  This Agreement shall be binding upon and inure to the
              ----------
benefit of the successors of each of the parties hereto, but shall not be assignable by either party (other than to a Controlled Affiliate or to First Union National Bank ("FUNB") upon the exercise of its rights and remedies upon a default under that certain Revolving Credit, Term Loan and Security Agreement of even date by and between the Purchaser and FUNB, among others) without the prior written consent of the other. No assignment shall relieve the assigning party of any obligations hereunder.

     12.9     NO  THIRD  PARTIES:  Neither this Agreement nor any provisions set
              ------------------
forth herein is intended to, or shall, create any rights in or confer any benefits upon any person other than the parties hereto. This Agreement and the transactions contemplated by this Agreement shall in no way expand the rights or remedies of any third party against the Purchaser or TSC as compared to the rights and remedies which such third party would have had against TSC or the Purchaser absent the transactions contemplated by this Agreement. Without limiting the generality of the preceding sentence, the assumption by the Purchaser of the Assumed Liabilities shall not create any third party beneficiary rights.

     12.10     INCORPORATION BY REFERENCE:  The Appendices to this Agreement and
               --------------------------
the Disclosure Package constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

     12.11     GOVERNING  LAW:  This Agreement will be governed by and construed
               --------------
in accordance with the internal substantive laws of the State of Ohio, except where the substantive laws of another jurisdiction mandatorily apply.

     12.12     COUNTERPARTS:  More than one counterpart of this Agreement may be
               ------------
executed by the parties hereto and each fully executed counterpart shall be deemed an original without production of the others.

     12.13     COMPLETE  AGREEMENT:  This  Agreement,  including  the Appendices
               -------------------
hereto and the Disclosure Package, the Confidentiality Agreement and the Other Documents, set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

     IN  WITNESS  WHEREOF,  MEASUREMENT  SPECIALTIES,  INC.  and  TRW  SENSORS &
COMPONENTS INC. have each caused this Agreement to be executed by their respective duly authorized officers and have caused their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                     MEASUREMENT  SPECIALTIES,  INC.,
                                     a  New  Jersey  Corporation


                                     By: _____________________________
                                     Joseph  R.  Mallon,  Jr.
                                     Chairman  and  Chief  Executive  Officer

Attest:

By:  ___________________________
     Kirk  J.  Dischino
     Chief Financial Officer and
     Assistant  Secretary

                                     TRW  SENSORS  &  COMPONENTS  INC.


                                     By: _____________________________
                                     Name:
                                     its  attorney  pursuant  to  Power  of
                                     Attorney  dated  3  August,  2000
Attest:

By:  ___________________________
Name:
     its attorney pursuant to Power of
     Attorney  dated  3  August,  2000

TRW Inc. hereby guarantees the full and timely payment and/or performance of all of the obligations of TSC and the Lucas Companies under this Agreement of Purchase and Sale and the Other Agreements contemplated hereby.


                                     TRW  INC.


                                     By ______________________________
                                     Name:  William  A.  Fullmer
                                     Title:     Vice  President

EXHIBIT  2000.7
---------------
                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT

     Revolving Credit, Term Loan and Security Agreement dated as of August 7, 2000 among MEASUREMENT SPECIALTIES, INC., a corporation organized under the laws of the State of New Jersey ("Borrower"), the Lenders (as hereinafter defined) and FIRST UNION NATIONAL BANK ("First Union", "Lender" and "Agent").
     IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto and Lender hereby agree as follows:

                                  DEFINITIONS.
                                  -----------
Accounting  Terms.
     As used in this Agreement, the Notes, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended March 31, 2000. General Terms.
     For purposes of this Agreement the following terms shall have the following meanings:
     "Accountants" shall have the meaning set forth in Section 9.7 hereof. "Acquired Entity" shall mean any business, assets or Person subject to an
Acquisition  permitted  under  Section  7.12.
     "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or entity or all or substantially all of the assets of any corporation, partnership, joint venture, limited liability company or other firm or any division of any corporation, partnership, joint venture or other firm or entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership interest in or voting control of any partnership, joint venture, limited liability company or other firm or entity. The terms "Acquire" and "Acquired" used as a verb shall have a correlative meaning.
     "Acquisition Agreements" shall mean, collectively, (a) the Agreement of Purchase and Sale including all exhibits and schedules thereto dated as of August 4, 2000 between TRW Sensors & Components, Inc., a Virginia corporation, as seller and Borrower, as buyer, and (b) the U.K. Purchase and Sale Agreement including all exhibits and schedules thereto dated as of August 4, 2000 between MSUK, as buyer, and TRW Limited and Lucas Schaevitz Limited, as sellers.
     "Acquisition  Transaction"  shall  have  the  meaning  set forth in Section
2.2(h).
     "Advances" shall mean and include the Revolving Advances, the Term Loan and the Letters of Credit.
     "Advance Rates" shall mean, collectively, the Receivables Advance Rate, the Canadian Receivables Advance Rate, and the Inventory Advance Rate.

     "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
     "Agent" shall have the meaning set forth in the preamble to this Agreement and shall extend to all successor and assigns of such Person.
     "Assignment of Patents" shall mean, collectively, the assignments of patents executed by Borrower and Sensors to the Agent for the ratable benefit of the Lenders.
     "Assignment of Trademarks" shall mean the assignment of trademarks executed by Borrower to the Agent for the ratable benefit of the Lenders.
     "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A), as amended, supplemented or otherwise modified from time to time.
     "Authority" shall have the meaning set forth in Section 4.19(d). "Blocked Accounts" shall have the meaning set forth in Section 4.15(h). "Borrower" shall have the meaning set forth in the preamble to this
Agreement and shall extend to all permitted successors and assigns of such Persons.
     "Borrower's Account" shall have the meaning set forth in Section 2.9. "Borrowing Base" shall have the meaning set forth in Section 2.1(a)
     "Borrowing Base Certificate" shall have the meaning set forth in Section 2.1(b) hereto.
     "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New Jersey are authorized or required by law to close.
     "Canadian Eligible Receivable" shall mean any Eligible Receivable in which the Customer is located in Canada.
     "CERCLA"  shall mean the Comprehensive Environmental Response, Compensation
and  Liability  Act  of  1980,  as  amended,  42  U.S.C.   9601  et  seq.
     "Change in Control" shall mean (i) with respect to the Borrower: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than ten percent (10%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats on the board of directors of the Borrower by Persons who were neither (1) nominated by the board of directors of the Borrower nor (2) appointed by directors so nominated; or (c) the acquisition of direct or indirect control of the Borrower by any Person or group, and (ii) with respect to any other Obligor, any merger, consolidation, or sale of all or substantially all of the property or assets of or any other circumstance which results in a change from the date hereof in the Borrower's or any other Obligor's ability to directly or indirectly: (x) to vote 100% of the securities having ordinary voting power for the election of directors of such other Obligor, or (y) to direct or cause the direction of the management and policies of such other Obligor by contract or otherwise.
     "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Guarantor Collateral, Borrower, any other Obligor or any Affiliates of Borrower or such other Obligor.
     "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation.
     "Closing Date" shall mean August 7, 2000 or such other date as may be agreed to by the parties hereto.
     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
     "Collateral" shall mean and include all assets of Borrower now owned or hereafter acquired or arising including, without limitation, all of Borrower's now owned or hereafter acquired or arising:
          (a)     Receivables;
          (b)     Equipment;
          (c)     General  Intangibles;
          (d)     Inventory;

     (e) Leasehold Interests (other than Borrower's interest as tenant under the Norristown, Pennsylvania lease");
     (f) right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables and any and all Pledged Stock under the Stock Pledge Agreement; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property, including all indemnity and other rights for the benefit of Borrower and/or MSUK with respect to the Acquisition Agreements and all of Borrower's rights under the MSUK Note; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent, for the benefit of Lenders hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent or any Lender and Borrower;
     (g) ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any

Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), or (f) of this Paragraph; and
     (h) all proceeds and products of (a), (b), (c), (d), (e), (f), and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds. "Commitment" shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitment and Tern Loan Commitments of all of the Lenders.
     "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's or any other Obligor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.
     "Consolidated Funded Indebtedness" means, as to Borrower and the Obligors on a consolidated basis, all interest bearing Indebtedness (including capital leases and subordinate debt).
     "Contingent Obligations" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) for the obligations of a limited liability company in which such Person is a member, or (E) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligations shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Agent in good faith.
     "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.
     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or Obligors, are treated as a single employer under Section 414 of the Code.
     "Corporate Purpose Advance" shall have the meaning set forth in Section 2.1(a).

     "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, Sensors or MSUK, pursuant to which Borrower, Sensors or MSUK is to deliver any personal property or perform any services.
     "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.
     "Default Rate" shall have the meaning set forth in Section 3.1 hereof. "Depository Accounts" shall have the meaning set forth in Section 4.15(h)
hereof.
     "Documents" shall have the meaning set forth in Section 8.1(c) hereof. "Dollar" and the sign "$" shall mean lawful money of the United States of
America.
     "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Prime Rate.
     "Earnings  Before  Interest and Taxes" shall mean for any period the sum of
(i) consolidated net income (or loss) of Borrower for such period (excluding extraordinary gains), plus (ii) all consolidated interest expense of such period, plus (iii) all consolidated charges against income of Borrower for such period for federal, state and local income taxes.
     "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus
(iii) amortization expenses for such period, all determined on a consolidated basis.
     "Eligible Inventory" shall mean and include Inventory, with respect to Borrower and Sensors valued at the lower of cost or market value, determined on a first-in-first-out basis, which shall be raw materials and finished goods as certified by Borrower and Sensors which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.
     "Eligible Receivables" shall mean and include with respect to Borrower, Sensors or MSUK, each Receivable of Borrower, Sensors or MSUK arising in the ordinary course of Borrower's, Sensors' or MSUK's respective business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest (except with respect to MSUK Eligible Receivables) and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:
     (a) it arises out of a sale made by Borrower, Sensors or MSUK to an Affiliate or Subsidiary of Borrower, Sensors or MSUK or to a Person controlled by an Affiliate or Subsidiary of Borrower, Sensors or MSUK;
     (b) it is due or unpaid more than sixty (60) days after the original due date or greater than ninety (90) days after original invoice date;
(c) fifty percent (50%) or more of the aggregate amount of all amounts owed by a particular Customer are overdue more than sixty (60) days from the due date unless extended payment terms are granted, in which case not more than fifty percent (50%) of the aggregate amount of all amounts owed by a particular Customer are more than ninety (90) days from the original invoice date, or Borrower or Sensors has not received any notice nor has it any knowledge of any facts which adversely affect the credit of such Customer. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

(d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
(e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,
(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;
(f) the sale is to a Customer outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion and unless the sale qualifies as a Canadian Eligible Receivable or a MSUK Eligible Receivable;
(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper unless the sale qualifies as a Permitted Guaranteed Sale Arrangement;
(h) Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;
(i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower or Sensors, as the case may be, assigns its respective right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;
(j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the Borrower, Sensors or MSUK and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole and reasonable discretion, to the extent such Receivable exceeds such limit;
(l) to the extent the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of Borrower, Sensors or MSUK or the Receivable is contingent in any respect or for any reason;

(m) Borrower, Sensors or MSUK has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(n) shipment of the merchandise or the rendition of services in connection with such Receivable has not been completed;
(o) any return, rejection or repossession of the merchandise sold in connection with such Receivable has occurred;
(p)     such  Receivable  is  not  payable  to  Borrower,  Sensors  or  MSUK; or
(q) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.
     "Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.
     "Environmental Laws"shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.
     "Equipment" shall mean and include all of Borrower's and Sensors' goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.
     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
     "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00  minus  the  Reserve  Percentage.
     "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.
     "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.
     "Expiration Date" shall mean with respect to the Revolving Advances, August, 2002.
     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Lender.
     "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus capitalized expenditures made and taxes paid during such period to (b) all Senior Debt Payments, all as determined on a consolidated basis.
     "Formula Amount" shall have the meaning set forth in Section 2.1(a). "GAAP" shall mean generally accepted accounting principles in the United
States  of  America  in  effect  from  time  to  time.
     "General Intangibles" shall mean and include all of Borrower's and Sensors' general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, tradenames, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).
     "Guaranty" shall mean, collectively, the guaranty agreements executed by the Guarantor in favor of Agent and Lenders, as amended, supplemented or modified from time to time.
     "Guarantor" shall mean, collectively, Sensors and any other Person who hereafter becomes a guarantor of the Obligations.
     "Guarantor Collateral" shall mean "Collateral" as defined in or provided by the Guarantor Security Agreement.
     "Guarantor Security Agreement" shall mean the security agreement assigning, pledging and granting to Agent for the ratable benefit of Lenders a continuing security interest in and to all of Guarantor Collateral and any other similar security agreement hereafter entered into by any Guarantor.
     "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.
     "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), or any other applicable Environmental Law of the State of New Jersey, Commonwealth of Pennsylvania, State of California or any other Official Body and in the regulations adopted pursuant thereto.
     "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
     "Indebtedness" of a Person shall mean at a particular time, all items which, in accordance with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute, without duplication,
(a) indebtedness for borrowed money or the deferred purchase price of property (other than trade credit extended to such Person for the purchase of goods in the ordinary course of business to the extent the same would otherwise constitute Indebtedness), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations under leases which, in accordance with GAAP, are required to be capitalized on a balance sheet, (d) obligations under conditional sales or other title retention agreements, (e) indebtedness arising under letters of credit (both documentary and standby) and acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts (including, with limitation, any Letters of Credit Outstanding for which such Person is liable), (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual liens arising in the ordinary course of business to the extent such liens are Permitted Encumbrances) and liens for taxes, assessments or similar charges incurred in the ordinary course of business to the extent such liens are Permitted Encumbrances, (g) mandatory obligations of such Person to redeem or purchase stock or to purchase or repay Indebtedness, and (h) Contingent
Obligations  of  such  Person  in  respect  of  any  of  the  foregoing.
     "Insolvency Proceeding" shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Borrower or Guarantor or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.
     "Interest Period" shall mean the interest period provided for any Eurodollar Rate Loan.
     "Interest Rate Protection" shall mean rate protected loans, options, customary swap or other yield protection and prepayment cost recovery agreements, with terms and conditions reasonably acceptable to Agent and Borrower.
     "Inventory" shall mean and include all of Borrower's and Sensors' now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's and Sensors' business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
     "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order injunction, writ, decree or award of any Official Body.
     "Leasehold Interests" shall mean all of Borrower's and any other Obligor's right, title and interest in and to the premises located on Schedule 1.2(a).
     "Lenders" shall mean Summit, Chase, First Union and any other party who may hereafter become a lender hereunder and their respective successors, assigns and transferees as permitted hereunder, each of which is referred to herein as a Lender.
     "Letter of Credit" or "Letters of Credit" shall have the meaning assigned to that term in Section 2.14.

     "Letter of Credit Borrowing" shall mean an extension of credit resulting from a drawing under any Letter of Credit, PNC Letter of Credit or any payment by First Union under the PNC Indemnity Letter which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Advance under Section 2.15(d).
     "Letter  of  Credit  Fee"  shall  have the meaning assigned to that term in
Section  2.14(b).
     "Letters of Credit Outstanding" shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit (including the face amount of any PNC Letters of Credit) and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.
     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.
     "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the Borrower and Obligors taken as a whole, (b) Borrower's and Guarantor's ability taken as a whole to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral and the Guarantor Collateral or Agent's Liens on the Collateral and the Guarantor Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's rights and remedies under this Agreement and the Other Documents.
     "Maximum Leverage Ratio" shall mean and include, with respect to any fiscal period of Borrower, the ratio of (a) all Indebtedness (other than any subordinate Indebtedness) to (b) EBITDA, all calculated on a consolidated basis.
     "Maximum Revolving Advance Amount" shall mean $15,000,000, including a $1,000,000 sublimit for the issuance of documentary letters of credit and the PNC Letters of Credit then outstanding.
     "MSUK" shall mean Measurement Specialties (England) Limited, a United Kingdom corporation, a wholly owned subsidiary of Borrower.
     "MSUK Eligible Receivable" shall mean any Eligible Receivable of MSUK. "MSUK Loan" shall mean the loan in the amount of up to $6,000,000 from
Borrower to MSUK to finance MSUK's acquisition of certain assets of the Seller and evidenced by the MSUK Note.
     "MSUK Note" means the demand promissory note in the principal amount of $5,300,000 from MSUK to Borrower.
     "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof. "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Sections  3(37)  and  4001(a)(3)  of  ERISA.
     "Note" or "Notes" shall mean collectively, the Term Note and the Revolving Credit Note.
     "Obligations"  shall  mean  and  include  any  and  all  of  Borrower's and
Guarantor's Indebtedness and/or liabilities to Agent or any of the Lenders (including, but not limited to, any foreign exchange exposure provided to Borrower by any Lender, and any Letter of Credit Borrowing) or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or any of the Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, which may arise out of, under or in connection with this Agreement, any Interest Rate Protection with any Lender or the Other Documents, and all obligations of Borrower and Guarantor to Agent or any Lender hereunder or thereunder to perform acts or refrain from taking any action.
     "Obligors" means, collectively, Borrower, Sensors, MSUK, Measurement Limited and Jingliang Electronics (Shenzhen) Co. Ltd. and any other entity which hereafter becomes a Guarantor of the Obligations, a co-borrower or a Subsidiary of an existing Obligor.
     "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
     "Other Documents" shall mean the Notes, Stock Pledge Agreement, the PNC Indemnity Letter, Assignment of Patents, Assignment of Trademarks, Guaranty, Guarantor Security Agreement, any and all agreements relating to Interest Rate Protection, the fee letter between Borrower and Agent of even date hereof, the "blocked account" agreement of even date between Borrower, Agent and PNC Bank, National Association, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, letter of credit agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower or any Obligor and/or delivered to Agent and/or any Lender in respect of the transactions contemplated by this Agreement.
     "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.
     "Participant" shall mean each Person who shall be granted the right by Agent to participate in any of the Advances and who shall have entered into an Assignment and Assumption Agreement in form and substance satisfactory to Agent.
     "Participation Advance" shall mean, with respect to any Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.15.
     "Payment Office" shall mean initially 190 River Road, Summit, New Jersey 07901; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.
     "PBGC" shall mean the Pension Benefit Guaranty Corporation. "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the ratable benefit of Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower or by Guarantor; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent for the ratable benefit of Lenders or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's or Guarantor's business; (f) judgment Liens that have been stayed within 30 days of being entered or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's or Guarantor's business with respect to obligations which are not due or which are being contested in good faith by Borrower or Guarantor; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of the Borrower or Guarantor; and (h) Liens disclosed on Schedule 1.2(b).
     "Permitted Guaranteed Sale Arrangement" means a sale of goods by Borrower, consistent with current Borrower practice, in which the Customer is located in the United States of America and may return the goods to Borrower if same are not sold; provided the Receivable created by such sale is immediately canceled upon Borrower adding the returned goods to Inventory.
     "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the
Controlled  Group  is  required to contribute on behalf of any of its employees.
     "PNC Indemnity Letter" means the indemnity letter dated the date hereof from First Union to PNC Bank, National Association ("PNC") pursuant to which First Union agrees to indemnify PNC for any draws under the PNC Letters of Credit.
     "PNC Letters of Credit" shall mean the Letters of Credit outstanding on the date hereof issued by PNC and set forth on Schedule 2.14 hereto.
     "Prime Rate" shall mean the prime commercial lending rate of Agent as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Agent as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Agent to any particular class or category of customers of Agent.
     "Projections" shall have the meaning set forth in Section 5.5(b) hereof. "Purchase Price" shall mean with respect to any Acquisition under Section
7.12(c), an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 7.8), paid or delivered by Borrower and its Subsidiaries (but excluding any fees or expenses payable) in connection with such Acquisition plus (ii) the aggregate amount of liabilities of the Acquired
                   ----
Entity (net of current assets of the Acquired Entity) that would be reflected on a balance sheet (if such were to be prepared) of Borrower and its Subsidiaries after giving effect to such acquisition.
     "Purchasing Lender" shall mean the purchasing Lender pursuant to an Assignment and Assumption Agreement.
     "Ratable Share" shall mean the proportion that a Lender's Commitment bears to the Commitments of all of the Lenders. As of the date hereof, the Ratable Share of First Union is 40%, the Ratable Share of Chase is 30% and the Ratable
Share of Summit is 30%, as any such Ratable Share may be increased by any Lender's separate exposure under any Interest Rate Protection Agreement or foreign exchange contract in connection with any distributions to the Lenders upon any realization of any Collateral or after an acceleration of the Obligations.
     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as same may be amended from time to time.
     "Real Property" shall mean all of Borrower's and any other Obligor's right, title and interest in and to the owned and leased premises identified on
Schedule  5.2(c)  hereto.
     "Receivables" shall mean and include all of Borrower's, Sensors' or MSUK's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower, Sensors or MSUK by their respective Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower, Sensors or MSUK arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
     "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.
     "Reimbursement  Obligation" shall have the meaning assigned to such term in
Section  2.15.
     "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof. "Reportable Event" shall mean a reportable event described in Section
4043(b)  of  ERISA  or  the  regulations  promulgated  thereunder.
     "Required  Lenders"  shall  mean
     (i) if there are no Advances or Obligations outstanding, Lenders whose Commitment aggregate greater than seventy-five percent (75%) of the Commitments of all of the Lenders.
     (ii) at all other times, Lenders holding greater than seventy-five percent (75%) of the Advances at such time.
     "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.
     "Revolving Advances" shall mean Advances made other than the Term Loan. "Revolving Credit Commitment" shall mean as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(A) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement. "Revolving Credit Commitments" shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
     "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.
     "Revolving Interest Rate" shall mean (a) the Eurodollar Rate plus two and three quarters percent (2.75%) per annum, or (b) the Prime Rate, plus one percent (1%), for the initial period following the Closing Date through December 31, 2000, to be adjusted quarterly thereafter, based on the ratio of Consolidated Funded Indebtedness as of the end of such quarter to the last twelve (12) months of EBITDA, (as adjusted quarterly based upon Borrower's consolidated financial statements provided to Agent, such adjustment to occur five (5) business days after Agent's receipt thereof), as follows:


                                               Eurodollar Rate
Consolidated Funded Indebtedness/EBITDA             Plus         Prime Rate Plus

Less than 2.25:1.00                                 2.25%              .50%
Greater than or equal to 2.25:1.00                  2.75%             1.00%



     "Seller" shall mean, collectively, TRW Sensors & Components, Inc., a Virginia corporation, TRW Limited, an English corporation and Lucas Schaevitz Limited, an English corporation.

     "Senior Debt" shall mean the sum of the outstanding balance of the Term Loan, the Revolving Advances, including any and all Letters of Credit Outstanding and any other Indebtedness due and owing by the Borrower to any of the Lenders.
     "Senior Debt Payments" shall mean and include all cash actually expended by Borrower to make (a) interest payments on any Advances hereunder, plus, (b) regularly scheduled principal payments on the Term Loan plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money.
     "Sensors" shall mean IC Sensors, Inc., a California corporation, a wholly owned subsidiary of Borrower.
     "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.
     "Stock Pledge Agreement" shall mean, collectively, the pledge agreement executed by Borrower, pledging of the Subsidiary Stock (other than the stock of Jingliang Electronics (Shenzhen) Co. Ltd.) to the Agent for the ratable benefit of Lenders and the pledge agreement executed by Measurement Limited pledging the stock of Jingliang Electronics (Shenzhen) Co., Ltd. to the Agent for the ratable benefit of Lenders.
     "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.
     "Subsidiary Stock" shall mean sixty-five percent (65%) of the issued and outstanding shares of stock of Measurement Limited, a Hong Kong corporation, MSUK, Jingliang Electronics (Shenzhen) Co. Ltd., a Chinese corporation and any other hereafter created foreign Subsidiary and all of the issued and outstanding shares of stock of Sensors and any other hereafter created domestic Subsidiary.
     "Summit" shall mean Summit Bank, a New Jersey banking institution. "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower and other Obligors including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include debt fully subordinated to Senior Debt on terms and conditions acceptable to Agent.
     "Term" shall have the meaning set forth in Section 14.1 hereof. "Term Loan" shall mean the Advances made pursuant to Section 2.5 hereof. "Term Loan Commitment" shall mean, as to any Lender at any time, the amount initially set forth opposite the name of Schedule 1.1(A) in the column labeled "Amount of Commitment for Term Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.
     "Term  Loan  Maturity  Date"  means  August  7,  2006.
     "Term Loan Rate" shall mean the Eurodollar Rate plus three and one-quarter percent (3.25%), for the initial period following the Closing Date through December 31, 2000, to be adjusted quarterly thereafter, based on the ratio of Consolidated Funded Indebtedness as of the end of such quarter to the last twelve (12) months of EBITDA (adjusted quarterly based upon Borrower's consolidated financial statements provided to Agent such adjustment to occur five (5) Business Days after Agent's receipt thereof) as follows:

Consolidated Funded                       Eurodollar Rate
Indebtedness/EBITDA                            Plus

Less than or equal to 2.25                     2.75%
Greater than or equal to 2.25:1.00             3.25%


     "Term  Note"  shall  mean,  collectively, the promissory notes described in
Section  2.5  hereof.
     "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower, any other Obligor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any other Obligor or any member of the Controlled Group from a Multiemployer Plan.
     "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
     "Transactions" shall have the meaning set forth in Section 5.5 hereof. "Transferee" shall have the meaning set forth in Section 14.3(b) hereof. "Transferor Lender" shall mean the selling Lender pursuant to an Assignment and  Assumption  Agreement.
     "Undrawn  Availability"  at a particular date shall mean an amount equal to
(a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) Letters of Credit Outstanding, plus (iii) fees and expenses for which Borrower is liable but which have not been paid or charged to Borrower's Account.
     "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday. Uniform Commercial Code Terms.
     All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New Jersey shall have the meaning given therein unless otherwise defined herein.
Certain  Matters  of  Construction.
The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders.
Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.
Agent's  Discretion  and  Consent.
     Whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.

                             THE CREDIT FACILITIES.
                             ---------------------
ADVANCES,  PAYMENTS.

REVOLVING  ADVANCES.
--------------------
     Subject to the terms and conditions set forth in this Agreement, each Lender, will severally make on a ratable basis according to the Ratable Share of each Lender, Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

          up to 85% ("Receivables Advance Rate") of Eligible Receivables which are not Canadian Eligible Receivables, MSUK Eligible Receivables or Eligible Receivables generated by Permitted Guaranteed Sale Arrangements, plus up to the lesser of 70% or $1,000,000
               ("Canadian Receivables Advance Rate"), of Canadian Eligible Receivables;

          up   to 60% ("Inventory  Advance Rate"),  of the value of the Eligible
               Inventory;   up  to  the  lesser  of  33%  or  $1,000,000  ("MSUK
               Receivables Advance Rate"), of MSUK Eligible Receivables;

          up to the lesser of 60% or $1,000,000 (the "Guaranteed Sale Advance Rate") of Eligible Receivables generated by Permitted Guaranteed Sale Arrangements;

          up to 50% of the face amount of outstanding documentary Letters of Credit; minus reserves (calculated after applying such reduction percentages set forth above as further described in Exhibit 2.1(b)) determined by Agent for advertising allowances, warranty claims and other customary contingencies plus all Letters of Credit Outstanding and such other reserves as Agent may reasonably deem proper and necessary from time to time.

     The  amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), (iii),
(iv), (v) and (vi) minus (y) Section 2.1 (a)(y)(vii) at any time and from time to time shall be referred to as the "Formula Amount" or the "Borrowing Base". The Revolving Advances shall be evidenced by the secured promissory note ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

     The availability of Revolving Advances which will be used for other than working capital purposes including to finance in whole or in part any Acquisition Transaction (a "Corporate Purpose Advance") shall be subject to the further limitation that the maximum amount of Corporate Purpose Advances at any time outstanding may not exceed the then Borrowing Base minus the sum of (i)
                                                           -----
one-third (1/3) of the then Borrowing Base and (ii) the total amount of then outstanding Revolving Advances, Letters of Credit Outstanding and fees and expenses for which Borrower is liable but which have not been paid or charged to Borrower's Account. The limitations herein shall not prevent the initial extension of any Revolving Advances used to assist in financing the transactions described in the Acquisition Agreements but any such Revolving Advances shall thereafter be included in the calculation set forth herein.

BORROWING  BASE  CERTIFICATE.
-----------------------------
     On the date hereof, and thereafter within fifteen (15) days after the end of each month, Borrower shall furnish to Agent and Lenders a certificate (a "Borrowing Base Certificate") substantially in the form attached hereto as
Exhibit 2.1(b), executed by the Chief Financial Officer of Borrower setting forth the Borrowing Base and the other information required therein as of the Borrower's close of business on the last day of the immediately preceding month together with such other information with respect to Eligible Receivables and Eligible Inventory of the Borrower as Agent may reasonably request including, but not limited to, an accounts receivable aging and an accounts payable aging.

[INTENTIONALLY  OMITTED]
------------------------
NATURE  OF  LENDERS'  OBLIGATIONS  WITH  RESPECT  TO  REVOLVING  ADVANCES.
--------------------------------------------------------------------------
     The aggregate of each Lender's Revolving Advances outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligations to make Revolving Advances hereunder on or after the Expiration Date.
Procedure  for  Revolving  Advances  Borrowing.
     (a) Borrower may notify Agent prior to 11:00 a.m. on a Business Day which is one (1) Business Day prior to the Business Day on which Borrower wishes to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or any of the Lenders, and such request shall be irrevocable.
     (b) Notwithstanding the provisions of (a) above, in the event Borrower desires to obtain a Revolving Advance as a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days' prior written notice, specifying
(i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in minimum amounts of $1,000,000 and additional increments of $100,000, (iii) the duration of the Interest Period therefor. Interest Periods for Revolving Advances which are Eurodollar Rate Loans shall be for one or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No such Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default. No more than five (5) Revolving Advances as Eurodollar Rate Loans may be outstanding at any one time. Revolving Advances which are Domestic Rate Loans shall be in minimum amounts of $500,000 and additional increments of $100,000.
     (c) Each Interest Period of any Revolving Advance which is a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Expiration Date or the Term as the case may be.
Borrower shall elect the initial Interest Period applicable to any Revolving Advance which is a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.
     (d) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Revolving Advance which is a Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans or Domestic Rate Loans, in the aggregate.
     (e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty (except as hereinafter provided), but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is made on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify each Lender therefor in accordance with Section 2.2(f) hereof.
     (f) Borrower shall indemnify each Lender and hold each Lender harmless from and against any and all losses or expenses that such Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by such Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to Borrower shall be conclusive absent manifest error.
     (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of such Lender to make Eurodollar Rate Loans hereunder, shall forthwith be canceled and Borrower shall, if any affected
Eurodollar Rate Loans are then outstanding, promptly upon request from such Lender, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay such Lender, upon Lender's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to Borrower shall be conclusive absent manifest error.
     (h) Each request by Borrower for a Revolving Advance shall specify whether such Revolving Advance is for general corporate or working capital purposes of Borrower. If the purpose of the Revolving Advance shall be to finance in whole or in part an acquisition of stock or assets or a merger or other such transaction (an "Acquisition Transaction") which is otherwise permitted hereby, Borrower shall (i) provide to Agent copies of all documentation relating to the Acquisition Transaction, (ii) execute and deliver such security and other documentation as Agent requires so as to create and perfect a security interest in the acquired assets or stock/equity interests, (iii) if the acquired entity becomes a direct or indirect Subsidiary of Borrower, cause such entity to become a co-borrower hereunder or to execute and deliver a Guaranty and security agreement as required by Agent and (iv) provide such other documents, opinions and other matters as Agent reasonably requests.
     (i) The provisions of subsection (e), (f) and (g) hereof shall be applicable to Revolving Advances which are Eurodollar Rate Loans and the Term Loan. Disbursement of Advance Proceeds.
     All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent and Lenders, shall be charged to Borrower's Account on Agent's books. Prior to the Expiration Date, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to Borrower's operating account at the Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

Making  Revolving  Advances.
     The Agent shall, promptly after receipt by it of a request for a Revolving Advance pursuant to Section 2.2, notify the Lenders of its receipt of such request specifying: (i) the date of the proposed borrowing and the time and method of disbursement of the Revolving Advance requested thereby; (ii) the amount and type of each such Revolving Advance and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolving Advance as determined by the Agent in accordance with Section 2.1(d). Each Lender shall remit its Ratable Share of the principal amount of each Revolving Advance to the Agent such that the Agent is able to, and Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Revolving Advances to the Borrower in U.S. Dollars and immediately available funds at the Payment Office prior to 2:00 p.m., on the applicable Borrowing date provided that if any Lender fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Advances of such Lender on such Borrowing date, and such Lender shall be subject to the repayment obligation in Section 13.16. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's portion of the Revolving Advance no later than 2:00 p.m., on the applicable Borrowing date, then interest shall accrue on such Lender's obligation to make such payment, from the applicable Borrowing date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three (3) days following the applicable Borrowing date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances at Domestic Rate Loans on and after the fourth day following the applicable Borrowing Date.
Term  Loan.
     Subject to the terms and conditions of this Agreement, each Lender, severally on a ratable basis in accordance with its Ratable Share will make a term loan to Borrower which when aggregated with the term loans made by the other Lenders will total $25,000,000. The Term Loan shall be advanced by the Lenders in their Ratable Share on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement:
     (a) Quarterly payments of principal of the Term Loan in the amount of $1,000,000 each plus interest shall be payable on the first Business Day of each calendar quarter, commencing on September 1, 2000, and each December 1, March 1, June 1 and September 1 thereafter, provided, however that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. All remaining principal amounts outstanding under the Term Loan together with all accrued interest thereon shall be due and payable in full on the Term Loan Maturity Date.
     (b) In addition to the Term Loan payment set forth in Section 2.4 (a), Borrower shall pay, as additional principal payments on the Term Loan an amount equal to the net proceeds of any sale or issuance of equity of Borrower in an amount equal to the greater of $5,000,000 or 33% of such net proceeds realized from equity sales or issuances by Borrower. Amounts prepaid in accordance with this Section 2.5(b) shall be applied against principal installments of the Term Loan in inverse order of maturity. The Term Loan shall be evidenced by a secured promissory note ("Term Note") in substantially the form attached hereto as
Exhibit 2.4.
     (c) The obligations of each Lender to make the Term Loan to the Borrower shall be in the proportion that such Lender's Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender's Term Loan to the Borrower shall never exceed its Term Loan Commitment.

The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments and the Borrower shall not have the right to borrow, repay and reborrow under this Section 2.5.
     (d) Interest Periods for the Term Loan shall be for three months; provided, if such Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.
Maximum  Advances.
The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.
Repayment  of  Advances.
     (a) The Revolving Advances shall be due and payable in full on the Expiration Date subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.5 hereof and in the Term Note.
     (b) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 2:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2 hereof.
     (c) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim. Repayment of Excess Advances.
     The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.
Statement  of  Account.
     Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by each Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect
Agent or any Lenders. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
Additional  Payments.
     Any sums expended by Agent or any Lender due to Borrower's or Guarantor's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.
Mandatory  Prepayments.
     (a) When Borrower or Guarantor sells or otherwise disposes of any Collateral or Guarantor Collateral, as the case may be, other than Inventory or collection of Receivables in the ordinary course of business, Borrower shall, except as otherwise permitted under Section 4.3, repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent and Lenders. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, ratably to the outstanding principal installments on the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.
     (b) Upon any issuance of additional equity by Borrower, Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to net proceeds of any sale or issuance of equity of Borrower in an amount equal to the greater of $5,000,000 or 33% of such net proceeds of such equity issuance, which amount shall be applied first, ratably to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent determines subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof. Optional Prepayment.
     Borrower shall have the right, upon three (3) days prior written notice to the Agent, to prepay the Term Loan, in compliance with the terms of this Agreement, in whole or in part, plus accrued interest to the date of prepayment. Any such prepayment shall be applied ratably to the outstanding principal installments of the Term Loan in inverse order of maturities thereof. In the event that any prepayment of portion of the Term Loan that is a Eurodollar Rate Loan is required or permitted under Sections 2.11 or 2.12 on a date other than the last Business Day of then current Interest Period with respect hereto, Borrower shall indemnify each Lender therefor in accordance with Section 2.2(f) hereof.
Use  of  Proceeds.
     Borrower shall apply the proceeds of Advances to (i) partially fund the acquisition by Borrower of certain assets from Seller pursuant to the Acquisition Agreements, (ii) pay reasonable fees and expenses relating to the Transactions, (iii) provide for its working capital needs, (iv) to refinance existing Indebtedness to PNC Bank, National Association and other lenders party to the loan documentation dated as of February 15, 2000 and (v) for general corporate purposes.
Letter  of  Credit  Sublimit.
     (a) Borrower may request the issuance of a letter of credit (a "Letter of Credit") by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., New York time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a documentary letter of credit. Subject to the terms and conditions hereof and in reliance on the agreements of the Lenders set forth in this Section 2.14, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the face amount of Letters of Credit Outstanding exceed, at any one time, $1,000,000, or (ii) the sum of the Letters of Credit Outstanding plus the outstanding Revolving Advances exceed the Formula Amount.
     (b) The Borrower shall pay to the Agent for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to .25% of the face amount of the Letter of Credit, which fee shall be payable on the Drawing Date (as hereinafter defined).

One-half of the Letter of Credit Fee shall be shared by the Lenders (other than the Agent) in accordance with their Ratable Share and the other half of the Letter of Credit Fee shall be paid to the Agent. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letter of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. Disbursements, Reimbursement.

     (a) Immediately upon the issuance of each Letter of Credit and as to each PNC Letter of Credit and upon any payment by First Union under the PNC Indemnity Letter, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit or PNC Letter of Credit and each drawing thereunder (and any payment by First Union under the PNC Indemnity Letter) in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit or PNC Letter of Credit and the amount of such drawing, respectively or payment under the PNC Indemnity Letter.
     (b) In the event of any request for a drawing under a Letter of Credit or PNC Letter of Credit by the beneficiary or transferee thereof or payment by First Union under the PNC Indemnity Letter, the Agent will promptly notify the Borrower. Upon receiving such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, on each date that an amount is paid by the Agent under any Letter of Credit or payment by First Union under the PNC Indemnity Letter (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit, PNC Letter of Credit or payment by First Union under the PNC Indemnity Letter by 12:00 noon, on the Drawing Date, the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Advances of Domestic Rate Loans be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit or PNC Letter of Credit or payment by First Union under the PNC Indemnity Letter, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 8.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.15(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (c) Each Lender shall upon any notice pursuant to Section 2.15(b) make available to the Agent an amount in immediately available funds equal to its Domestic Rate Loan, its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.15 (d)) each be deemed to have made a Revolving Advance of a Domestic Rate Loan to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Advances of a Domestic Rate Loan, on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.15(c).
     (d) With respect to any unreimbursed drawing (or any payment by First Union under the PNC Indemnity Letter) that is not converted into Revolving Advances of Domestic Rate Loans to the Borrower in whole or in part as contemplated by
Section 2.15(b), because of the Borrower's failure to satisfy the conditions set forth in this Agreement other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Advances of Domestic Rate Loans. Each Lender's payment to the Agent pursuant to Section 2.15(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Lender in satisfaction of its participation obligation under this Section 2.15. Repayment of Participation Advances.
     (a) Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under any Letter of Credit or PNC Letter of Credit or under the PNC Indemnity Letter with respect to which any Lender has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit or PNC Letter of Credit or under the PNC Indemnity Letter, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable
Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.
     (b) If the Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to the Agent pursuant to Section 2.16(a) in reimbursement of a payment made under the Letter of Credit or PNC Letter of Credit or under the PNC Indemnity Letter or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.
Documentation.
     Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit executed by Borrower and the Agent's written regulations and general customary practices relating to letters of credit. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. Determinations to Honor Drawing Requests.
     In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
Nature  of  Participation  and  Reimbursement  Obligations.

     Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Advances or Participation Advances, as contemplated by Section 2.15, as a result of a drawing under a Letter of Credit or a PNC Letter of Credit or payment under the PNC Indemnity Letter, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit or a PNC Letter of Credit or payment under the PNC Indemnity Letter, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.19 under all circumstances, including the following circumstances:
     (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Borrower or any other Person for any reason whatsoever;
     (ii) the failure of Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in
Section 2.1, 2.2, 2.3, or 2.4 or as otherwise set forth in this Agreement for the making of a Revolving Credit Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.15;
     (iii) any lack of validity or enforceability of any Letter of Credit;
     (iv) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit or a PNC Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Lender or Subsidiaries of a Borrower and the beneficiary for which any Letter of Credit or a PNC Letter of Credit was procured);
     (v) any draft, demand, certificate or other document presented under any Letter of Credit or a PNC Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;
     (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower, Guarantor or Subsidiaries of Borrower or any other Obligor;
     (vii) any breach of this Agreement or any Other Document by any party thereto;
     (viii) the occurrence or continuance of an Insolvency Proceeding with respect to Borrower or any other Obligor;
     (ix) the fact that an Event of Default shall have occurred and be continuing;
     (x) the fact that the Term shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
     (xi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Indemnity.
     In addition to amounts payable as provided in Section 13.5, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").
Liability  for  Acts  and  Omissions.
     As between any Borrower and the Agent, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit or PNC Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit or PNC Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or PNC Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any PNC Letter of Credit, or any other party to which any PNC Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or PNC Letter of Credit, or any other claim of Borrower against any beneficiary of any Letter of Credit or PNC Letter of Credit, or any such transferee, or any dispute between or among Borrower and any beneficiary of any Letter of Credit or PNC Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit or PNC Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses(i) through (viii) of such sentence.
     In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or the PNC Letters of Credit or any documents and certificates delivered thereunder or payment under the PNC Indemnity Letter, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Lender.
Pro  Rata  Treatment  of  Lenders.
     Each borrowing shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any interest rate and each payment or prepayment by the Borrower with respect to principal, interest, commitment fees, facility fees, or other fees (except for the Letter of Credit Fees and other fees payable only to Agent) or amounts due from the Borrower hereunder to the Lenders with respect to the Advances, shall (except in the case of an event specified in Section 3.7, 2.16 or 3.8) be made in proportion to the applicable Advances outstanding from each Lender and, if no such Advances are then outstanding, in proportion to the Ratable Share of each Lender.

Replacement  of  a  Lender.
     In  the event any Lender (i) gives notice under Section 3.7 or Section 3.6,
(ii) does not fund Revolving Advances because the making of such Advances would contravene any Law applicable to such Lender, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Advances of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety (90) days after (w) receipt of such Lender's notice under Section 3.7 or 3.6, (x) the date such Lender has failed to fund Revolving Advances because the making of such Advances would contravene Law applicable to such Lender or (y) the date such Lender became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 2.2(f) and 3.6 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Term Loan of such Lender shall be provided by one or more of the remaining Lenders (at their option) or a replacement bank acceptable to the Agent; provided, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 13.14 and provided that all Letters of Credit have expired or been terminated or replaced.
Outstanding  Letter  of  Credit  Obligations.
     Upon an Event of Default, the full amount of all Letters of Credit Outstanding shall be deemed to increase the principal amount outstanding of the Revolving Advances (and any unpaid interest thereon and on unpaid letter of credit fees shall be deemed principal on such Revolving Advances, provided that
                                                                   -------- ----
no interest shall be charged on the amount of the Letters of Credit or PNC Letter of Credit unless and until such Letters of Credit or PNC Letter of Credit are drawn upon) for purposes of (x) distribution of payments hereunder and (y) application of proceeds; provided, however, if any such Letter of Credit or PNC Letter of Credit thereafter expires without being drawn upon, the amount thereof shall reduce the principal amount of the Revolving Advances (as previously increased pursuant to this section 2.24) and the distributions of payments and proceeds to the Agent and Lenders shall be adjusted accordingly.

                               INTEREST AND FEES.
                               -----------------
Interest.
     Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans , at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the Term Loan Rate (collectively, as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (the "Default Rate").
Commitment  Fee.
     If, for any month during the Term, the average daily unused balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent, for the ratable benefit of Lenders, a fee at a rate equal to (i) three-eighths of one percent (3/8%) per annum if the ratio of Consolidated Funded Indebtedness to EBITDA is less than 2.25 to 1.00 and, (ii) one half of one percent ( %) per annum if the ratio of Consolidated Funded Indebtedness to EBITDA is equal to or greater than
2.25 to 1.00, in either case on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unused balance. Such fee shall be payable to Agent in arrears on the last day of each calendar quarter. The calculation of the above ratio (and any adjustment in fee) shall be made quarterly based upon Borrower's consolidated financial statements provided to Agent and shall become effective five (5) days after Agent receives such financial statements as same are provided as required by Section 9.8 hereof. [INTENTIONALLY OMITTED.]
Computation  of  Interest  and  Fees.
     Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall accrue at the applicable Contract Rate during such extension and be payable with such payment.
Maximum  Charges.
     In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.
Increased  Costs.
     In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender and the office or branch where Agent or any Lender makes or maintains any Eurodollar Rate Loans with any request or directive
(whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
     (a) subject Agent or such Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or such Lender by the jurisdiction in which it maintains its principal office);
     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on Agent or such Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;
     and the result of any of the foregoing is to increase the cost to Agent or such Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any such case, Borrower shall promptly pay Agent or such Lender, within ten
(10) days following its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error. Basis For Determining Interest Rate Inadequate or Unfair.
     In  the  event  that  Agent  or  any  Lender  shall  have  determined that:
     (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or
     (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then each affected Lender shall give Agent, and Agent shall give Borrower, prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be canceled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or
Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.
Capital  Adequacy.
     (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or Lender and the office or branch where such Agent or Lender makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or such Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender to be material, then, from time to time, Borrower shall pay within ten (10) days following demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.8 shall be available to Agent and Lenders regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.
     (b) A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.8(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

                            COLLATERAL: GENERAL TERMS
                            -------------------------
Security  Interest  in  the  Collateral.
     To secure the prompt payment and performance to Agent and Lenders of the Obligations, Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of Lenders a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.
Perfection  of  Security  Interest.
     Borrower and Sensors shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral and in Guarantor Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral and in Guarantor Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) making a good faith effort to obtain landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral and the Guarantor Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. All charges, expenses and fees Agent and/or Lenders may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's or such Lender's option, shall be paid to Agent or such Lender immediately upon demand. Disposition of Collateral.
     Borrower and Sensors will safeguard and protect all Collateral and Guarantor Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business (which obsolete or worn-out Equipment shall not have an aggregate fair market value of more than

$100,000 in any one fiscal year) and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent, for the account of Lenders as a principal prepayment on the Term Loan.
Preservation  of  Collateral  and  Guarantor  Collateral.
     In  addition  to  the rights and remedies set forth in Section 11.1 hereof,
Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's and each Lender's interest in and to preserve the Collateral and the Guarantor Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's or any other Obligor's premises a custodian who shall have full authority to do all acts necessary to protect Agent's and each Lender's interests in the Collateral and the Guarantor Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral and the Guarantor Collateral; (d) may use any of Borrower's or any other Obligor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral and the Guarantor Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral and the Guarantor Collateral is located, and may proceed over and through any of Borrower's or any other Obligor's owned or leased property. Borrower and the other Obligors shall cooperate fully with all of Agent's efforts to preserve the Collateral and the Guarantor Collateral and will take such actions to preserve the Collateral and the Guarantor Collateral as Agent may direct. All of Agent's and or any Lender's expenses of preserving the Collateral and the Guarantor Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.
Ownership  of  Collateral  and  Guarantor  Collateral.
     With respect to the Collateral and Guarantor Collateral, at the time the Collateral and Guarantor Collateral becomes subject to Agent's security interest: (a) Borrower and Sensors, as applicable, shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral and Guarantor Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower and Sensors, as applicable, or delivered to Agent and/or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower and Sensors, as applicable, shall have full capacity to execute same; and (d) Borrower's and Sensor's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section
4.3  hereof.
Defense  of  Agent's  and  each  Lender's  Interests.
     Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's and each Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory sold in the ordinary course of business and Equipment to the extent permitted in
Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted

Encumbrances, any part of the Collateral or the Guarantor Collateral. Borrower and Sensors, as applicable, shall defend Agent's and each Lender's interests in the Collateral and the Guarantor Collateral against any and all Persons whatsoever. At any time following demand by Agent and/or any Lender for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Guarantor Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises such right to take possession of the Collateral and/or Guarantor Collateral, Borrower and Sensors, as applicable, shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral and the Guarantor Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower and Sensors, as applicable, shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's and Sensor's possession, they, and each of them, shall be held by Borrower and Sensors, as applicable, in trust as Agent's trustee, and Borrower will immediately deliver them to Agent Lender in their original form together with any necessary endorsement.
Books  and  Records.
     Borrower and the other Obligors shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower. Financial Disclosure.
     Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and Lenders copies of any of Borrower's or other Obligor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and Lenders any information such accountants may have concerning Borrower's and/or other Obligor's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and Lenders copies of reports or examinations relating to Borrower and/or another Obligor, whether made by Borrower or otherwise; however, Agent and Lenders will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.
Compliance  with  Laws.
     Borrower and the other Obligors shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral and/or the Guarantor Collateral or any part thereof or to the operation of Borrower's or any other Obligor's business the non-compliance with which could reasonably be expected to have a Material

Adverse Effect. The Collateral and the Guarantor Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral and/or the Guarantor Collateral so that such insurance shall remain in full force and effect.
Inspection  of  Premises.
     At all reasonable times and upon reasonable advance notice Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's and the other Obligors' books, records, audits, correspondence and all other papers relating to the Collateral and/or the Guarantor Collateral and the operation of Borrower's and/or the other Obligors' business. Agent, may enter upon any of Borrower's and/or any Obligor's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's and/or any other Obligor's business. So long as no Event of Default then exists and is continuing, Agent may conduct one field exam of Borrower and of Guarantor each year, at the expense of Borrower or Guarantor. Any field exams or other audits after an Event of Default which is continuing shall be at the expense of Borrower.
Insurance.
     Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's and the other Obligor's own cost and expense in amounts and with carriers acceptable to Agent, Borrower and the other Obligors shall (a) keep all its insurable properties and properties in which any of them has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in similar businesses including, without limitation, business interruption insurance;, (b) maintain a bond in such amounts as is customary in the case of companies engaged in similar businesses insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower and/or the other Obligors either directly or through authority to draw upon such funds or to direct generally the disposition of such assets;
(c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which any of them is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) and (e) above with respect to the Borrower and the Guarantor, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent, the Borrower and the other Obligors to make payment for such loss to Agent and not to Borrower and/or the other Obligors and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and/or the other Obligors and Agent jointly, Agent may endorse Borrower's and/or the other Obligors' name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses
(a), and (b) and (e) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand.
Failure  to  Pay  Insurance.
     If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower and/or any other Obligor, and charge Borrower's Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.
Payment  of  Taxes.
     Borrower and the other Obligors will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower, the other Obligors or any of the Collateral or Guarantor Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and/or Guarantor and Agent and/or any Lender which Agent and/or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral and/or the Guarantor Collateral, Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this
Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.
Payment  of  Leasehold  Obligations.
     Borrower and the other Obligors shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.
Receivables.

NATURE  OF  RECEIVABLES.
------------------------
     Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

SOLVENCY  OF  CUSTOMERS.
------------------------
     Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such

Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

LOCATIONS  OF  BORROWER.
------------------------
     Borrower's chief executive office is located at 80 Little Falls Road, Fairfield, New Jersey 07004. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

COLLECTION  OF  RECEIVABLES.
----------------------------
     Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Agent's and each Lenders' best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Lender's property and in trust for Lenders all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request by Agent, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

NOTIFICATION  OF  ASSIGNMENT  OF  RECEIVABLES.
----------------------------------------------
     At any time following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and/or Guarantor Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral and/or Guarantor Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

POWER  OF  AGENT  TO  ACT  ON  BORROWER'S  BEHALF.
--------------------------------------------------
     Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) after an Event of Default, to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) after an Event of Default, to demand payment of the Receivables; (vi) after an Event of Default, to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) after an Event of Default, to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) after an Event of Default, to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

NO  LIABILITY.
--------------
     Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default, Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

ESTABLISHMENT  OF  A  LOCKBOX  ACCOUNT;  DOMINION  ACCOUNT.
-----------------------------------------------------------
     All proceeds of Collateral shall, at the direction of Agent, be deposited by Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require. All funds deposited in any such Blocked Account shall immediately become the property of Agent for the benefit of Lenders. Agent does not assume any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

ADJUSTMENTS.
------------
     Borrower will not, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

GUARANTOR  RECEIVABLES
----------------------
     Sensors and  MSUK will be bound by the terms and provisions of this Section
4.15 in addition to Sensors being bound by the provisions of the Guarantor Security Agreement.
Inventory.

     To the extent Inventory held for sale or lease has been produced by Borrower, it has been and will be produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.
Maintenance  of  Equipment.
     Except for obsolete or unnecessary Equipment, the Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof. Exculpation of Liability.
     Neither Agent nor any Lender shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except for willful misconduct or gross negligence. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, shall assume any of Borrower's obligations under any contract or agreement assigned to Agent, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.
Environmental  Matters.
     (a) Borrower and the other Obligors shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.
     (b) Borrower and the other Obligors shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.
     (c) Borrower and the other Obligors shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower and the other Obligors shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower and the other Obligors in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.
     (d) In the event Borrower and/or the other Obligors obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's or any other Obligors' interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower and/or the other Obligors shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower and/or the other Obligors is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property (if any) and is not intended to create nor shall it create any obligation upon Agent or any Lenders with respect thereto.
     (e) Borrower and the other Obligors shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower and/or any other Obligor to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and/or any other Obligor and the Authority regarding such claims to Agent until the claim is settled. Borrower and the other Obligors shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower and/or any other Obligor is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property, the Collateral and the Guarantor Collateral.
     (f) Borrower and the other Obligors shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral, Guarantor Collateral or Real Property to any Lien. If Borrower or any other Obligor shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower or any other Obligor shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral and/or Guarantor Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lenders, Borrower and Guarantor.
     (g) Promptly upon the written request of Agent from time to time, based on the Agent's reasonable determination that such an assessment is reasonable, Borrower and the other Obligors shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

     (h) Borrower and the other Obligors shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any violation of Environmental Laws related to the Real Property, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's and the other Obligors' obligations under this
Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's and the other Obligors' obligation and the indemnifications hereunder shall survive the termination of this Agreement.
     (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's and the other Obligor's right, title and interest in and to its owned and leased premises. Financing Statements.
     Except with respect to the financing statements filed by Agent and the financing statements described on Schedule 4.20, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

                         REPRESENTATIONS AND WARRANTIES.
                         ------------------------------
Borrower, and the other Obligors, where applicable, represent and warrant as follows:
Authority.
     Borrower and the other Obligors each has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all their respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's and the other Obligors' respective corporate or other powers, have been duly authorized, are not in contravention of law or the terms of Borrower's and the other Obligors' respective by-laws, certificate of incorporation or other applicable documents relating to Borrower's and the other Obligors' respective incorporation or to the conduct of Borrower's or the other Obligors' business or of any material agreement or undertaking to which Borrower or another Obligor is a party or by which Borrower or any other Obligor is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower or any other Obligor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or any other Obligor or its respective property is a party or by which it may be bound.
Incorporation  and  Qualification.
     (a) Borrower and each other Obligor have each been duly incorporated as a corporation or duly formed, if not a corporation, and is in good standing under the laws of the state or country listed on Schedule 5.2(a) and each is qualified to do business and is in good standing in the states or country listed on Schedule 5.2(a) which constitute all states or countries in which qualification and good standing are necessary for Borrower and such other Obligors to conduct their respective business and own their respective property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower and each other Obligor have each delivered to Agent true and complete copies of its certificate of incorporation and by-laws or other equivalent applicable documents and will promptly notify Agent of any amendment or changes thereto.
     (b)     Except  as  set  forth  on  Schedule  5.2(b),  Borrower  has  no
Subsidiaries.
     (c) Schedule 5.2(c) sets forth all Real Property owned or occupied by Borrower and Guarantor. Survival of Representations and Warranties.
     All representations and warranties of Borrower and the other Obligors contained in this Agreement and the Other Documents shall be true at the time of Borrower's and Guarantor's, as the case maybe, execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein  or  related  thereto.
Tax  Returns.
     Borrower's and Guarantor's federal tax identification number is set forth on Schedule 5.4. Borrower and the other Obligors have filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of Borrower and the other Obligors have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 1991. The provision for taxes on the books of Borrower and of Guarantor are adequate for all years not closed by applicable statutes of limitation, and for its current fiscal year, and Borrower and Guarantor have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its respective books. Financial Statements.
     (a) The projected financial statements furnished to Agent and each Lender reflect the consummation of the transactions contemplated by the Acquisition Agreements and under this Agreement (the "Transactions") and fairly reflect the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and have been prepared in good faith by the Borrower.
     (b)     The  projected  financial  statements  of the Borrower described in
Section 5.5(a) (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.
Corporate  Name.
     Neither Borrower nor Guarantor have been known by any other corporate name in the past five years and do not sell Inventory under any other name except as set forth on Schedule 5.6, nor, except as set forth on Schedule 5.6, has Borrower or Guarantor been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.
O.S.H.A.,  Environmental  and  Other  Compliance.
     (a) To the best of their knowledge, Borrower and the other Obligors have duly complied with, and their facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with all applicable laws including, without limitation, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; to the best of their knowledge, there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or the other Obligors or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.
     (b) Borrower the other Obligors have been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.
     (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower or any other Obligor; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower or any other Obligor; (iii) neither the Real Property nor any premises leased by Borrower or any other Obligor has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower or any other Obligor, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or any other Obligor or of its tenants. Solvency; No Litigation, Violation, Indebtedness or Default.
     (a) After giving effect to the Transactions, Borrower and Guarantor will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their respective assets, calculated on a going concern basis, is in excess of the amount of their respective liabilities taking into account all rights of subrogation and contribution and (ii) subsequent to the Closing Date, the fair saleable value of their respective assets (calculated on a going concern basis) will be in excess of the amount of their respective liabilities taking into account  all  rights  of  subrogation  and  contribution.
     (b) Except as disclosed in Schedule 5.8(b), neither Borrower nor any other Obligor has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on Borrower or such other Obligor, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.
     (c) Neither Borrower nor any other Obligor is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower or such other Obligor, nor is Borrower or any other Obligor in violation of any order of any court, governmental authority or arbitration board or tribunal.
     (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither
Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in
Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR 2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980. Patents, Trademarks, Copyrights and Licenses.
     All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower or Guarantor are set forth on Schedule 5.9, are valid and have, where required, been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and neither Borrower nor Guarantor is aware of any grounds for any challenge, except as set forth in
Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower or Guarantor and all trade secrets used by Borrower consist of original material or property developed by Borrower or Guarantor or was lawfully acquired by Borrower or Guarantor from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to proprietary software used by Borrower and Guarantor, Borrower and Guarantor are in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto. Licenses and Permits.
     Except as set forth in Schedule 5.10, Borrower and the other Obligors (a) are in compliance with and (b) have procured and are now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of their business in each jurisdiction wherein each is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.
Default  of  Indebtedness.
     Borrower and the other Obligors are not in default in the payment of the principal of or interest on any Indebtedness in excess of $25,000 or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder. No Default.
     Borrower and the other Obligors are not in default in the payment or performance of any of their material contractual obligations and no default has occurred under the provisions of any such obligation.
No  Burdensome  Restrictions.
     Neither Borrower nor any other Obligor is a party to any contract or agreement the performance of which could have a Material Adverse Effect. Neither Borrower nor any other Obligor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
No  Labor  Disputes.
     Neither Borrower nor any other Obligor is involved in any labor dispute; there are no strikes or walkouts or union organization of Borrower's or of such other Obligor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.
Margin  Regulations.
     Neither Borrower nor any other Obligor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.
Investment  Company  Act.
     Neither Borrower nor any other Obligor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
Disclosure.
     No representation or warranty made by Borrower or any other Obligor in this Agreement, any Other Document or in the Acquisition Agreements, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or any other Obligor or which reasonably should be known to Borrower which Borrower or any other Obligor has not disclosed to Agent and Lenders in writing with respect to the transactions contemplated by the Acquisition Agreements, or this Agreement which could reasonably be expected to have a Material Adverse Effect. Delivery of Acquisition Agreements.
     Agent has received complete copies of the Acquisition Agreements (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.
 [INTENTIONALLY  OMITTED.]
Conflicting  Agreements.
     No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or on Guarantor or affecting the Collateral or the Guarantor Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents. Application of Certain Laws and Regulations.
     Neither Borrower, Guarantor nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.
Liens  and  Encumbrances.
     Each of Borrower and the other Obligors has good and marketable title to all of their respective assets and owns same free and clear of all Liens except Permitted Encumbrances.

                             AFFIRMATIVE COVENANTS.
                             ---------------------
Borrower shall, and shall cause Guarantor and the other Obligors to, until payment in full of the Obligations and termination of this Agreement:
Payment  of  Fees.
     Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.
Conduct  of  Business  and  Maintenance  of  Existence  and  Assets.
     (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.
Violations.
     Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Official Body, or of any agency thereof, applicable to Borrower or any other Obligor which could reasonably be expected to have a Material Adverse Effect on Borrower or such other Obligor. Government Receivables.

     When requested by Agent to do so, take all steps necessary to protect Agent's and Lenders' interest in the Collateral and the Guarantor Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower (or accounts receivable arising out of contracts between Guarantor) and the United States, any state or any department, agency or instrumentality of any of them.
Minimum  Fixed  Charge  Coverage.
     Maintain at all times on a consolidated basis, a ratio of Fixed Charge Coverage of greater than 1.50 to 1, measured quarterly on a rolling trailing four quarter basis beginning with the fiscal quarter ending December 31, 2000. Minimum Tangible Net Worth.
     Cause or permit the Tangible Net Worth at fiscal year end March 31, 2001 to be not less than $2,000,000; at fiscal year end March 31, 2002 to be not less than $9,000,000; and at each fiscal year end thereafter to be not less than $15,000,000.
Maximum  Leverage  Ratio.
     Cause or permit the Maximum Leverage Ratio to be: not greater than the ratio of 2.75 to 1.00 during fiscal year ending March 31, 2001; not greater than
2.50 to 1.00 during fiscal year ending March 31, 2002; and not greater than 2:00 to 1.00 at any times thereafter. The Leverage Ratio will be measured quarterly on a rolling trailing four quarter basis beginning with the fiscal quarter ending December 31, 2000.
Execution  of  Supplemental  Instruments.
     Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral or the Guarantor Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.
Payment  of  Indebtedness;  Taxes.
     Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including but not limited to federal, state and local taxes except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower or Guarantor shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Agent and/or Lenders.
Standards  of  Financial  Statements.
     Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).
Exercise  of  Rights.
     Enforce all of its rights under the Acquisition Agreements including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.
Interest  Rate  Protection.
     Obtain Interest Rate Protection as to not less than 50% of the Term Loan's interest expense on terms and conditions reasonably acceptable to Agent and

Borrower and maintain such Interest Rate Protection for at least three (3) years from the Closing Date.
No  Losses.
     Not cause or permit there to occur net losses in any two (2) fiscal quarters during any twelve (12) month period, measured quarterly. Maintain of Accounts.
     Maintain Borrower's primary depository and cash management accounts with Agent. Any payments due under the Revolving Loan, Term Loan or any other credit facility hereunder may be made by a debit against any such account.
Post-Closing  Financials  of  Seller.
     Deliver (i) within forty-five (45) days of the Closing Date, the post-closing audited balance sheet (as described in the Acquisition Agreements) of the division of the Seller purchased by Borrower (or MSUK) pursuant to the Acquisition Agreements, and (ii) within sixty (60) days of the Closing Date, audited (defined in the Acquisition Agreements as the SEC Financial Statements) financial statements for the prior two (2) years of the division of the Seller purchased by Borrower (or MSUK) pursuant to the Acquisition Agreements, which in both cases shall confirm in all material respects the information previously provided to the Lenders by Borrower.
Post-Closing  Pledge  Agreement  and  Opinion.
Deliver within thirty (30) days of the Closing Date an opinion letter of Hong Kong counsel (at Borrower's expense) addressed to the Agent in form and substance reasonably satisfactory to Agent which confirms that the pledge of Measurement Limited stock by Borrower and the Measurement Limited Stock Pledge Agreement is enforceable against Measurement Limited and each represents an effective pledge of the Subsidiary Stock. In the event modifications or a replacement of either Stock Pledge Agreement is deemed advisable by such Hong Kong counsel, Borrower shall or shall cause Measurement Limited to enter into any such modification to or replacement of such Stock Pledge Agreement.
The  MSUK  Credit  Facility
Borrower and the Lenders shall negotiate in good faith so that within sixty (60) days of the Closing Date there shall be established a credit facility denominated in Pounds Sterling (the "MSUK Facility") which will be available to serve the working capital needs of MSUK and enable MSUK to repay the MSUK Loan (which amount will then be repaid by Borrower to Agent as a permanent reduction of the Revolving Advances or the Term Loan, as applicable). The MSUK Facility shall be fully secured by all assets of MSUK and the Borrower and Sensors shall guaranty same as the Agent may require. In connection with the MSUK Facility, the Agent, the Lenders, the Borrower and the other Obligors shall execute such loan documents, notes, security agreements, amendments to this Agreement and any other documents as may be deemed reasonably necessary by the Agent and its counsel and there shall be delivered such authorizing corporate resolutions and opinions of counsel (including an opinion of counsel admitted to practice in the United Kingdom) as the Agent reasonably requires. In the event such MSUK Facility is not in place within the time frame required hereunder, Borrower shall cause MSUK to secure the MSUK Note with a security interest upon all of MSUK's assets and Borrower shall assign all of its rights under the security documentation from MSUK to the Agent for the ratable benefit of the Lenders. In connection with such securing of the MSUK Note, there shall be provided to the Agent such authorizing resolutions and opinions of counsel (including an opinion of counsel admitted to practice in the United Kingdom) as the Agent reasonably requires. All costs and expenses (including the fees and expenses of any domestic or foreign counsel to the Agent) for any of the transactions described in this Section 6.17 shall be paid by Borrower.

                               NEGATIVE COVENANTS.
                               ------------------
Borrower shall not and shall cause Guarantor and other Obligor not to, until satisfaction in full of the Obligations and termination of this Agreement:
Merger,  Consolidation,  Acquisition  and  Sale  of  Assets.
     (a) Except as permitted by Section 7.12(c), enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.
     (b) Sell, lease, transfer or otherwise dispose of any Collateral (except as permitted hereunder) or, in the case of Sensors, Guarantor Collateral (except as permitted under the Guarantor Security Agreement), or in the case of the other Obligors, any of their properties or assets, except in the ordinary course of their business.
Creation  of  Liens.
     Create or suffer to exist any Lien upon or against any of its property or assets or the properties or assets of any other Obligor, whether now owned or hereafter acquired, except Permitted Encumbrances.
Guarantees.
     Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Agent and/or Lenders) except (i) the endorsement of checks in the ordinary course of business (ii) any guaranty by Borrower of Sensors' obligations under its lease, (iii) the guaranty by Borrower of MSUK's lease with Slough Trading Estate Limited, (iv) the Guaranty, and (v) Borrower's guaranty of MSUK's obligations under its Acquisition Agreement.
Investments.
     Except as permitted pursuant to Section 7.12(c), purchase or acquire obligations or stock of, or any other interest in, any Person including, without limitation, capital contributions to Guarantor, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) (i) checking accounts or
(ii) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; or (e) the MSUK Loan.
Loans.
     Except as permitted pursuant to Section 7.12(c), make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate.
[Intentionally  Omitted.]
Dividends.
     Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock or split-ups or reclassifications of its stock or membership interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower or of Guarantor or any other Obligor.
Indebtedness.

Create, incur, assume or suffer to exist Indebtedness except (i) Indebtedness to Lenders; (ii) trade debt (except that trade debt of MSUK shall at no time exceed 1,000,000 Pounds Sterling); (iii) Indebtedness assumed in connection with an Acquisition permitted by Section 7.12(c); (iv) the MSUK Loan; and (v) other Indebtedness in an amount not to exceed $250,000.
Nature  of  Business.
     Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.
Transactions  with  Affiliates.
     Except for transactions between the Borrower and its Subsidiaries, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate of Borrower or of any other Obligor.
Leases.
     Enter as lessee into any lease arrangement not currently existing for real or personal property (unless capitalized leases) if after giving effect thereto (including subtracting any lease payments it is no longer obligated to pay because such lease is being replaced by the new lease), aggregate annual rental payments for all additional leased property would exceed $500,000 in any one fiscal year.
Subsidiaries/Acquisitions.
--------------------------
     (a) Form or acquire any Subsidiary unless (i) such Subsidiary (which is a domestic Subsidiary) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrower hereunder, under the Notes, and under any other agreement between Borrower and Agent and/or any Lender, (ii) the stock of such newly formed or acquired Subsidiary (100% of a domestic Subsidiary and 65% of a foreign Subsidiary) is pledged to the Agent and (iii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.
     (b)     Enter  into  any partnership, joint venture or similar arrangement.
     (c) Permit investment in or cash due to Borrower from all of Borrower's foreign and domestic subsidiaries in an amount at any time outstanding aggregating in excess of $10,000,000 (including the MSUK Loan) during any fiscal year of Borrower outstanding at any time, to be determined quarterly.
     (d) Notwithstanding the foregoing and subject to Section 7.12(a) hereof, this Section 7.12 shall not prohibit any Acquisition if (i) such Acquisition, if the Acquired Entity is a publicly held corporation, shall have been approved by the Board of Directors of the Acquired Entity, (ii) after giving effect to such Acquisition, Borrower and/or its Subsidiaries own in excess of 50% of the Acquired Entity; (iii) Borrower has delivered to the Agent, not less than ten
(10) Business Days prior to such Acquisition, a reasonably detailed description of such Acquisition (including, without limitation, the business, assets or Person, the Purchase Price thereof and the method and structure of payment thereof); (iv) the Acquired Entity is engaged in a line of business (A) similar to the business of Borrower or (B) otherwise acceptable to the Required Lenders;
(v) Borrower has provided the Agent with pro forma financial statements prior to such acquisition demonstrating compliance with Sections 6.5, 6.6, 6.7, 6.13, 7.2 and 7.8 and a certificate of the chief financial officer of the Borrower certifying compliance such provisions in each case after giving effect thereto,
(vi) no Default or Event of Default shall have occurred and be  continuing;  and
(vii) the total Purchase Price for the Acquisition and any other Acquisitions during the immediately preceding twelve month period is not in excess of $10,000,000 in the aggregate and the aggregate Purchase Price for all Acquisitions (including the proposed Acquisition) during the Term does not exceed $20,000,000.
Fiscal  Year  and  Accounting  Changes.
     Change its fiscal year from March 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.
Pledge  of  Credit.
     Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement. Amendment of Certificate of Incorporation , By-Laws.
     Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws unless required by law.
Compliance  with  ERISA.
     (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower, Guarantor or any member of the Controlled Group or the imposition of a lien on the property of Borrower, Guarantor or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii)  fail promptly to notify Agent of the occurrence of any Termination Event,
(viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.
Prepayment  of  Indebtedness.
     At any time, directly or indirectly, prepay any Indebtedness of Borrower to an Affiliate or Subsidiary, or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower to an Affiliate or Subsidiary.
Other  Agreements.
     Enter into any material amendment, waiver or modification of the Acquisition Agreements or any related agreements.

                              CONDITIONS PRECEDENT.
                              --------------------
Conditions  to  Initial  Advances.
     The agreement of Agent and Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

NOTES.
------
     Agent shall have received the Notes duly executed and delivered by an authorized officer of Borrower;

FILINGS,  REGISTRATIONS  AND  RECORDINGS.
-----------------------------------------
     Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral and the Guarantor Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

CORPORATE  PROCEEDINGS  OF  BORROWER  AND  GUARANTOR.
-----------------------------------------------------
     Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors and of Borrower and of Guarantor (and as to Guarantor, the consent of Borrower as their sole shareholder) authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Other Loan Documents and the Acquisition Agreements (collectively the "Documents") and (ii) the granting by Borrower or by Guarantor, as the case may be, of the security interests in and liens upon the Collateral or the Guarantor Collateral certified by the Secretary or an Assistant Secretary or other authorized representative of Borrower or Guarantor, as the case may be, as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

INCUMBENCY  CERTIFICATES  OF  BORROWER  AND  GUARANTOR.
-------------------------------------------------------
     Agent shall have received a certificate of the Secretary or an Assistant Secretary or other authorized representative of Borrower and of Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of Borrower or of Guarantor, as the case maybe, executing this Agreement, the Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary or other authorized representative of the Borrower or of the Guarantor, as the case may be;

CERTIFICATES.
-------------
     Agent shall have received a copy of the Certificates of Incorporation of Borrower and Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of formation together with copies of the By-Laws of Borrower and of Guarantor certified as accurate and complete by the Secretary or other authorized representative of Borrower or of Guarantor, as the case may be;

GOOD  STANDING  CERTIFICATES.
-----------------------------
     Agent shall have received good standing certificates for Borrower and for Guarantor dated not more than 10 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's or of Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's or of Guarantor's business activities or the ownership of its properties necessitates qualification;

LEGAL  OPINIONS.
----------------
     Agent shall have received the executed legal opinions of John D. Arnold, Esq., and McCarter & English LLP, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and the Documents, as Agent reasonably requires and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

NO  LITIGATION.
---------------
     No litigation, investigation or proceeding before or by any arbitrator or Official Body shall be continuing or threatened against Borrower or Guarantor, or against the members, officers or directors of Borrower, Guarantor and any other Obligor or against the Seller or its officers and directors (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent have a Material Adverse Effect; and no injunction, writ, restraining order or other order of any nature materially adverse to Borrower, Guarantor and any other Obligor or Seller or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Official Body;

FINANCIAL  CONDITION  CERTIFICATES.
-----------------------------------
     Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i).

[INTENTIONALLY  OMITTED.]
-------------------------

FEES.
-----
     Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

[INTENTIONALLY  OMITTED.]
-------------------------
ACQUISITION  DOCUMENTS.
-----------------------
     Agent shall have received final executed copies of the Acquisition Agreements and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation shall be consummated prior to the making of the initial Advance.

[INTENTIONALLY  OMITTED]
------------------------
INSURANCE.
----------
     Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrower's and Guarantor's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's and Guarantor's liability insurance policies, together with endorsements naming Agent as a co-insured;

STOCK  PLEDGE  AGREEMENT,  OTHER  DOCUMENTS.
--------------------------------------------
     Agent shall have received the duly executed Stock Pledge Agreement, Assignment of Patents and all Other Documents, each in form and substance satisfactory to Lenders;

ENVIRONMENTAL  REPORTS.
-----------------------
     Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Borrower or Guarantor;

PAYMENT  INSTRUCTIONS.
----------------------
     Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

[INTENTIONALLY  OMITTED.]
-------------------------
CONSENTS.
---------
     Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral and the Guarantor Collateral, as Agent and its counsel shall deem necessary;

NO  ADVERSE  MATERIAL  CHANGE.
------------------------------
     (i) since March 31, 2000, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

LEASEHOLD  AGREEMENTS.
----------------------
     Except as to the Real Property occupied by Sensors and Borrower's Real Property located in Norristown, Pennsylvania, Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower or by Guarantor at which Inventory is located;

CONTRACT  REVIEW.
-----------------
     Agent shall have reviewed all material contracts of Borrower and Guarantor;

CLOSING  CERTIFICATE.
---------------------
     Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrower and of Guarantor dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower and Guarantor are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) Borrower and Guarantor is on such date in compliance with all applicable laws, statutes, rules and regulations of any applicable Official Body, and (iv) on such date no Default or Event of Default has occurred or is continuing;

BORROWING  BASE.
----------------
     Agent shall have received evidence from Borrower and Sensors that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower;

GUARANTY,  GUARANTOR  SECURITY  AGREEMENT.
------------------------------------------
     Agent shall have received the Guaranty and the Guarantor Security Agreement, duly executed by an authorized officer of Guarantor.

OTHER.
------
     All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.
Conditions  to  Each  Advance.
The agreement of Agent and Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

REPRESENTATIONS  AND  WARRANTIES.
---------------------------------
     Each of the representations and warranties made by Borrower and by Guarantor in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects on and as of such date as if made on and as of such date;

NO  DEFAULT.
------------
     No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Agreements; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

MAXIMUM  ADVANCES.
------------------
     In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof. Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

                    INFORMATION AS TO BORROWER AND GUARANTOR.
                    ----------------------------------------
Borrower shall and shall cause Guarantor and MSUK to, until satisfaction in full of the Obligations and the termination of this Agreement:
Disclosure  of  Material  Matters.
     Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral or Guarantor Collateral, including, without limitation, Borrower's or Guarantor's reclamation or repossession of, or the return to Borrower or to Guarantor of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.
Schedules.
     Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings, (b) accounts payable schedules, (c) Inventory reports and (d) a Borrowing Base Certificate, all in form and substance satisfactory to Agent. In addition, Borrower, Guarantor and MSUK will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral, Guarantor Collateral or Receivables as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower, Guarantor or MSUK, as the case may be and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral and the Guarantor Collateral and reviewing the Receivables, and Borrower's, Guarantor's or MSUK's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral or Guarantor Collateral.
Environmental  Reports.
     Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President or Manager of Borrower stating, to the best of his knowledge, that Borrower and the other Obligors are in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower or another Obligor is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower or such other Obligor will implement in order to achieve full compliance. Litigation.
     Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting Borrower or any other Obligor, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect. Material Occurrences.
     Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower or Guarantor to a tax imposed by Section 4971 of the Code; (d) each and every default by Borrower or Guarantor which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (e) notice of any default under any of the leases or occupancy agreements as to any Real Property; and (f) any other development in the business or affairs of Borrower or any other Obligor which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower or another Obligor, as the case may be, proposes to take with respect thereto.
Government  Receivables.
     Notify Agent immediately if any of its Receivables arise out of contracts between Borrower (or Guarantor) and the United States, any state, or any department, agency or instrumentality of any of them.
Annual  Financial  Statements.
     Furnish Agent and each Lender within ninety (90) days after the end of each fiscal year of Borrower on a consolidated and consolidating basis, audited financial statements of Borrower including, but not limited to, statements of income and stockholders' or members' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants") together with the Borrower's annual 10k audit and internally prepared annual consolidating and consolidating statements. The report of the Accountants may not be audited as to the consolidating results and shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or

Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 6.13, 7.6 and 7.11 hereof. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.13, 7.6 and 7.11 hereof. Monthly and Quarterly Financial Statements.
     Furnish Agent and each Lender on a consolidated basis within 60 days after the end of each fiscal quarter, an unaudited consolidated balance sheet of Borrower and unaudited statements of income and stockholders' or members' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, and internally prepared quarterly consolidating statements for each of the three quarters of June, September and December and fiscal year end March, together with Borrower's quarterly 10-Q report. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.13, 7.6 and 7.11 hereof.
Other  Reports.
     Furnish Agent and each Lender on a consolidated basis as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower or Guarantor shall send to its stockholders. Furnish Agent and each Lender within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating financial projections of the Borrower's operations on a quarterly basis for each fiscal year, all in reasonable detail and in such form as the Agent may require and prepared by the Borrower's Chief Financial Officer.
Additional  Information.
     Furnish Agent and each Lender with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement, the Notes and Other Documents have been complied with by Borrower and the other Obligors including, without limitation and without the necessity of any request by Agent,
(a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's or Guarantor's opening of any new office or place of business or Borrower's or Guarantor's closing of any existing office or place of business, and (c) promptly upon Borrower's or any other Obligor's learning thereof, notice of any labor dispute to which Borrower or such other Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower or any other Obligor is a party or by which Borrower or any other Obligor is bound.
Notice  of  Suits,  Adverse  Events.

     Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower or to another Obligor by any Official Body or any other Person that is material to the operation of Borrower's or such other Obligor's business, (ii) any refusal by any Official Body or any other Person to renew or extend any such Consent; (iii) copies of any periodic or special reports filed by Borrower or another Obligor with any Official Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or such other Obligor, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Official Body or Person which specifically relate to Borrower or to another Obligor.
ERISA  Notices  and  Requests.
     Furnish Agent with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter;
(vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.
Additional  Documents.
     Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement and the Other Documents.

                               EVENTS OF DEFAULT.
                               -----------------
The occurrence of any one or more of the following events shall constitute an "Event of Default":
10.1. Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document; or
10.2. Any representation or warranty made or deemed made by Borrower or by any other Obligor in this Agreement or any Other Document or related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made; or
10.3. Failure by Borrower or any other Obligor to (i) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (ii) permit the inspection of its books or records; or
10.4. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's or any other Obligor's property which is not stayed or lifted within forty (40) days; or
10.5. Except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of Borrower or of any other Obligor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between Borrower or any other Obligor, on the one hand, and Agent or any Lender, on the other hand, except for a failure or neglect of Borrower or of any other Obligor to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.3, 6.4 or 9.6 hereof which is cured within 30 days from the occurrence of such failure or neglect; or
10.6. Any judgment or judgments are rendered or judgment liens filed against Borrower and/or any other Obligor for an aggregate amount in excess of $250,000 unless such are contested in good faith, Borrower and/or Guarantor has established adequate reserves in the judgment of the Agent and which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record; or
10.7. Borrower or any other Obligor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal or foreign bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; or
10.8. Borrower or any other Obligor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business; or
10.9. Any Affiliate or any Subsidiary of Borrower, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal or foreign bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; or
10.10. Any change in Borrower's or in any other Obligor's condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect; or
10.11. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; or
10.12. A default of any obligations of Borrower or any other Obligor under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;
10.13.     Any  Change  of  Control  shall  occur;  or
10.14. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on Borrower or Guarantor, or Borrower or Guarantor shall so claim in writing to Agent; or
10.15. any Official Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower or any other Obligor, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's or of any other Obligor's business and the staff of such Official Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent and any such revocation, termination or other action would reasonably be expected to have a Material Adverse Effect; or
10.16. any agreement which is necessary or material to the operation of Borrower's or of any other Obligor's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect; or
10.17. Any portion of the Collateral or Guarantor Collateral shall be seized or taken by a Official Body, or Borrower or Guarantor or the title and rights of Borrower or Guarantor shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents; or
10.18. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or
10.19. Termination of the Guaranty, or if Guarantor attempts to terminate, challenges the validity of, or its liability under the Guaranty.

                   LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.
                   ------------------------------------------
Rights  and  Remedies.
     Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and the obligation of Agent and Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and the Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Agent and Lenders to make Advances and (iii) a filing of a petition against Borrower or Guarantor in any involuntary case under any state or federal bankruptcy laws, the obligation of Agent and Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower or Guarantor. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral or any Guarantor Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral or Guarantor Collateral with or without judicial process. Agent may enter any of Borrower's and Guarantor's premises or other premises without legal process and without incurring liability to Borrower or Guarantor therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral or Guarantor Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower and the Guarantor to make the Collateral or Guarantor Collateral available to Agent at a convenient place. With or without having the Collateral or Guarantor Collateral at the time or place of sale, Agent may sell the Collateral or Guarantor Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral or Guarantor Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower and the Guarantor reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower and Guarantor at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent may bid for and become the purchaser, and Agent or any other purchaser at any such sale thereafter shall hold the Collateral and the Guarantee Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower or Guarantor, as the case may be. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's and Guarantor's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral and any Guarantor Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and each Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral and Guarantor Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.
Agent's  Discretion.
     Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or any Lender's rights hereunder.
Setoff.

     In addition to any other rights which Agent and Lenders may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and Lenders shall have a right to apply Borrower's or Guarantor's property held by Agent and such Lender to reduce the Obligations.
Rights  and  Remedies  not  Exclusive.
     The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

                        WAIVERS AND JUDICIAL PROCEEDINGS.
                        --------------------------------
Waiver  of  Notice.
     Borrower and Guarantor each hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral or Guarantor Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
Delay.
     No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.
Jury  Waiver.
     EACH  PARTY  TO THIS AGREEMENT AND THE GUARANTOR HEREBY EXPRESSLY WAIVE ANY
RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO AND THE GUARANTOR OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                                   THE AGENT.
                                   ---------
Appointment.
     Each Lender hereby irrevocably designates, appoints and authorizes First Union National Bank to act as Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. First Union National Bank agrees to act as the Agent on behalf of the Lenders to the extent provided in this Agreement.
Delegation  of  Duties.
     The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 13.5 and 13.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.
Nature  of  Duties;  Independent  Credit  Investigation.
     The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower and of the Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower or of the Guarantor in connection with this Agreement and the making and continuance of the Advances hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.
Actions  in  Discretion  of  Agent;  Instructions  From  the  Lenders.
     The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any Other Document or applicable law. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section
13.6. Subject to the provisions of Section 13.6, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Agent.
Reimbursement  and  Indemnification  of  Agent  by  the  Borrower.
     The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the Other

Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof or the Other Documents, (iii) in connection with the enforcement of this Agreement or any Other Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any Other Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any Other Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Borrower's books, records and business properties. Exculpatory Provisions; Limitation of Liability.
     Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Other Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any Other Documents or for any recital, representation, lien warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any Other Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or of Guarantor, or the financial condition of the Borrower or of the Guarantor, or the existence or possible existence of any Event of Default. No claim may be made by any Borrower, the Guarantor, any Lender, the Agent or any of their respective Subsidiaries against the Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to this Agreement or any Other Document or the transactions contemplated hereby or any act, omission or event occurring in connection herewith or therewith, including the negotiation, documentation, administration or collection of the Advances, and the Borrower (for itself and on behalf of the Guarantor and each of its Subsidiaries), the Agent and each

Lender hereby or thereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or given to the Agent for the account of or with copies for the Lenders, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or of the Guarantor which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.
Reimbursement  and  Indemnification  of  Agent  by  Lenders.
     Each Lender agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Borrower's books, records and business properties.
Reliance  by  Agent.
     The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
Notice  of  Default.
     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."
Notices.

     The Agent shall send to each Lender a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the Other Documents promptly after receipt thereof. The Agent shall promptly notify the Borrower and the other Lenders of each change in the Prime Rate and the effective date thereof but failure to do so shall not effect any change in the interest rates herein.
Lenders  in  Their  Individual  Capacities.
     With respect to its Revolving Credit Commitment, the Revolving Advances, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Lender hereunder or under any of the Other Documents, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union National Bank and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Borrower (including information that may be subject to confidentiality obligations in favor of the Borrower) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
Holders  of  Notes.
     The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.
Equalization  of  Lenders.
     The Lenders and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 2.22 or in Article III. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Advances in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

Successor  Agent.
     The Agent (i) may resign as Agent or (ii) shall resign if such resignation for cause is requested by the Required Lenders (if the Agent is a Lender, the Agent's Advances and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation), in either case of (i) or
(ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Lenders of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article XIII shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.
Availability  of  Funds.
     The Agent may assume that each Lender has made or will make the proceeds of an Advance available to the Agent unless the Agent shall have been notified by such Lender on or before the later of (1) the close of business on the Business Day preceding the date of Borrowing with respect to such Advance or two (2) hours before the time on which the Agent actually funds the proceeds of such Advance to the Borrower (whether using its own funds pursuant to this Section
13.15 or using proceeds deposited with the Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Advance with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Rate during the first three (3) days after such interest shall begin to accrue and
(ii) the applicable interest rate in respect of such Advance after the end of such three-day period.
Calculations.
     In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Advances, fees or any other amounts due to the Lenders under this Agreement or any Other Document. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Rate.

Beneficiaries.
     Except as expressly provided herein, the provisions of this Article XIII are solely for the benefit of the Agent and the Lenders, and the Borrower and Guarantor shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or Guarantor.

                         EFFECTIVE DATE AND TERMINATION.
                         ------------------------------
Term.
     This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, the other Obligors, Agent and Lenders, shall become effective on the date hereof and shall continue in full force and effect until August 7, 2006 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon payment in full of the Obligations and termination of all Commitments.
Termination.
     The termination of the Agreement shall not affect Borrower's, any other Obligor's, any of Lender's or Agent's rights or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and/or Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower and Guarantor have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and/or Lenders with an indemnification satisfactory to Lenders with respect thereto. Accordingly, Borrower and Guarantor waive any rights which each may have under
Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent and/or Lenders shall not be required to send such termination statements to Borrower or Guarantor, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

                                 MISCELLANEOUS.
                                 --------------
Modifications,  Amendments  or  Waivers.
     With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any Other Document or the rights of the Lenders or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower; provided, that, without the written consent of all the Lenders, no such agreement, waiver or consent may be made which will:

     (a) Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder or extend the Expiration Date;
     (b) Whether or not any Revolving Advance or Term Loan are outstanding, extend the time for payment of principal or interest of any Revolving Advance or Term Loan, the commitment fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advance or reduce the commitment fee or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of any Advance, the commitment fee or any other fee payable to any Lender; or
     (c) increase the Advance Rates above the Advance Rates effective on the Closing Date; or
     (d) Except for sales of assets permitted by Section 7.1(b), release any Collateral or any Guarantor Collateral during any calendar year having an aggregate value in excess of five hundred thousand dollars ($500,000) or release any Guaranty; or consisting of capital stock or other ownership interests of Borrower, Guarantor or its Subsidiary or substantially all of the assets of Borrower, Guarantor or any other security for any of the Borrower's Obligations; or
     (e) Amend Sections 2.15, 13.6, 13.13 or this Section 15.1(e), alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or the issuance of Letters of Credit shall be effective without the written consent of the Agent. No Implied Waivers; Cumulative Remedies; Writing Required.
     No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any Other Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any Other Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
Reimbursement  and  Indemnification  of  Lenders  by  the  Borrower;  Taxes.
     The Borrower agrees unconditionally upon demand to pay or reimburse to each Lender (other than the Agent, as to which the Borrower's Obligations are set forth in Section 13.5) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Lender) except with respect to (a) and (b) below, incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any Other Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any Other Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any Other Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any Other Document, and the Borrower agrees unconditionally to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
Holidays.
     Whenever payment of an Advance to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that (a) all outstanding Revolving Advances shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day, and (b) the Term Loan shall be due on the Business Day preceding the Term Loan Maturity Date if the Term Loan Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Revolving Advance and the Term Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided with respect to Interest Periods under the Eurodollar Rate Loans), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
Funding  by  Branch,  Subsidiary  or  Affiliate.
     (a) Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 15.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Eurodollar Rate Loan at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Sections 2.1(f), 3.6 and 3.8 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Advances or any sources of funding actually used by or available to such Lender.
     (b) Each Lender shall have the right from time to time to make or maintain any Advance by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Advance subject to the last sentence of this
Section 15.5(b). If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Advances hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Advances to the same extent as if such Advances were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Advances hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Sections 2.1(f), 3.6 and 3.8) which would otherwise not be incurred.
Governing  Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against Borrower or another Obligor with respect to any of the Obligations, this Agreement or any Other Document may be brought in any court of competent jurisdiction in the State of New Jersey, United States of America, and, by execution and delivery of this Agreement, Borrower and the other Obligors accept for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower and the other Obligors hereby waive personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower and the other Obligors at its address set forth in Schedule 15.9 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower or any other Obligor in the courts of any other jurisdiction. Borrower and the other Obligors waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower or any other Obligor against Agent or Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any Other Document, shall be brought only in a federal or state court located in the State of New Jersey. Each Letter of Credit and Section
2.14 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.
Entire  Understanding.
     This Agreement and the documents executed concurrently herewith contain the entire understanding among Borrower, Guarantor, the other Obligors, Agent and Lenders and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower, Guarantor, Agent and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower and Guarantor acknowledge that each has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
Successors  and  Assigns;  Participations;  New  Lenders.
     (a) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agent, the Borrower, the Guarantor, the other Obligors and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Advances made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of any Obligor shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender, and (2) any assignment by a Lender to a Person other than an Affiliate of such Lender may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Lender's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit Note or Term Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Lender which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Agent a service fee in the amount of $3,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 11.3 (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Section 15.1) and all of such Lender's obligations under this Agreement or any Other Document shall remain unchanged, and all amounts payable by Borrower and Guarantor hereunder or thereunder shall be determined as if such Lender had not sold such participation.
     (b) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 15.21 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning Borrower or its Subsidiaries and any other information concerning Borrower or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 15.19.

     (c) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the Other Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any Other Document. Notices.
     Any notice, request, demand, direction or other communication (for purposes of this Section 15.9 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing in accordance with this Section 15.9. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under this respective names on Schedule 15.9 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.9. Any Notice shall be effective:
     (a)     In  the  case  of  hand-delivery,  when  delivered;
     (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
     (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephone Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
     (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine' telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine; and
     (e) If given by any other means (including by overnight courier), when actually received. Any Lender giving a Notice to Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.
Survival.
     The obligations of Borrower and/or the other Obligors under Sections 2.2(e), 2.2(f), 2.12, 2.14, 2.20, 3.7, 3.8, 4.19(h), 13.5, 13.6, 13.7 and 15.3
shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.
Severability.
     If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
Injunctive  Relief.
     Borrower and the other Obligors recognize that, in the event Borrower or another Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent or Lender; therefore, Agent or Lender, if Agent or Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
Captions.
     The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
Counterparts;  Telecopied  Signatures.

     This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
Construction.
     The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
Confidentiality;  Sharing  Information.
     (a) Agent, each Lender and each assignee of a Lender shall hold all non-public information obtained by Agent, such Lender, or such assignee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such assignee's customary procedures for handling confidential information of this nature; provided, however, Agent, Lender and each assignee of a Lender may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, to Lender or to any prospective assignee of a Lender or participant in any Advance, and (c) as required or requested by any Official Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, Lender and each assignee of a Lender shall use its best efforts prior to disclosure thereof, to notify the Borrower of the applicable request for disclosure of such non-public information
(A) by a Official Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Official Body) or (B) pursuant to legal process and (ii) in no event shall Lender, any Lender or any assignee of a Lender be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.
     (b) Borrower and the other Obligors acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by Agent and Lenders or by one or more Subsidiaries or Affiliates of Agent and Lenders and Borrower and the other Obligors hereby authorize Agent and Lenders to share any information delivered to Agent and Lenders by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Agent and Lender, it being understood that any such Subsidiary or Affiliate of Agent and Lender receiving such information shall be bound by the provision of this Section 15.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Agreement.
Publicity.
     Borrower hereby authorizes Agent to make appropriate announcements, with prior notice to Borrower, of the financial arrangement entered into between Borrower, Guarantor, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.
Tax  Withholding  Clause.
     Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the Other Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, assignee or participant indicating that such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the Other Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.
Application  of  Payments.
     Agent shall have the continuing and exclusive right to apply or reverse and reapply any payment and any and all proceeds of Collateral and the Guarantor Collateral to any portion of the Obligations. To the extent that Borrower and/or Guarantor makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral or the Guarantor Collateral for Borrower's or for Guarantor's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

IN WITNESS WHEREOF, each of the parties has signed this Agreement as of the day and year first above written.

                         MEASUREMENT  SPECIALTIES,  INC.



                         By:_______________________________
                         Name:  Joseph  R.  Mallon,  Jr.
                         Title:  Chief  Executive  Officer

                         FIRST  UNION  NATIONAL  BANK,
                         as  Agent  and  Lender


                         By:_______________________________
                         Name:     John  Allen
                         Title:     Vice  President

                         THE  CHASE  MANHATTAN  BANK


                         By:_______________________________
                         Name:     Kathleen  Addison
                         Title:     Vice  President

                         SUMMIT  BANK


                         By:_______________________________
                         Name:     Cynthia  Colucci
                         Title:     Vice  President

AGREEING TO BE BOUND BY THE PROVISIONS HEREOF APPLICABLE TO THEM AND MAKING THE REPRESENTATIONS AND WARRANTIES MADE HEREIN BY THEM.

                         IC  SENSORS,  INC.


                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                         Title:     President

                         MEASUREMENT  LIMITED

                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                         Title:     Director

                         JINGLIANG  ELECTRONICS
                              (SHENZHEN)  CO.  LTD.
                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                         Title:     Director

                         MEASUREMENT  SPECIALTIES
                              (ENGLAND)  LIMITED
                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                         Title:     Director